UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SPRINT NEXTEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 8, 2007

We will hold the annual meeting of shareholders of Sprint Nextel Corporation on Tuesday, May 8, 2007 at 10:00 a.m. local time at The Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 (703-709-1234).

The purpose of the annual meeting is to consider and take action on the following:

1. Election of 10 directors for a one-year term ending 2008;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2007;

3. Approval of the 2007 Omnibus Incentive Plan;

4. Vote on one shareholder proposal, if presented at the meeting; and

5. Any other business that properly comes before the meeting.

Shareholders of record as of March 20, 2007 can vote at the annual meeting. This proxy statement, the accompanying proxy card, and the annual report on Form 10-K for the year ended December 31, 2006 are being mailed or otherwise distributed to you on or about April 9, 2007. Please vote before the annual meeting in one of the following ways:

1. Use the toll-free number shown on your proxy card;

2. Visit the website shown on your proxy card to vote via the Internet; or

3. Complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Your vote is very important. Please vote before the meeting using one of the methods above to ensure that your vote will be counted. Your proxy may be revoked at any time before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

By order of the Board of Directors,

Gary D. Forsee
Chairman of the Board of Directors

Reston, Virginia
April 9, 2007

General Information About Proxies and Voting

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by our board of directors of proxies to be voted at our annual meeting, which will be held at The Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 at 10:00 a.m. local time on Tuesday, May 8, 2007. On or about April 9, 2007, we mailed this proxy statement and the enclosed form of proxy to our shareholders entitled to vote at the meeting.

Purpose of the Annual Meeting

At the annual meeting, shareholders will be asked to:

•	elect 10 directors to serve for a term of one year (Item 1 on the proxy card);

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007 (Item 2 on the proxy card);

•	approve the 2007 Omnibus Incentive Plan (Item 3 on the proxy card);

•	vote on a shareholder proposal concerning an advisory vote on the compensation of named executive officers, if presented at the meeting (Item 4 on the proxy card); and

•	take action on any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

Record Date; Shareholders Entitled to Vote

The close of business on March 20, 2007 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2007 annual meeting or any adjournments or postponements of the 2007 annual meeting.

As of the record date, the following shares were outstanding and entitled to vote:

		Votes per
Designation	Outstanding	Share

Series 1 common stock	2,809,560,604	1.0000
Series 2 common stock	79,831,333	0.1000

The relative voting power of our different series of voting stock is set forth in our articles of incorporation.

A complete list of shareholders entitled to vote at the 2007 annual meeting will be available for examination by any shareholder at our headquarters, 2001 Edmund Halley Drive, Reston, Virginia 20191, for purposes pertaining to the 2007 annual meeting, during normal business hours for a period of ten days before the annual meeting, and at the time and place of the annual meeting.

Quorum

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a shareholder fails to provide voting instructions to his or her broker for shares held in “street name.” Under those circumstances, a shareholder’s broker may be authorized to vote for the shareholder on some routine items, but is prohibited from voting on other items. Those items for which a shareholder’s broker cannot vote result in broker “non-votes.”

Votes Required

Required Vote to Elect the Directors (Proposal 1; Item 1 on the Proxy Card)

Each of the 10 nominees for director will be elected as a director if the votes cast for each such nominee exceed the number of votes against that nominee, assuming that there is a quorum represented at the annual meeting.

Required Vote to Ratify the Appointment of our Independent Registered Public Accounting Firm (Proposal 2; Item 2 on the Proxy Card)

The affirmative vote of a majority of votes cast in person or by proxy by holders of our common stock entitled to vote on the matter is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007.

Required Vote to Approve the 2007 Omnibus Incentive Plan (Proposal 3; Item 3 on the Proxy Card)

The affirmative vote of a majority of votes cast in person or by proxy by holders of our common stock entitled to vote on the matter is required to approve the 2007 Omnibus Incentive Plan.

Required Vote to Approve the Shareholder Proposal (Proposal 4; Item 4 on the Proxy Card)

The affirmative vote of a majority of votes cast in person or by proxy by holders of our common stock entitled to vote on the matter is required to approve the shareholder proposal, if presented at the annual meeting.

Treatment of Abstentions, Not Voting and Incomplete Proxies

If a shareholder marks the “Abstain” box, it will have no effect on the vote for Proposal 1, but it will have the same effect as a vote against Proposals 2, 3 and 4. If a shareholder does not return a proxy, it will have no effect on the vote for the proposal. Broker non-votes for non-routine proposals will also have no effect on the vote for the proposal. Except for broker non-votes, if a proxy is returned without indication as to how to vote, the stock represented by that proxy will be considered to be voted in favor of Proposals 1, 2 and 3, and voted against Proposal 4.

Voting of Proxies

Giving a proxy means that you authorize the persons named in the enclosed proxy card to vote your shares at the 2007 annual meeting in the manner directed. You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold our stock in your own name):

•	Telephone voting, by dialing the toll-free number and following the instructions on the proxy card;

•	Via the Internet, by going to the web address www.proxyvote.com and following the instructions on the proxy card; or

•	Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

We request that shareholders vote as soon as possible. When the proxy is properly returned, the shares of stock represented by the proxy will be voted at the 2007 annual meeting in accordance with the instructions contained in the proxy.

Except for broker non-votes, if any proxy is returned without indication as to how to vote, the stock represented by the proxy will be considered to be voted in favor of Proposals 1, 2 and 3, and voted against Proposal 4. Unless a shareholder checks the box on the proxy card to withhold discretionary authority, the proxies may use their discretion to vote on other matters introduced at the 2007 annual meeting.

If a shareholder’s shares are held in “street name” by a broker or other nominee, the shareholder should check the voting form used by that firm to determine whether the shareholder may provide voting instructions to the broker or other nominee by telephone or the Internet.

Every shareholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card, vote via the Internet or by telephone, or provide instructions to your broker or other nominee whether or not you plan to attend the annual meeting in person.

Revocability of Proxies and Changes to a Shareholder’s Vote

A shareholder has the power to revoke his or her proxy or change his or her vote at any time before the proxy is voted at the annual meeting. You can revoke your proxy or change your vote in one of four ways:

•	by sending a signed notice of revocation to our corporate secretary to revoke your proxy;

•	by sending to our corporate secretary a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

•	by logging on to the Internet website specified on the proxy card in the same manner you would to submit your proxy electronically or calling the telephone number specified on the proxy card, and in each case following the instructions on the proxy card to revoke or change your vote; or

•	by attending the annual meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than the beginning of the 2007 annual meeting. Once voting on a particular matter is completed at the annual meeting, you will not be able to revoke your proxy or change your vote as to that matter. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote.

Solicitation of Proxies

This solicitation is made on behalf of our board of directors, and we will pay the cost and expenses of printing and mailing this proxy statement and soliciting and obtaining the proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews or other methods of communication. We have engaged the firm of Georgeson Shareholder Communications, Inc. to assist us in the distribution and solicitation of proxies and will pay Georgeson a fee of $9,000 plus out-of-pocket expenses for its services.

Voting by Our Employees Participating in our Retirement Savings Plan

If you are an employee of Sprint Nextel who has a right to vote shares acquired through your participation in our retirement savings plan, you are entitled to instruct the trustee, Fidelity Management Trust Company, how to vote the shares allocated to your account. Fidelity will vote those shares as you instruct on your proxy card. You will receive voting information that covers any shares held in your retirement savings plan account, as well as any other shares registered in your own name.

If you do not instruct Fidelity how to vote your shares, the retirement savings plan provides for Fidelity to vote those shares in the same proportion as the shares for which it receives instructions from all other participants. To allow sufficient time for Fidelity to vote, your voting instructions must be received by Fidelity by May 3, 2007.

Delivery of Proxy Materials to Households Where Two or More Shareholders Reside

Rules of the Securities and Exchange Commission, or SEC, allow us to deliver a single copy of an annual report and proxy statement to any household where two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits shareholders by reducing the volume of duplicate information they receive at their households. It also benefits us by reducing our printing and mailing costs.

We mailed a single set of proxy materials to each household this year unless the shareholders in these households provided instructions to the contrary in response to a notice previously mailed to them. However, we mailed each shareholder in a single household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this or future annual meetings and you are a registered holder, you may request a duplicate set by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251 or by email at shareholder.relations@sprint.com, or by calling 913-794-1091. If a broker or other nominee holds your shares, you may instruct your broker to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker.

If you share a household address with another shareholder, and you receive duplicate mailings of the proxy materials this year, you may request that your household receive a single set of proxy materials in the future. If you are a registered holder, please contact Sprint Nextel Shareholder Relations. If a broker or other nominee holds your shares, you should follow the instructions on your voting instruction form or contact your broker.

If you hold some shares as a registered holder or through our retirement savings plan, and other shares in the name of a broker or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

Viewing the Proxy Materials On-line

We are able to distribute the annual report and proxy statement to shareholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. To make this election, please follow the instructions after you vote via the Internet.

If you have enrolled for electronic delivery, you will receive an e-mail notice of shareholder meetings. The e-mail will provide links to our annual report and the proxy statement. These documents are in PDF format so you will need Adobe Acrobat® Reader to view these documents on-line. The e-mail will also provide a link to a voting web site and a control number to use to vote via the Internet.

Confidential Voting Policy

Your votes are kept confidential from our directors, officers and employees, except for certain specific and limited exceptions. One exception occurs if you write opinions or comments on your proxy card. In that case, a copy of the proxy card is sent to us.

Attending the Meeting

Shareholders, their guests and persons holding proxies from shareholders may attend the annual meeting. Seating, however, is limited and will be available on a first-come, first-served basis. If you plan to attend the meeting, please bring proof of ownership to the meeting. A brokerage account statement showing that you owned our stock on March 20, 2007 is acceptable proof.

Conference Call

Shareholders may listen live by phone to our annual meeting. The dial-in numbers for the conference call will be posted at www.sprint.com/investors/shareholders/annualmeeting/ before the meeting. Lines are limited and will be available on a first-come, first-served basis.

Security Ownership of Certain Beneficial Owners

The following table provides information about the only known beneficial owners of five percent or more of our voting common stock based on our stock outstanding at March 20, 2007.

		Amount and Nature of	Percent	Percent
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	of Class	of Vote

Common Stock	Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	321,755,260 shares(1)	11.1%	11.4%
	Legg Mason Capital Management, Inc. 100 Light Street Baltimore, Maryland 21202	153,853,149 shares(2)	5.3%	5.5%

(1)	According to a Schedule 13G filed on February 12, 2007 by Capital Research and Management Company, includes 413,070 shares resulting from the assumed conversion of convertible debt. Capital Research and Management Company has sole voting power with respect to 73,296,470 shares and sole dispositive power with respect to all of the shares.

(2)	According to a Schedule 13G filed on February 15, 2007, Legg Mason Capital Management, Inc. has shared voting and shared dispositive power with respect to 144,353,149 shares, and LMM LLC has shared voting and shared dispositive power with respect to 9,500,000 shares.

Security Ownership of Directors and Executive Officers

The following table states the number of shares of our series 1 common stock beneficially owned, as of March 15, 2007, by each current director, current named executive officer and all current directors and executive officers as a group. No individual director or executive officer owned more than 1% of the outstanding shares of our series 1 common stock. As a group, the listed individuals owned less than 1% of our outstanding common stock. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares owned.

		Shares Covered by
		Exercisable Options	Shares
		and RSUs to be	Represented
Name of Beneficial Owner	Shares Owned	Delivered(1)	by RSUs(2)

Keith J. Bane	3,471	25,791	—
Robert R. Bennett	20,000	—	—
Gordon M. Bethune	4,070	4,431	3,766
Frank M. Drendel	92,461	243,328	—
Gary D. Forsee	543,226	2,368,568	1,718,141
James J. Hance, Jr.	25,010	4,431	3,766
V. Janet Hill	9,470	176,904	—
Irvine O. Hockaday, Jr.	75,087	54,026	3,766
Timothy E. Kelly	62,448	582,174	364,988
Richard T. C. LeFave	7,613	355,490	248,337
Linda Koch Lorimer	37,677	43,264	3,766
Paul N. Saleh	403,562	1,814,903	317,412
William H. Swanson	10,895	4,431	3,766
Barry J. West	12,675	1,181,988	—

Directors and Executive Officers as a group (19 persons)	1,438,674	8,096,084	3,425,745

(1)	Represents shares that may be acquired upon the exercise of stock options exercisable, and restricted stock units, or RSUs, to be delivered, on or within 60 days after March 15, 2007 under our equity-based incentive plans.

(2)	Represents unvested RSUs and deferred share grants that will vest more than 60 days after March 15, 2007 and with respect to which we will issue the underlying shares of our common stock after the units and grants vest. There are no voting rights with respect to these RSUs. These amounts do not include any RSUs or deferred share grants covered by footnote 1.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the New York Stock Exchange, or NYSE, initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. These people are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file, and we make these reports available at www.sprint.com/investors/sec.

To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, during 2006 all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our equity securities were met.

Proposal 1. Election of Directors

(Item 1 on Proxy Card)

We have 10 seats on our board. Each of the 10 nominees, if elected, will serve one year until the 2008 annual meeting and until a successor has been elected and qualified. The persons named in the accompanying proxy will vote for the election of the nominees named below unless a shareholder directs otherwise. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees becomes unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

Nominees for Director

Keith J. Bane, age 67. Retired Executive Vice President and President, global strategy and corporate development of Motorola, Inc., a provider of wireless, broadband and automotive communications technologies and embedded electronic products, Schaumberg, Illinois. He served as Executive Vice President and President, global strategy and corporate development of Motorola from May 2000 to March 2003. Mr. Bane served as Executive Vice President and President, Americas region of Motorola from March 1997 until May 2000. Mr. Bane served as a director of Nextel Communications, Inc. from 1995 until its merger with us in August 2005, and he has served as one of our directors since that time.

Robert R. Bennett, age 48. President, Discovery Holding Company, a media-related holding company, Englewood, Colorado. Since March 2005, Mr. Bennett has served as President of Discovery Holding Company. He served as Chief Executive Officer of Liberty Media from April 1997 to August 2005, and President from April 1997 to February 2006. He is a director of Liberty Media and Discovery Holding Company. Mr. Bennett has served as one of our directors since October 2006.

Gordon M. Bethune, age 65. Retired Chairman and Chief Executive Officer of Continental Airlines, Inc., an international commercial airline company, Houston, Texas. He served as Chief Executive Officer of Continental Airlines from 1994 and as Chairman and Chief Executive Officer from 1996 until December 2004. He is a director of Honeywell International Inc., Willis Group Holdings, Limited and Prudential Financial, Inc. Mr. Bethune has served as one of our directors since 2004.

Frank M. Drendel, age 62. Chairman and Chief Executive Officer of CommScope, Inc., a manufacturer of coaxial cable and supplier of high-performance electronics cables, Hickory, North Carolina. Mr. Drendel has served as Chairman and Chief Executive Officer of CommScope since 1976. Mr. Drendel served as a director of Nextel from 1997 until its merger with us in August 2005, and he has served as one of our directors since that time.

Gary D. Forsee, age 56. Chairman, President and Chief Executive Officer of Sprint Nextel, Reston, Virginia. Mr. Forsee has been our Chief Executive Officer and one of our directors since March 2003. He has been our Chairman since December 2006 and also served as our Chairman from May 2003 until August 2005. He served as Vice Chairman — Domestic Operations of BellSouth Corporation from January 2002 to March 2003 and President of BellSouth International from 2000 to 2001, during which time he also was Chairman of Cingular Wireless from 2001 to January 2002. He has declined to stand for re-election to the board of Good Year Tire & Rubber Co. and will continue to serve as a director of Goodyear Tire & Rubber Co. until its annual meeting on April 10, 2007.

James H. Hance, Jr., age 62. Retired Vice Chairman and former member of the Board of Directors of Bank of America Corporation, a financial services holding company, Charlotte, North Carolina. He served as the Vice Chairman of Bank of America Corporation from 1993 until January 2005 and as the Chief Financial Officer of Bank of America Corporation from 1988 until April 2004. Mr. Hance also serves as a Senior Advisor to The Carlyle Group. He is a director of Cousins Properties Incorporated, Duke Energy Corporation and Rayonier Corporation. Mr. Hance has served as one of our directors since February 2005.

V. Janet Hill, age 59. Vice President of Alexander & Associates, Inc., a corporate consulting firm, Washington, D.C. Mrs. Hill has been Vice President of Alexander & Associates, Inc. since 1981. Mrs. Hill also serves as a director of Wendy’s International, Inc. and Dean Foods, Inc. Mrs. Hill served as a director of Nextel from 1999 until its merger with us in August 2005, and she has served as one of our directors since that time.

Irvine O. Hockaday, Jr., age 70. Retired President and Chief Executive Officer of Hallmark Cards, Inc., a manufacturer of greeting cards, Kansas City, Missouri. Mr. Hockaday served as President and Chief Executive Officer of Hallmark Cards, Inc. from 1985 to 2001. He is a director of Aquila, Inc., Crown Media Holdings, Inc., Ford Motor Company and Estee Lauder, Inc., and he will continue to serve as a director of Dow Jones, Inc. until he retires from its board on April 18, 2007. Mr. Hockaday has served as one of our directors since 1997. He is our Lead Independent Director.

Linda Koch Lorimer, age 55. Vice President and Secretary of the University, Yale University, New Haven, Connecticut. Ms. Lorimer has been Vice President and Secretary of Yale University since 1993. She is the Lead Director of McGraw-Hill, Inc., and a trustee of both Yale-New Haven Hospital and Hollins University. Ms. Lorimer has served as one of our directors since 1993.

William H. Swanson, age 58. Chairman and Chief Executive Officer of Raytheon Company, an industry leader in defense and government electronics, space, information technology, technical services, and business and special mission aircraft, Waltham, Massachusetts. Mr. Swanson has served as Chairman of Raytheon since January 2004 and as Chief Executive Officer since July 2003. Mr. Swanson was president of Raytheon from July 2002 until May 2004. Before that, he was executive vice president of Raytheon and president of Raytheon’s Electronic Systems from January 2000 until July 2002. He joined Raytheon in 1972 and has held a number of leadership positions in several Raytheon business units. Mr. Swanson has served as one of our directors since 2004.

Our board of directors recommends that you vote for the election of the 10 nominees for director in this Proposal 1.

Compensation of Directors

The following table provides compensation information for our current directors and former directors who served during 2006. Compensation information for Gary D. Forsee, our Chairman, President and Chief Executive Officer, and Timothy M. Donahue, former Chairman, can be found in the “Executive Compensation” section of this proxy statement.

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
	Fees Earned		Stock	Option	Incentive Plan	Deferred	All Other
	or Paid in Cash		Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)		($)(7)	($)(7)	($)	Earnings	($)(8)	($)

Keith J. Bane	128,000		63,799	—	—	—	4,954	196,753
Robert R. Bennett(2)	26,500		—	—	—	—	—	26,500
Gordon M. Bethune	111,000		100,612	—	—	—	3,289	214,901
Frank M. Drendel	98,000		63,799	—	—	—	4,985	166,784
James H. Hance, Jr.	154,083		99,574	—	—	—	4,465	258,122
V. Janet Hill	117,000		63,799	—	—	—	8,057	188,856
Irvine O. Hockaday, Jr.	202,000	(3)	124,820	1,933	—	—	10,392	339,145
Linda Koch Lorimer	124,000		124,820	1,933	—	—	7,169	257,922
William H. Swanson	132,000	(3)	99,574	—	—	—	6,120	237,694
Former Directors
William E. Conway, Jr.(4)	69,208		—	—	—	—	8,565	77,773
William E. Kennard(5)	110,000		63,799	—	—	—	9,006	182,805
Stephanie M. Shern(6)	48,333		—	—	—	—	5,969	54,303

(1)	Includes annual retainer fees; Lead Independent Director, committee and/or committee chair fees; and board and committee meeting fees.

(2)	Mr. Bennett joined our board on October 8, 2006.

(3)	Messrs. Hockaday and Swanson participated in our Directors Shares Plan in 2006 and elected to use their annual and additional retainer fees and meeting fees to purchase shares of our common stock in lieu of receiving cash payments. Our Directors Shares Plan is described below on page 13.

(4)	Mr. Conway retired from our board on April 18, 2006.

(5)	Mr. Kennard resigned from our board on March 1, 2007. In 2006, Mr. Kennard participated in our Deferred Compensation Plan and elected to defer receipt of his annual retainer and meeting fees. Our Deferred Compensation Plan is described below on page 13.

(6)	Ms. Shern resigned from our board on April 30, 2006.

(7)	Represents the compensation costs of RSU and stock option awards for financial reporting purposes for 2006, as determined under Financial Accounting Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or FAS 123R.

For a discussion of the assumptions used in determining the compensation cost associated with stock and option awards, see note 4 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. We did not issue stock options to outside directors as part of our 2006 outside director compensation program. The option award compensation cost listed for Mr. Hockaday and Ms. Lorimer represents the expense related to the final tranche of options granted prior to 2006, which fully vested in February 2006.

On June 12, 2006, we issued 4,419 RSUs to each of our outside directors in connection with their annual RSU grant for 2006. The grant date fair value of the 2006 RSU grant to each of our outside directors is $109,105, which is the product of the per share grant date fair value multiplied by the number of RSUs granted. To determine the grant date fair value, we used the average of the highest and lowest trading prices of our common stock on May 16, 2006, the date that the Human Capital and Compensation Committee approved the methodology for calculating the number of RSUs to be issued to our outside directors.

The number of RSUs granted to each of our outside directors was calculated by dividing the director’s annual RSU grant value of $100,000 by $22.63, which was the product of (1) the 30-calendar day stock price average of $24.79 for our common stock beginning on February 16, 2006 and ending on March 17, 2006, multiplied by (2) 0.912812 (post-distribution stock value divided by the pre-distribution stock value) to reflect the value of the Embarq common stock dividend. Due to the spin-off of Embarq on May 17, 2006, the grant date of the director RSUs was after the date of the 2006 annual meeting, and the dates of the 30 calendar day range were selected in order to put the directors in the same economic position as they would have been in if we had made the grant at our annual meeting on April 18, 2006.

As of December 31, 2006, the outside directors held stock awards in the form of RSUs as set forth in the following table:

	Aggregate Number of Sprint	Aggregate Number of
	Nextel RSUs Outstanding at	Embarq RSUs Outstanding
Name	December 31, 2006	at December 31, 2006

Keith J. Bane	4,431	—
Robert R. Bennett	—	—
Gordon M. Bethune	12,256	389
Frank M. Drendel	4,431	—
James H. Hance, Jr.	8,196	187
V. Janet Hill	4,431	—
Irvine O. Hockaday, Jr.	12,569	404
Linda Koch Lorimer	18,402	404
William H. Swanson	8,196	187
Former Directors
William E. Conway, Jr.	—	—
William E. Kennard	4,431	—
Stephanie M. Shern	—	—

Cash dividend equivalents on the RSUs granted to the outside directors are reinvested into RSUs, which vest when the underlying RSUs vest. The aggregate number of RSUs disclosed in this table includes the dividend accruals on the underlying RSUs. This table reflects the number of stock awards outstanding as of December 31, 2006 attributable to compensation paid by us to our directors. In connection with our spin-off of Embarq, holders of Sprint Nextel RSUs received one Embarq RSU for every 20 Sprint Nextel RSUs held.

As of December 31, 2006, the outside directors held outstanding option awards, all of which are vested, as set forth in the following table:

Aggregate Number of Sprint
Nextel Option Awards
Outstanding at December 31,
Name	2006

Keith J. Bane	21,360
Robert R. Bennett	—
Gordon M. Bethune	—
Frank M. Drendel	238,897
James H. Hance, Jr.	—
V. Janet Hill	172,473
Irvine O. Hockaday, Jr.	49,595
Linda Koch Lorimer	38,833
William H. Swanson	—
Former Directors
William E. Conway, Jr.	—
William E. Kennard	169,110
Stephanie M. Shern	—

This table includes options granted to Mr. Hockaday and Ms. Lorimer under Sprint’s 1997 Long-Term Stock Incentive Program in February 2002. Options granted to Messrs. Bane, Drendel and Kennard and Mrs. Hill were granted under the legacy Nextel incentive equity plan prior to the Sprint-Nextel merger. In 2006, we did not issue stock options to our outside directors as part of our outside director compensation program.

(8)	Consists of tax gross-up payments made in 2006 for certain compensation earned in 2005, and charitable matching contributions of $5,000 made with respect to Mr. Hockaday and $2,000 made with respect to Mr. Swanson. Our Sprint Foundation matching gift program and other benefits are described below on page 14. Beginning in 2006, no tax gross-ups are provided on the value of communications services and equipment utilized by our outside board members.

The compensation of our outside directors is partially equity-based and is designed to comply with our Corporate Governance Guidelines, which provide that the guiding principles behind our outside director compensation practices are: (1) alignment with shareholder interests, (2) preservation of outside director independence, and (3) preservation of the fiduciary duties owed to all shareholders. Our outside directors are directors who are not employees of our company. Our board made no changes to our outside directors’ retainers and meeting fees in 2006. Our outside directors are also reimbursed for direct expenses relating to their activities as members of our board of directors.

Annual Retainers, Additional Retainers and Meeting Fees

Our outside directors are each paid $70,000 annually plus meeting fees and the following additional retainers:

•	the Lead Independent Director receives an additional annual retainer of $75,000;

•	the Chair of the Audit Committee receives an additional annual retainer of $20,000;

•	the Chair of the Human Capital and Compensation Committee (HC&CC) receives an additional annual retainer of $15,000; and

•	the Chairs of the Finance Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $10,000.

For each meeting attended, we pay our outside directors the following fees:

•	$2,000 for in-person board and committee meetings; and

•	$1,000 for board and committee meetings held telephonically.

As disclosed in the footnotes to the director compensation table, our directors are entitled to participate in our Deferred Compensation Plan, a nonqualified and unfunded plan under which our outside directors can defer receipt of all or part of their annual and additional retainer fees and meeting fees into various investment funds and stock indices, including a fund that tracks our common stock. In 2006, Mr. Kennard participated in our Deferred Compensation Plan. Also disclosed in the footnotes to the director compensation table is the Directors Shares Plan, under which our outside directors can elect to use all or part of their annual and additional retainer fees and meeting fees to purchase shares of our common stock in lieu of receiving cash payments. Our outside directors can also elect to defer receipt of these shares. In 2006, Messrs. Hockaday and Swanson participated in our Directors Shares Plan. On an annual basis, our outside directors are given the opportunity to either enroll in or discontinue their participation in one or both of these plans.

Restricted Stock Units

Each of our outside directors receives an annual grant of $100,000 in RSUs representing shares of our common stock. Generally, the RSUs are granted each year at the annual meeting and each grant vests in full upon the subsequent annual meeting.

Stock Ownership Guidelines

Our director stock ownership guidelines require our outside directors to hold equity or equity interests in our common stock with a value of at least $140,000, which is two times the annual retainer fee. Each outside director is expected to meet this ownership level by the later of August 12, 2007 or the second anniversary of the director’s initial election or appointment to the board. Our director stock ownership guidelines provide the board with flexibility to grant exceptions based on its consideration of individual circumstances. All of our current outside directors are in compliance with our director stock ownership guidelines, and the same stock and stock equivalents that count towards the stock ownership guidelines for our executive officers (as described below under “Executive Compensation — Compensation Discussion and Analysis”) are used to determine our outside directors’ compliance with the director stock ownership guidelines. In addition, a minimum holding period of twelve months applies to equity and equity interests acquired by directors from us.

Other Benefits

We believe that it serves the interests of our company and our shareholders to enable our outside directors to utilize our communications services. Accordingly, each outside director may receive up to two wireless units and one connection card and the related wireless service, wireline long distance services and international calling cards. In addition to the value of the communications service, the value of any additional services and features (e.g., ringers, call tones, directory assistance), and the lease value of the wireless devices, replacements and associated accessories are included in the value of the communications benefit. The value of any communications benefits realized by a director is subject to federal, state or local income taxes that are paid by the director. There may be other circumstances in which units are provided to board members (such as demonstration, field testing and training units); these units must be returned or they will be converted to a consumer account and applied toward the wireless units under this communications benefit once the units reach production.

Under our charitable matching gifts program, the Sprint Foundation matches contributions made to qualifying organizations on a dollar-for-dollar basis, up to the annual donor maximum of $5,000. The annual maximum contribution per donor, per organization is $2,500. As described in the director compensation table, Messrs. Hockaday and Swanson were the only outside directors for whom the Sprint Foundation provided matching charitable contributions in 2006.

Except as described in this paragraph, we currently do not offer retirement benefits to outside directors. Ms. Lorimer is our only outside director who is eligible to receive benefits under a retirement plan originally adopted by our board of directors in 1982. The board amended the retirement plan in 1996 to eliminate the retirement benefit for any outside director who did not have five years of credited service as of the date of the amendment. Ms. Lorimer was deemed as having over five years of credited service at the time the retirement benefit was eliminated as a result of her years of service on the board of Centel Corporation, with which we merged in 1993. Ms. Lorimer will receive monthly benefit payments equal to the monthly fee (not including meeting fees or additional retainers) being paid to outside directors at the time of her retirement. The monthly retirement benefit would be $5,833 while the current $70,000 annual fee remains in effect, and the number of monthly benefit payments to Ms. Lorimer will be 120 payments.

Corporate Governance Matters

Our board and senior management devote considerable time and attention to corporate governance matters. We maintain a comprehensive set of corporate governance initiatives that include the following:

•	maintaining a Corporate Governance and Ethics organization that is functionally independent from our other operating units and is designed to provide an enhanced level of transparency into the company for all of our stakeholders;

•	refinement of our policies and goals with respect to the determination of executive compensation programs, including increasing emphasis on performance-based equity compensation, as further described below under “Compensation Discussion and Analysis;”

•	implementing a majority vote standard in an uncontested election of directors;

•	implementing an executive compensation clawback policy, which is discussed on page 34;

•	conducting annual board, committee, and director self evaluations;

•	declassification of the board;

•	adherence to strict independence standards for directors that meet or exceed NYSE listing standards;

•	election of a Lead Independent Director on an annual basis;

•	requiring the outside directors to hold executive sessions without management present no less than three times a year, at or in conjunction with regularly-scheduled board meetings;

•	requiring the Audit Committee, the Finance Committee, the HC&CC, and the Nominating and Corporate Governance Committee to be composed entirely of independent directors;

•	publication on our website of our Corporate Governance Guidelines and charters for all standing committees of the board, which detail important aspects of our governance policies and practices;

•	maintaining limits on the number of other public company boards and audit committees on which our directors can serve;

•	maintaining a policy that prohibits our independent registered public accounting firm from providing professional services, including tax services, to any employee or board member or any of their immediate family members that would impair the independence of our independent registered public accounting firm;

•	maintaining stock ownership guidelines for vice presidents and above and outside directors; and

•	maintaining limits on payments made in any future severance agreement with any officer at the level of senior vice president or above as further described below under “Compensation Discussion and Analysis”.

We value the views of our shareholders and other interested parties. Consistent with this approach, our board has established a system to receive, track and respond to communications from shareholders and other interested parties addressed to our board or to our outside directors. A statement regarding our board communications policy is available at www.sprint.com/governance. Any shareholder or other interested party who wishes to communicate with our board or our outside directors may write to Board Communications Designee, Sprint Nextel Corporation, 2001 Edmund Halley Drive, Mailstop VARESPO513-503, Reston, VA 20191, or send an email to boardinquiries@sprint.com. Our board has instructed the Board Communications Designee to examine incoming communications to determine whether the communications are relevant to our board’s roles and responsibilities. The Board Communications Designee will review all appropriate communications and report on the communications to the chair of or the full Nominating and Corporate Governance Committee, the full board, or the outside directors, as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant board source. Communications relating to accounting, internal accounting controls, or auditing matters will be referred promptly to members of the Audit Committee in accordance with our policy on communications with the board of directors.

As detailed in our Corporate Governance Guidelines, a Lead Independent Director is elected annually by our independent directors. Irvine O. Hockaday, Jr. currently serves as our Lead Independent Director. The responsibilities and authority of our Lead Independent Director are designed to facilitate the board’s oversight of management and ensure the appropriate flow of information between the board and management, and include the following:

•	providing direction to the Chairman on board meeting agendas and schedules and ensuring that agenda items requested by the outside directors will be included on the agenda;

•	providing direction to the Chairman on the quality, quantity, and timeliness of the flow of information from management and ensuring that the outside directors receive any information they request;

•	coordinating, developing the agenda for, and chairing meetings of the outside directors;

•	acting as principal liaison between the outside directors and the Chairman on sensitive issues and ensuring that a full discussion of those issues occurs at board meetings;

•	providing input to the HC&CC regarding the chief executive officer’s (CEO’s) performance and, along with the chair of the HC&CC, meeting with the CEO to discuss the board’s evaluation;

•	assisting the Nominating and Corporate Governance Committee, the board and the company’s officers in assuring compliance with and implementation of the Corporate Governance Guidelines, and providing input to the Nominating and Corporate Governance Committee on revisions to the guidelines; and

•	providing input to the Nominating and Corporate Governance Committee regarding the appointment of chairs and members of the Audit Committee, the HC&CC, the Finance Committee, and the Nominating and Corporate Governance Committee.

The Lead Independent Director and other directors may, from time to time, with the Chairman’s knowledge and in most instances with members of management present, meet with outside parties on issues of importance to all shareholders.

A current copy of our Corporate Governance Guidelines and the charters for all standing committees of the board are available at www.sprint.com/governance. They may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251 or by email at shareholder.relations@sprint.com.

Independence of Directors

Our board has adopted a definition of director independence that in several areas exceeds the listing standards of the NYSE. Our Corporate Governance Guidelines require that at least two-thirds of our board be independent. Under our Corporate Governance Guidelines, our board will determine affirmatively whether a director is “independent” on an annual basis and disclose these determinations in our annual proxy statement. That determination is set forth below. A director will not be independent unless the board, considering all relevant circumstances, determines that the director does not have a material relationship with us, including any of our consolidated subsidiaries. A director will not be independent if:

•	during the preceding five years, the director was employed by, or any member of the director’s immediate family was employed as an executive officer by, our company;

•	during any 12-month period in the last three years, the director or any member of the director’s immediate family received more than $100,000 per year in direct compensation from our company, other than excluded compensation;

•	during the preceding five years, the director was affiliated with or employed by, or any member of the director’s immediate family was affiliated with or employed by, a present or former independent registered public accounting firm of our company;

•	during the preceding five years, an executive officer of our company served on the compensation committee of the board of another company that concurrently employed the director or any member of the director’s immediate family as an executive officer;

•	an executive officer of our company serves on the board of a company that employs the director as an executive officer;

•	during the current or previous fiscal year, the director or an immediate family member accepted any payments (other than those arising from investments in our securities, excluded compensation, or other non-discretionary compensation) from our company in excess of $45,000;

•	the director is an employee of, or any member of the director’s immediate family is an executive officer of, any company to which our company made, or from which our company received, payments (other than those arising solely from investments in our securities) that during any of the preceding three fiscal years exceeded the greater of 2% of the other company’s consolidated gross revenues or $1,000,000; or

•	the director is a partner in or controlling shareholder or executive officer of any organization to which our company made, or from which our company received, payments (other than those arising solely from investments in our securities) that during any of the preceding three fiscal years exceeded the greater of 3% of the recipient’s (i.e., our company’s or the other organization’s) consolidated gross revenues or $200,000.

Our board may determine that a director who does not meet the standards in the fifth, sixth or eighth bullet points above nevertheless is independent. Following any such determination, our board will disclose a detailed explanation of its determination in our annual proxy statement. In no event will our board make such determination for a director for more than two consecutive years.

The board uses the following definitions to determine director independence:

•	“excluded compensation” means director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service; and

•	“executive officer” and “immediate family” have the meanings set forth in Rule 303A.02 of the New York Stock Exchange Listing Manual, as amended from time to time.

In determining the independence of the outside directors, our board considered whether our outside directors, their immediate family members, and the companies with which they are employed as an executive officer (if applicable) have any relationships with our company that would prevent them from meeting the independence standards listed above, as well as the listing standards of the NYSE. In performing its review, our board considered the responses provided by the outside directors in their director questionnaires and determined that the following directors have no material relationship with our company and are independent using the definition described above: Mrs. Hill and Ms. Lorimer, and Messrs. Bane, Bennett, Bethune, Drendel, Hance, Hockaday, and Swanson. Based on these standards, nine of the ten current members of the board of directors are independent directors. The Audit Committee, the Finance Committee, the HC&CC, and the Nominating and Corporate Governance Committee are composed entirely of independent directors.

Board Committees and Director Meetings

Board Meetings

During 2006, our board of directors held seven regular meetings and seven special meetings. Our board of directors has the following standing committees: an Audit Committee, a Finance Committee, a HC&CC, an Executive Committee, and a Nominating and Corporate Governance Committee. Directors are expected to devote sufficient time to properly prepare for and attend meetings of our board, its committees and executive sessions, and to attend our annual meeting of shareholders. All directors attended at least 75% of the meetings of the board and board committees on which they served during 2006, and all directors who served on our board at the time of our 2006 annual meeting attended that annual meeting.

Meetings of Outside Directors

In addition to board and committee meetings, our outside directors met six times in 2006 without management present. Our Lead Independent Director chairs the meetings of our outside directors.

The Audit Committee

The primary function of the Audit Committee is to advise and assist the board in fulfilling its oversight responsibilities to the investment community, including current and potential shareholders. The primary purpose of the Audit Committee is to assist our board in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements and related disclosures, as well as related accounting and financial reporting processes;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications, independence, audit and review scope, and performance;

•	the audit scope and performance of our internal audit function; and

•	our ethics and compliance program.

The Audit Committee also has sole authority for the appointment, retention, termination, compensation, evaluation and oversight of our independent registered public accounting firm. The committee’s principal responsibilities in serving these functions are described in the Audit Committee Charter that was adopted by our board of directors.

Current copies of the Audit Committee Charter and our code of ethics, The Sprint Nextel Code of Conduct, both of which comply with SEC rules and the NYSE corporate governance standards, are available at www.sprint.com/governance. Copies of the Audit Committee Charter and The Sprint Nextel Code of Conduct may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, or by email at shareholder.relations@sprint.com.

The Sprint Nextel Code of Conduct describes the ethical and legal responsibilities of directors and employees of our company and our subsidiaries, including senior financial officers and executive officers. All of our directors and employees (including all senior financial officers and executive officers) are required to comply with The Sprint Nextel Code of Conduct. In support of the ethics code, we have provided employees with a number of avenues for the reporting of potential ethics violations or similar concerns or to seek guidance on ethics matters, including a 24/7 telephone helpline. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees of any concerns regarding questionable accounting or auditing matters to the Ethics Helpline at 1-800-788-7844, by mail to the Audit Committee, c/o Sprint Nextel Corporation, 2001 Edmund Halley Drive, Mailstop VARESPO513-503, Reston, VA 20191, or by email to boardinquiries@sprint.com. Our Chief Ethics Officer reports regularly to the Audit Committee and annually to the entire board on our Ethics and Compliance program.

The Chair of the Audit Committee is Mr. Hance. The other members are Ms. Lorimer and Messrs. Bennett and Bane. Each of the members is financially literate and able to devote sufficient time to serving on the Audit Committee. Our board has determined that each of the Audit Committee members is an independent director under the independence requirements established by our board and the NYSE corporate governance standards. Our board has also determined that Messrs. Bennett and Hance each possess the qualifications of an “audit committee financial expert” as defined in SEC rules. The Audit Committee met 17 times in 2006.

The Finance Committee

The primary functions of the Finance Committee include:

•	reviewing and approving our financing activities consistent with the authorization levels set forth in our fiscal policy;

•	reviewing and making recommendations to the board on our capital structure, annual budgets, enterprise risk management program, fiscal policy, investment policy, and other significant financial initiatives; and

•	reviewing and approving proposed acquisitions, dispositions, mergers, joint ventures and similar transactions consistent with the authorization levels set forth in our fiscal policy.

The committee’s principal responsibilities in serving these functions are described in the Finance Committee Charter that was adopted by our board of directors.

The Chair of the Finance Committee is Mr. Bennett. The other members are Messrs. Bane, Hance, Hockaday and Swanson. Each member of the Finance Committee satisfies the independence requirements established by our board and the independence requirements of the NYSE corporate governance standards. The Finance Committee met eight times in 2006. A current copy of the charter for the Finance Committee is available at www.sprint.com/governance. It may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, or by email at shareholder.relations@sprint.com.

The Human Capital and Compensation Committee

The primary functions of the HC&CC include:

•	developing and overseeing our compensation programs and practices for executives generally and for the direct reports of our CEO and the individuals designated as executive officers under Section 16 of the Securities Exchange Act of 1934, which we call principal senior officers, in particular;

•	evaluating the performance of our CEO and reviewing management’s assessment of the performance of principal senior officers;

•	setting the annual compensation levels for our CEO and other principal senior officers;

•	with input from the Nominating and Corporate Governance Committee, making recommendations to the board on outside director compensation;

•	making recommendations to the board on incentive compensation plans and equity-based compensation plans that are subject to board approval, including the adoption of those plans and any amendments to those plans;

•	reviewing and approving executive compensation disclosures made in our annual proxy statement and annual report on Form 10-K;

•	determining, approving and acknowledging awards under incentive compensation and equity-based compensation plans, including amendments to the awards under any such plans, and reviewing and monitoring awards under such plans;

•	reviewing and approving any proposed employment agreement (and any amendments) with principal senior officers;

•	with input from the Nominating and Corporate Governance Committee, annually reviewing with management plans for the orderly development and succession of senior executive officers; and

•	annually reviewing compliance with our executive stock ownership guidelines and director stock ownership guidelines.

Additional information regarding the HC&CC’s processes and procedures can be found below in “Executive Compensation — Compensation Discussion and Analysis.” Generally, the committee’s primary processes for establishing and overseeing outside director compensation and the role of company personnel and compensation consultants are similar to those regarding executive compensation. Any appropriate changes to outside director compensation are made following recommendation to the board by the HC&CC, with input from the Nominating and Corporate Governance Committee. In accordance with its charter, the HC&CC may delegate authority to subcommittees or any committee member when appropriate.

The Chair of the HC&CC is Mr. Swanson. The other members are Mrs. Hill and Mr. Bethune. Mr. Kennard served as a member of the HC&CC until his resignation from our board on March 1, 2007. Each member of the HC&CC satisfies the independence requirements established by our board and the independence requirements of the NYSE corporate governance standards. The HC&CC met seven times in 2006.

A current copy of the charter for the HC&CC is available at www.sprint.com/governance. It may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, or by email at shareholder.relations@sprint.com.

Compensation Committee Interlocks and Insider Participation

Messrs. Bethune, Kennard and Swanson, and Mrs. Hill served on the HC&CC during 2006. There were no compensation committee interlocks or insider participation during 2006.

The Executive Committee

The primary function of the Executive Committee is to exercise powers of the board on matters of an urgent nature that arise between regularly scheduled board meetings.

Messrs. Forsee and Hockaday serve on the Executive Committee. Mr. Donahue served on the Executive Committee until his retirement from our board on December 29, 2006. The Executive Committee did not meet in 2006.

The Nominating and Corporate Governance Committee

The primary function of the Nominating and Corporate Governance Committee is to ensure that our company has effective corporate governance policies and procedures and an effective board and board review process. In fulfilling this function, the committee:

•	determines director selection criteria consistent with our Corporate Governance Guidelines and conducts searches for prospective directors whose skills and attributes reflect these criteria;

•	evaluates and makes recommendations to the board on nominees to fill board vacancies between annual meetings of the shareholders as well as nominees (including nominees proposed by shareholders) for election at the next annual meeting of shareholders;

•	evaluates and makes recommendations to the board on a director’s retirement, an offer to resign due to a change in circumstances, or a resignation tendered as a result of a director’s failure to receive the required number of votes for re-election;

•	evaluates and makes recommendations to the board on the appointment of directors to board committees and the selection of board committee chairs;

•	develops, reviews, and makes recommendations to the board on corporate governance policies and practices designed to benefit our shareholders;

•	provides input to the HC&CC on outside director compensation and the orderly development and succession of senior executive officers;

•	oversees the annual board, board committee and director self evaluation process; and

•	if applicable, evaluates, at least once every three years, our shareholder rights plan to determine whether it continues to be in the best interests of our company and our shareholders.

In evaluating prospective candidates or current board members for nomination, the Nominating and Corporate Governance Committee considers all factors it deems relevant, including, but not limited to, the candidate’s: (1) character, including reputation for personal integrity and adherence to high ethical standards, (2) judgment, (3) knowledge and experience in leading a successful company, business unit or other institution, (4) independence from our company, (5) ability to contribute diverse views and perspectives, (6) business acumen, and (7) ability and willingness to devote the time and attention necessary to be an effective director — all in the context of an assessment of the needs of the board at that point in time.

The Nominating and Corporate Governance Committee reviews with the board the appropriate characteristics and background needed for directors. This review is undertaken not only in considering new candidates for board membership, but also in determining whether to nominate existing directors for another term. The Nominating and Corporate Governance Committee determines the current director selection criteria and conducts searches for prospective directors whose skills and attributes reflect these criteria. To assist in the recruitment of new members to our board, the Nominating and Corporate Governance Committee employs one or more third party search firms. Final approvals of nominations are determined by the full board.

It is the policy of the Nominating and Corporate Governance Committee also to consider candidates recommended by shareholders. These recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Sprint Nextel Corporation, 2001 Edmund Halley Drive, Mailstop VARESPO513, Reston, VA 20191. To be timely, your recommendation must be received by our Corporate Secretary between December 10, 2007 and January 9, 2008. Your recommendation must include the following for each candidate you intend to recommend:

•	name, age, business address and residence address;

•	principal occupation or employment;

•	the class and number of shares of our stock beneficially owned;

•	a description of all arrangements or understandings relating to the nomination between or among you, each nominee, and any other person or persons;

•	the signed consent of each nominee to serve as a director if so elected;

•	any other information that is required by law to be disclosed in connection with solicitations of proxies for the election of directors; and

•	a statement signed by the nominee that indicates whether the nominee, if elected as a director, intends to comply with our Corporate Governance Guidelines.

The notice must also include your name and address and the class and number of shares of our stock that you own.

On February 27, 2007, our board approved amendments to our bylaws to provide that each nominee for director in an uncontested election will be elected if the votes cast for that nominee exceed the votes cast against that nominee. Votes cast against a nominee include votes to withhold authority with respect to the nominee, but do not include abstentions and broker non-votes. The date for determining if an election is contested or uncontested has been set at 14 days before we file our definitive proxy statement. This requirement is intended to help us determine for our proxy statement whether director nominees will be elected under a majority or plurality standard prior to soliciting proxies.

In connection with the amendments to our bylaws establishing a majority vote standard for the election of directors in uncontested elections, our board also amended our Corporate Governance Guidelines to provide that an incumbent nominee who fails to receive a majority of votes cast in an uncontested election is expected to tender promptly his or her resignation. The Nominating and Corporate Governance Committee will recommend, and the board will determine, whether or not to accept the tendered resignation within 90 days of the certification of the stockholder vote with respect to the director election. Our board’s decision will be publicly disclosed.

In 1997, our board adopted a shareholder rights plan. The rights plan is reviewed every three years by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee began its review of the plan in October 2005, and, in February 2006, the board accepted the Nominating and Corporate Governance Committee’s recommendation that the plan remain in place until the rights issuable under the plan expire in June 2007.

The Chair of the Nominating and Corporate Governance Committee is Mr. Hockaday. The other members are Mrs. Hill, Ms. Lorimer and Mr. Bethune. Mr. Kennard served as a member of the Nominating and Corporate Governance Committee until his resignation from our board on March 1, 2007. Each member of the Nominating and Corporate Governance Committee satisfies the independence requirements established by our board and the independence requirements of the NYSE corporate governance standards. The Nominating and Corporate Governance Committee met seven times in 2006.

A current copy of the charter for the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines are available at www.sprint.com/governance. They may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251 or by email at shareholder.relations@sprint.com.

Audit Committee Report

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61 — Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of our accounting principles, judgments and estimates, as applied in our financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the firm’s independence from our company and our subsidiaries and has discussed with the independent registered public accounting firm its independence.

The Audit Committee met with senior management periodically during the 2006 fiscal year to consider the adequacy of our internal controls and discussed these matters with our independent registered public accounting firm and with appropriate financial personnel. The Audit Committee also discussed with senior management our disclosure controls and procedures and the certifications by our CEO and our Chief Financial Officer, which are required by the SEC for certain of our filings with the SEC. The Audit Committee met privately with the independent registered public accounting firm, our internal auditors and other members of management, each of whom has unrestricted access to the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee

James H. Hance, Jr., Chair
Keith J. Bane
Robert R. Bennett
Linda Koch Lorimer

Human Capital and Compensation Committee Report

The HC&CC has reviewed and discussed our Compensation Discussion and Analysis with management. Based on these reviews and discussions, the HC&CC recommended to the board that our Compensation Discussion and Analysis be included in this proxy statement.

The Human Capital and Compensation Committee

William H. Swanson, Chair
Gordon M. Bethune
V. Janet Hill

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Program

The compensation program for our named executive officers consists of a comprehensive package that includes a base salary and short- and long-term incentive opportunities, and employee benefits. This program is designed to:

•	retain our executive officers and attract qualified and experienced executives;

•	motivate our executives to achieve critical operating and financial objectives;

•	align the interests of our executives with those of our shareholders, thereby encouraging them to think and act like owners of our company;

•	promote our tax, accounting and financial objectives; and

•	adhere to corporate governance best practices.

We believe that this program will enable us to retain our executive officers and attract qualified and experienced executives, and to motivate executives to accomplish goals and objectives that serve our interests and those of our shareholders. Our incentive plans tie executive remuneration to our performance, striking a balance between our short- and long-term performance, and between remuneration for achieving operating and financial objectives and producing a return for our shareholders. Target opportunities under our short- and long-term incentive plans comprise the majority of the compensation packages of each of our executives, which we believe serves to properly motivate each of them to achieve these objectives. We also believe that the interests of each executive will be aligned with the interests of our shareholders if a significant portion of his or her compensation package is comprised of equity-based awards.

To determine the appropriate levels of compensation with respect to each element of our compensation program, we periodically review the compensation levels of our named executive officers and other key personnel against compensation analyses of telecommunications and high-technology companies conducted by third parties, and the compensation levels of the named executive officers of a peer group of companies that we believe represents the types of companies with which we compete for personnel. This peer group includes communications and high technology companies, as well as other companies with business models similar to ours. We periodically review and update the companies that we include in our peer group with input from the HC&CC’s compensation consultant.

For 2006, the companies that comprised our peer group consisted of Alltel Corporation, AT&T Inc., BellSouth Corporation, Comcast Corporation, Lucent Technologies Inc., Motorola, Inc., Nortel Networks Corporation, QUALCOMM Incorporated, Qwest Communications International Inc., Time Warner Inc. and Verizon Communications Inc. For 2007, we added The DIRECTV Group Inc., due to its similar business model, Dell Inc., due to its similar size, and Electronic Data Systems Corporation and Computer Sciences Corporation, based on their systems integration similarities. For 2007, we removed Nortel Networks based on a number of considerations related to its financial and operating characteristics.

The HC&CC annually reviews the compensation packages of our named executive officers and other key personnel, as presented in the form of “tally sheets,” which set forth all components of compensation, including base salary, incentive opportunities, deferred compensation, outstanding equity-based awards, non-recurring cash or equity-based retention awards, and the present value of retirement benefits and other benefit plans and programs and perquisites. The tally sheets also set forth the estimated value that each named executive officer would realize upon separation from our company under various scenarios including: normal retirement; voluntary termination of employment with and without good reason; involuntary termination of employment with and without cause; termination of employment in connection with a change in control of us; and death or disability. The HC&CC uses these tally sheets in connection with its consideration of adjustments to base salaries and awards of equity-based or other remuneration, and in establishing incentive plan opportunity levels.

Our named executive officers are Gary D. Forsee, Chairman, President and Chief Executive Officer; Paul N. Saleh, Chief Financial Officer; Timothy E. Kelly, President — Customer Management; Barry J. West, Chief Technology Officer and President — 4G Mobile Broadband Operations; Richard T.C. LeFave, Chief Information Officer; Timothy M. Donahue, our former Executive Chairman; and Len J. Lauer, our former Chief Operating Officer.

Use of Compensation Consultants and Management Involvement

The HC&CC regularly engages the services of consulting firms to advise it on matters related to executive compensation. These consulting firms take direction from and report to the HC&CC. Prior to the May 2006 spin-off of our local communications business, the HC&CC engaged both Deloitte Consulting LLP and Frederic W. Cook & Co., Inc. Since the spin-off, the HC&CC has engaged Frederic W. Cook & Co., Inc. exclusively to advise it on matters related to executive compensation. At no time since the beginning of 2006 has Frederic W. Cook & Co., Inc. had any other business relationship with us. Frederic W. Cook & Co., Inc. works with our management only under the direction of the HC&CC. Personnel in our human resources department support the work of the HC&CC and its consultants. In addition, our CEO meets periodically with the HC&CC regarding the design of compensation programs and the compensation levels of our other named executive officers and certain key personnel.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code, or IRC, limits to $1 million the amount of non-performance-based remuneration that a company may deduct from its taxable income in any tax year with respect to its named executive officers who are employed at the end of the year. Base salary, certain equity-based awards and perquisites and other personal benefits are not considered performance-based remuneration. A company, however, may deduct from its taxable income without regard to the $1 million limit the full value of all performance-based compensation under section 162(m), such as annual cash incentive compensation and stock option awards, if certain requirements are met, including that the maximum number of stock options that may be awarded and the maximum amount of other performance-based remuneration that may be payable to any one executive officer have been disclosed to and approved by shareholders prior to the award or payment. Our shareholders have approved limits on the number of stock options awarded and the amount of other performance-based remuneration payable to any one executive officer during a calendar year.

The HC&CC considers section 162(m) deductibility in designing our compensation program and incentive-based compensation plans. In certain circumstances, the HC&CC has determined it necessary, to retain executives in and attract candidates for senior level positions, to offer compensation packages in which the non-performance-based elements exceed the $1 million section 162(m) limit.

Elements of Compensation

Base Salary

Because base salary is not performance-based remuneration, it serves as a minimum payment to executive officers.

The respective employment agreement of each of Messrs. Forsee and Donahue provided for a minimum base salary of $1.4 million, which was negotiated in connection with the Sprint-Nextel merger. The HC&CC considered it necessary and appropriate to set a base salary for Mr. Forsee, and, prior to his retirement, to have set a base salary for Mr. Donahue, above the $1 million section 162(m) limit.

We determined the base salary of each of the other named executive officers based on a number of factors, including the:

•	nature, responsibilities and reporting relationships of the position;

•	salary levels for incumbents in comparable positions at peer companies as well as other executives within our organization; and

•	experience and tenure of the executive.

We periodically make adjustments to the base salaries of executive officers based on the factors listed above, as well as our performance and that of the executive officer. In 2006, we did not adjust the base salaries of any named executive officers, other than a $50,000 increase in Mr. Forsee’s base salary, to $1,450,000. We made this adjustment in connection with the elimination of certain perquisites and other personal benefits, including allowances for an automobile, country club dues and other miscellaneous services, that Mr. Forsee had received previously.

We completed our annual review of base salaries in February 2007 and, as of February 17, 2007, the base salary of each of our named executive officers is as follows:

•	Mr. Forsee — $1,500,000;

•	Mr. Saleh — $780,000;

•	Mr. Kelly — $569,809;

•	Mr. West — $469,356; and

•	Mr. LeFave — $432,000.

Annual Short-term Incentive Compensation Plan

Our annual short-term incentive compensation, or STIC, plan sets forth the terms under which annual cash incentive compensation is paid to eligible employees, including our named executive officers. We have designed the STIC plan to motivate eligible employees to achieve critical operating and financial objectives by remunerating them based on our performance and their individual performance.

We established incentive target opportunities under the STIC plan for 2006 for each named executive officer as a multiple of his base salary. To hold those employees with the highest levels of responsibility accountable for our performance, we vary incentive target opportunities under the STIC plan in proportion with each named executive officer’s role and responsibilities.

The respective employment agreement of each of Messrs. Forsee and Donahue provided for a target opportunity under the 2006 STIC plan of 170% of base salary, which was negotiated in connection with the Sprint-Nextel merger. We determined the target opportunities under the STIC plan of each of the other named executive officers based on his job responsibilities and a number of other factors, including the short-term incentive compensation levels paid to employees with comparable responsibilities by the companies in our peer group. We also considered the target opportunities of each named executive officer as compared with the levels for other members of our senior management team. For 2006, our named executive officers had the following STIC target awards:

•	Mr. Forsee — 170% of his base salary, or $2,465,000;

•	Mr. Saleh — 125% of his base salary, or $937,500;

•	Mr. Kelly — 105% of his base salary, or $577,500;

•	Mr. West — 100% of his base salary, or $425,000;

•	Mr. LeFave — 100% of his base salary, or $400,000;

•	Mr. Donahue — 170% of his base salary, or $2,380,000; and

•	Mr. Lauer — 130% of his base salary, or $1,262,820.

In early 2006, the HC&CC established financial and operational objectives against which our actual performance was to be compared as a basis for determining the amount of payments made under the STIC plan, and provided for significant payouts if our performance met or exceeded these objectives. For 2006, the HC&CC established three financial and operational objectives, based on the outlook of our business for 2006, to focus executives’ attention on areas that we believed were important to achieving strategic results: growth of revenues and our customer base; cost efficient use of resources; and improved customer experience. These objectives were:

•	adjusted operating income before depreciation and amortization and special items, or adjusted OIBDA, which is segment income under Generally Accepted Accounting Principles, for 2006;

•	the number of additional wireless subscribers acquired, net of subscriber deactivations, in 2006, which we refer to as net subscriber additions; and

•	a measure of retention of our post-paid wireless subscribers, which we refer to as post-paid wireless churn, for 2006.

The STIC plan weighted these objectives 50% for adjusted OIBDA, 30% for net subscriber additions and 20% for post-paid churn. We weighted the adjusted OIBDA objective at 50% because it measures our financial and operating performance. We weighted the net subscriber additions objective at 30% and the post-paid wireless churn objective at 20% because, together, they are important indicators of our ability to grow our business and generate revenue in future periods.

The STIC plan provided that payouts to each named executive officer were determined using three variables:

•	the named executive officer’s target opportunity;

•	our actual performance compared with each performance objective; and

•	the relative weightings of each performance objective.

The STIC plan provided for a range of payouts above and below each named executive officer’s targeted opportunity so long as our actual results exceeded minimum threshold levels. To further our goal of tying a significant portion of each named executive officer’s total annual compensation to our performance, the plan provided that we would make a STIC payment equal to the participant’s targeted opportunity only if our actual results met the targeted objectives. Similarly, the plan provided for a payment in excess of a participant’s targeted opportunity if our actual performance exceeded the targeted objectives. The plan also provided that, if our actual performance was below the target objectives but exceeded the minimum threshold levels, we would make a payment that was below the participant’s targeted opportunity. Plan participants were not eligible for payouts under the plan if our actual performance did not meet the minimum threshold level for any of the targeted objectives.

For 2006, the STIC plan capped the amount of payout at 200% of targeted opportunities with respect to the net subscriber additions and post-paid wireless churn objectives, but, for each named executive officer other than Messrs. Forsee and Donahue, the maximum amount of payout was unlimited with respect to the adjusted OIBDA objective. The terms of the respective employment agreements of Messrs. Forsee and Donahue provided that actual payouts under the STIC plan were limited to 200% of their respective targeted opportunity. The STIC plan also provided for an individual performance factor that could adjust the final payout between 0 and 120% of the calculated payout based on the individual’s performance.

The HC&CC designed the STIC plan to meet the IRC section 162(m) performance-based requirements. To enable payments under the STIC plan to be deemed performance-based for purposes of section 162(m), the HC&CC limited the maximum amount that any named executive officer may receive under the plan to a small fraction of a percentage of our adjusted operating income. As indicated below, the HC&CC exercised this discretion to make payments under the STIC plan at levels below this limit.

For 2006, each participant’s payout under the STIC plan was equal to 16.8% of his or her targeted opportunity, based on our adjusted OIBDA for 2006 exceeding the minimum threshold level for that objective under the plan, although it was less than the targeted objective. For 2006, however, our net subscriber additions and post-paid wireless churn did not meet the minimum threshold levels under the STIC plan.

Consequently, each named executive officer, other than Messrs. Forsee and Donahue, received a payout under the STIC plan equal to 16.8% of his targeted opportunity. Mr. Forsee elected not to receive a STIC plan payout for 2006. Upon Mr. Donahue’s retirement, he was entitled under his employment agreement to receive payment with respect to our short-term incentive plan equal to his target opportunity. Consequently, his payout under our 2006 STIC plan equaled his target opportunity for 2006. Each payout under the 2006 STIC plan was below the IRC section 162(m) maximum amount established by the HC&CC. Payouts under our 2006 STIC plan are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

For our 2007 short-term incentive plan, the HC&CC established three financial and operational objectives to focus executives’ attention on areas that we believe are important to achieving strategic results: growth of revenues and our customer base; cost efficient use of resources; and improved customer experience. The HC&CC also established a functional objective for each executive to focus attention on his or her respective function. The HC&CC weighted each objective in relation to the importance of each objective in light of our strategic goals. These objectives and their respective weightings are as follows:

•	adjusted OIBDA, weighted at 30%;

•	post-paid wireless churn, weighted at 30%;

•	net service revenue, weighted at 20%; and

•	one or more financial or operational functional objectives that will be aligned with each participant’s function, weighted at 20%.

We replaced the net subscriber addition metric with the net service revenue objective, which excludes equipment revenue and reflects our goal of not only attracting and retaining new subscribers, but also selling innovative services to new and existing customers.

For 2007, we did not adjust for any named executive officer the multiple of base salary that represents the target opportunity, although the 2007 target opportunity reflects the adjustment to base salary discussed above. Messrs. Donahue and Lauer are not participants in the 2007 short-term incentive plan because they are no longer employed by us. The target opportunity for each named executive based on annual base salary rates for 2007 are as follows:

•	Mr. Forsee — $2,550,000;

•	Mr. Saleh — $975,000;

•	Mr. Kelly — $598,299;

•	Mr. West — $469,356; and

•	Mr. LeFave — $432,000.

Long-term Incentive Compensation Plan

Our long-term incentive compensation, or LTIC, plan sets forth the terms under which equity-based incentive compensation is awarded to eligible employees, including our named executive officers. We have designed the LTIC plan to promote our long-term objectives and motivate eligible employees to achieve critical operating and financial objectives and produce positive returns for our shareholders, as well as our retention objectives, by providing executive officers with equity-based incentive awards.

The respective employment agreement of each of Messrs. Forsee and Donahue provided for a target opportunity under the 2006 LTIC plan of $10 million, which was negotiated in connection with the Sprint-Nextel merger. We determined the target opportunities under the LTIC plan of each of the other named executive officers based on his job responsibilities and a number of other factors, including the long-term incentive compensation levels paid to employees with comparable responsibilities by the companies in our peer group, the individual’s performance, the importance of the individual’s function to our business, and the risk that we will not be able to retain the individual and the ability to replace him with an employee with comparable skills and experience. We also considered the target opportunities of each named executive officer as compared with the levels of other members of our senior management team. For 2006, our named executive officers had the following LTIC targeted opportunities:

•	Mr. Forsee — $10,000,000;

•	Mr. Saleh — $5,000,000;

•	Mr. Kelly — $3,025,000;

•	Mr. West — $1,600,000;

•	Mr. LeFave — $1,760,000;

•	Mr. Donahue — $10,000,000; and

•	Mr. Lauer — $7,700,000.

To create an appropriate balance between rewarding our named executive officers for achieving critical financial and operating results and creating value for the shareholders, and to ensure that the program supports our retention objectives, the LTIC plan provides that one-half of each participant’s targeted opportunity be made in the form of non-qualified options to purchase our common stock and the other half be made in performance-based RSUs. By subjecting both the stock options and RSU awards granted under the plan to time-based vesting schedules, we support our retention objectives. In addition, each named executive officer generally realizes remuneration from stock option awards only if he remains employed with us during the vesting period and the price of our common stock appreciates after the date of grant, which supports our goal of tying remuneration to shareholder return. The number of RSUs initially awarded under the 2006 LTIC plan was subject to a performance adjustment so that each named executive officer would retain a portion of the RSUs initially awarded to him only if our actual performance exceeded a minimum financial objective under the plan, which supports our goal of motivating our executives to achieve critical objectives.

We calculated the number of shares of common stock underlying the stock options that each LTIC plan participant was awarded in 2006 by dividing one-half of his targeted opportunity by the value of an option, as determined using the Black-Scholes option valuation model. The Black-Scholes model incorporates into the determination of the value of a stock option the term of the option, the risk-free rate of return and the fair market value, dividend yield, and assumed future price volatility of the stock that underlies the option. For determining the number of shares of common stock underlying the stock options that each LTIC plan participant was awarded, we used the same assumptions that we use to determine share-based compensation expense in our consolidated financial statements, except that, for the fair market value assumption, we used a 30-day average price of our common stock, which resulted in the compensation expense computed pursuant to FAS 123R varying slightly from the portion of the LTIC plan targeted opportunity related to stock option grants.

These options, which we granted on February 7, 2006, vest ratably in equal amounts on the first, second and third anniversaries of the grant date and have an exercise price equal to the fair market value of a share of our common stock on the date of the grant, which we determined using the average of the high and low of the trading price on the date of grant.

We determined the number of RSUs that each LTIC plan participant initially was awarded in 2006 by dividing one-half of his targeted opportunity by the average fair market value of our common stock over a consecutive 30-calendar day period, which we believe mitigated the volatility inherent in our stock if the price on any single day were used. We issued these RSUs on June 12, 2006, following the spin-off of our local communications company. Each RSU award vests on February 7, 2009, which is designed to coincide with the vesting of the final installment of the stock options granted under the 2006 LTIC plan. Each RSU award is eligible to receive dividend-equivalent payments as and to the extent that we declare dividends with respect to our common stock, although the plan provides that no such payments are made until after any performance adjustments have been made.

The LTIC plan provides that each initial award of RSUs is subject to adjustment based on our actual performance compared to established performance objectives. For the 2006 LTIC plan, the HC&CC established the same performance objectives as used in the 2006 STIC plan and weighted them in the same manner. The LTIC plan provides that these adjustments are determined using three variables:

•	the portion of the named executive officer’s target opportunity related to the performance-based RSU awards;

•	our actual performance compared with each performance objective; and

•	the relative weightings of each performance objective.

These adjustments could result in forfeitures of or increases in the number of RSUs initially awarded, in amounts ranging from 0 to 200% of the initial award.

The HC&CC designed the LTIC plan to allow for the stock options granted under the plan to comply with the IRC section 162(m) performance-based requirements. To properly motivate our named executive officers to achieve and exceed the financial and operating performance objectives, the HC&CC determined that it was in our best interest to design the RSU award to not comply with the section 162(m) performance-based requirements. Consequently, the value of the RSU awards under the plan was not subject to the individual limit approved by our shareholders.

For 2006, as was the case with respect to the 2006 STIC plan, our net subscriber additions and post-paid wireless churn did not meet the minimum threshold levels, but our adjusted OIBDA for 2006 exceeded the minimum threshold level under the 2006 LTIC plan. Consequently, each named executive officer has retained 16.8% of the RSUs initially granted to him, and has forfeited the remaining RSUs.

In February 2006, as a result of the performance adjustment tied to RSU awards made in 2005 under our 2005 long-term incentive compensation plan, Messrs. Forsee, Kelly and Lauer received additional RSU awards in proportion to the number of RSUs initially awarded under that plan. Under that plan, for 2005, we established an objective based on our net operating profits after taxes less a charge for the carrying cost of all capital invested in the enterprise. Actual performance for the year up to the date of the Sprint-Nextel merger exceeded the objective resulting in awards of additional RSUs. These additional awards are subject to the terms and conditions of the RSUs initially awarded in 2005 under our 2005 long-term incentive compensation plan, and, like those initial awards, vest on February 8, 2008. Because Messrs. Saleh, West, LeFave and Donahue, who were employees of Nextel prior to the Sprint-Nextel merger, were not employed by us in the beginning of 2005 when we adopted the 2005 long-term incentive compensation plan, they were not eligible to receive any additional RSU awards.

Similar to our 2006 LTIC plan, under our 2007 long-term incentive plan, one-half of each plan participant’s targeted opportunity has been made in the form of non-qualified stock options and the other half has been made in performance-based RSU awards. The stock options vest ratably in equal amounts on the first, second and third anniversaries of the grant date and have an exercise price equal to the fair market value of a share of our common stock on the date of the grant. With respect to the performance-based RSU awards, the HC&CC established two financial objectives to focus executives’ attention on two areas that we believe are important to achieving long-term strategic results: improved profitability; and generation of cash from our operations. These objectives, each weighted as 50%, are as follows:

•	consolidated adjusted OIBDA margin of our core operations for 2009; and

•	cumulative free cash flow from operations for 2007 through 2009.

To emphasize the long-term nature of this incentive program, the HC&CC set the adjusted OIBDA margin objective for the third year of the vesting period of the RSU awards, and the free cash flow objective for the entire three-year performance period. These objectives are consistent with our 2007 revenue and OIBDA guidance and our plans for a return to growth thereafter.

Following the three-year performance period, the RSU awards initially granted will be subject to adjustment based on our actual performance compared to the financial objectives. All RSU awards under our

2007 long-term incentive plan will vest on the later of the third anniversary of the date of the award and the date that the financial results tied to the performance objectives are approved by the HC&CC. All RSU awards are eligible to receive dividend equivalent payments, as and to the extent declared with respect to our common stock, following any performance adjustment. For each employee eligible to participate in the 2007 long-term incentive plan who also participated in our 2006 LTIC plan, the HC&CC approved grants of additional performance-based RSU awards to recognize the efforts of the eligible plan participants and to promote our retention efforts. This grant was made to each of our named executive officers other than Messrs. Forsee, West, Donahue and Lauer. We granted these RSU awards in an amount equal to 35% of the RSU portion of each participant’s target opportunity. These RSU awards are subject to the same performance criteria and other terms of our 2007 long-term incentive plan. Similar to the 2006 LTIC plan, the RSU awards granted under the 2007 long-term incentive plan do not comply with the section 162(m) performance-based requirements.

For 2007, Mr. Forsee’s target opportunity remains at the level of his target opportunity under the 2006 LTIC plan, pursuant to the terms of his employment agreement, and he declined to receive the additional 35% in RSUs discussed above. For Messrs. Saleh and Kelly, the only adjustment to their respective 2006 target opportunity was the additional 35% in RSUs discussed above. Mr. West will not participate in the 2007 long-term incentive compensation plan due to consideration that he will receive under an amendment to his employment agreement entered into in February 2007. For additional information regarding this amendment, see “— Potential Payments Upon Termination of Employment or Change of Control.” For 2007, Mr. LeFave’s target opportunity was increased to $2 million, plus the additional 35% in RSUs discussed above, based on the factors used to determine target opportunities discussed above. Messrs. Donahue and Lauer are not participants in the 2007 long-term incentive compensation plan because they no longer are employed with us. Consequently, the target opportunity for each named executive officer participating in the 2007 long-term incentive compensation plan is as follows:

•	Mr. Forsee — $10,000,000;

•	Mr. Saleh — $5,875,000;

•	Mr. Kelly — $3,554,375; and

•	Mr. LeFave — $2,350,000.

Other Incentive Programs

From time to time the HC&CC authorizes other incentive plans and retention programs as it deems appropriate.

Integration Overachievement Plan

The HC&CC adopted an Integration Overachievement Plan following the Sprint-Nextel merger to promote achievement of merger integration and results aimed at increasing shareholder value. The two-year plan provides an incentive payment to our named executive officers and other key personnel at specific target amounts based on the achievement of certain objectives.

The HC&CC determined the targeted opportunity for each named executive officer based on each officer’s base salary and his role and expected impact in achieving the synergies that we anticipate realizing from the integration of Sprint and Nextel and their respective operations. Our named executive officers have the following Integration Overachievement Plan target opportunities:

•	Mr. Forsee — $2,500,000;

•	Mr. Saleh — $1,000,000;

•	Mr. Kelly — $550,000;

•	Mr. West — $425,000; and

•	Mr. LeFave — $400,000.

In general, a plan participant will forfeit his or her rights under the plan if he or she is not in active full-time employment with us on December 31, 2007. Because Messrs. Donahue and Lauer are no longer employed with us, they no longer are eligible to participate in the Integration Overachievement Plan and, therefore, are not entitled to any payments under the plan.

Actual payouts can range from 0 to 150% of the targeted opportunities based on our actual adjusted OIBDA margin for 2007 compared to the adjusted OIBDA margin objective that the HC&CC determined in February 2007, together with the following additional factors that the HC&CC may consider: our actual 2007 OIBDA; incremental free cash flow in 2006 and 2007 attributable to merger synergies; costs that we have incurred to achieve merger synergies; and the performance of our common stock relative to the Dow Jones U.S. Telecommunications Stock Index. We believe that our adjusted OIBDA margin and these additional factors are indicators of achievement of the expected benefits from merger integration and results aimed at increasing shareholder value.

The plan provides that any payouts will be made beginning in 2008 following completion of the 2006-2007 performance period. The plan provides that one-half of any payout will be made in cash and the other half will be in the form of RSU awards, unless the HC&CC decides to make all or a portion of this part of the payout in cash, in which case the second cash payment will be made in the first quarter 2009. Any RSUs awarded under the plan will be awarded in the first quarter 2008 and vest one year from the date of award, which supports our goal to motivate employees to produce positive returns for our shareholders and our retention objectives.

The Integration Overachievement Plan does not meet the section 162(m) performance-based requirements.

Retention Programs

Pre-Merger Sprint Retention Programs

In January 2005, the HC&CC adopted a retention program designed to retain our named executive officers and other key personnel through completion of the Sprint-Nextel merger and the spin-off of the local communications business and for the one year period following the merger. The HC&CC did not include Messrs. Forsee or Lauer as program participants because Mr. Forsee already had been designated to be our CEO and Mr. Lauer already had been designated to be our chief operating officer following the Sprint-Nextel merger. The program provided for a payment equal to the participant’s annual base salary plus short-term incentive opportunity target, with fifty percent of the base salary portion paid upon completion of the Sprint-Nextel merger and the balance paid following the one year anniversary of the merger. In August 2006, following the one-year anniversary of the Sprint-Nextel merger, Mr. Kelly received his second installment under the retention program. This payment is included under the “Bonus” column in the Summary Compensation Table.

In March 2005, in lieu of participation in the retention program, and to further motivate Messrs. Forsee and Lauer to achieve critical operating and financial objectives and align their interests with those of our shareholders, the HC&CC granted performance-adjusted RSUs and premium-priced stock options to Messrs. Forsee and Lauer. The RSUs were subject to adjustment based on the same performance objective under our 2005 long-term incentive compensation plan. Actual performance for the year up to the date of the Sprint-Nextel merger exceeded the performance objective resulting in awards of additional RSUs in proportion to the number of RSUs initially awarded. These additional awards are subject to the terms and conditions of the RSUs initially awarded in 2005, and, like those initial awards, vest on March 15, 2008. These RSU awards do not comply with the section 162(m) performance-based requirements.

Pre-Merger Nextel Retention Programs

In 1999, Nextel’s board of directors approved a change in control retention bonus and severance pay plan to retain its named executive officers and other key personnel following a transaction that resulted in a change in control of Nextel. The Sprint-Nextel merger was a change in control under the plan and triggered certain rights for plan participants. Under the plan, each named executive officer employed with Nextel prior to the merger was entitled to receive 150% of his annual base salary and target incentive as a retention bonus, with one-half of the retention bonus paid at the time the Sprint-Nextel merger was completed and the remaining half paid following the first anniversary of the merger. In August 2006, following the one-year anniversary of the Sprint-Nextel merger, Messrs. Saleh, West, LeFave and Donahue each received their second installment under the retention program. These payments are included under the “Bonus” column in the Summary Compensation Table.

Equity-Based Retention Awards

The HC&CC periodically evaluates whether we are at risk of losing the services of any of our executive officers and other key personnel who we believe are critical to the success of our business. To ensure that we retain the employment of our executive officers and other key personnel who we believe may be at particular risk of voluntarily terminating employment with us, the HC&CC from time to time awards RSUs to further our retention objectives and promote a commonality of interests with shareholders. In determining to whom to make such an award, and the number of RSUs to be awarded, the HC&CC considers the current stock and equity-based award holdings of each executive officer under consideration. RSU awards made for retention purposes generally do not comply with the section 162(m) performance-based requirements.

During 2006, the HC&CC awarded Mr. LeFave 147,943 RSUs that vest on July 24, 2008, and awarded Mr. Kelly 134,409 RSUs that vest on December 11, 2009. The three-year vesting period for Mr. Kelly’s retention award, as compared to the two-year vesting period for Mr. LeFave’s retention award, reflects the HC&CC’s evolving practice for establishing an appropriate time period over which equity-based retention awards should vest. These awards are included in the Grants of Plan-Based Award table.

Employee Benefit Plans and Programs

Our compensation program includes a comprehensive array of health and welfare benefits. Our named executive officers participate in the same benefit programs, plans and arrangements that are provided to all of our eligible employees. We pay all of the costs for some of these benefit plans, and participants contribute a portion of the cost for other benefit plans.

Retirement Programs

Our retirement program includes a 401(k) plan and traditional and supplemental pension plans. Under the Sprint Nextel 401(k) Plan, we match 100% of each participant’s contributions up to 5% of his or her eligible compensation.

Those of our named executive officers who were employed with us prior to the Sprint-Nextel merger are entitled to receive retirement benefits under our traditional defined benefit pension plan and our supplemental executive retirement plan, or SERP. Following the Sprint-Nextel merger, we froze benefits under the pension plan and SERP. Plan participants who meet vesting requirements maintain their accrued benefit as of December 31, 2005 under the pension plan and SERP, but do not accrue additional benefits under either plan.

Under the terms of Mr. Forsee’s employment agreement, he is eligible to receive an annual retirement benefit equal to five percent of his covered compensation (generally, annual base salary plus actual annual incentive pay earned) for each calendar year of service beginning with 2003, up to a maximum of 65% of his covered compensation. This benefit will be offset by pension benefits payable to him by any former employer and by us under our traditional defined benefit pension plan and the SERP. Any retirement benefits earned pursuant to Mr. Forsee’s employment agreement will be payable, without reduction, on the later of January 1, 2008 or the date that his employment is terminated.

Personal Benefits and Perquisites

We provide certain of our named executive officers with personal benefits and perquisites, as described in the footnotes to the Summary Compensation Table. We believe that these personal benefits and perquisites are a necessary component of a competitive compensation program, and appropriate relative to the benefits and perquisites provided to executives by our peer group of companies.

Deferred Compensation

Our named executive officers are entitled to participate in the Sprint Nextel Deferred Compensation Plan, a nonqualified and unfunded plan under which they may defer to future years the receipt of certain compensation that would otherwise be paid to them in the year in which it was earned. Under the plan, we match contributions made by participants in an amount up to 5% of eligible earnings above the applicable annual limit, which for 2006 was $220,000, to compensate highly-compensated employees for limitations placed on our 401(k) plan by federal tax law. Participants elect to allocate deferred and matching contributions among one or more hypothetical investment options, which include one option that tracks our common stock and other options that track broad bond and equity indices. Although Mr. Forsee is eligible to participate in the plan, he is not eligible to participate in the plan’s matching feature due to the retirement benefits that he is eligible to receive under his employment agreement. Messrs. Forsee, Saleh, LeFave, Kelly and Lauer participated in this plan during 2006. Prior to the Sprint-Nextel merger, Mr. Donahue participated in the Nextel Communications, Inc. Cash Compensation Deferral Plan.

Prior to the Sprint-Nextel merger, our executive officers were eligible to participate in our Executive Deferred Compensation Plan, or EDCP. Contributions no longer may be made to the EDCP, but it provides for two hypothetical investment options — one that is interest bearing and one that tracks the performance of our common stock — to which prior contributions credited to bookkeeping accounts may be allocated. The interest bearing account accrues interest at a per annum rate equal to the greater of Citibank’s prime rate in effect at the beginning of each month or 6%. Earnings on EDCP interest bearing accounts are considered above-market under applicable securities laws if they exceed a specified federal long-term rate.

The amount of matching contributions made by us to participating named executive officers and any above market earnings are included in the “All Other Compensation” column of the Summary Compensation Table.

Executive Severance Policy

In 2003, our board of directors adopted an executive severance policy. Under the policy, the board will seek shareholder approval for any future severance agreement or arrangement with a senior executive that provides (a) in excess of two times the senior executive’s base salary plus bonus and (b) the value of other benefits in excess of those that would be paid or afforded to the senior executive over a 24 month period following the executive’s termination. Other benefits include the continued and accelerated vesting of RSUs, stock options and any other equity-based awards, extension of the exercise period for stock options, accrual of retirement service, group health and life insurance benefits, and all other benefits offered to senior executives generally under our broad based severance program. The policy also requires that we seek shareholder approval of any future severance agreement or arrangement that provides for the reimbursement of excise taxes imposed under IRC section 4999 to a senior level executive. Under the terms of Mr. Forsee’s employment agreement, entered into prior to the adoption of this policy, he is entitled to reimbursement of excise taxes related to severance payments made in connection with a change in control of us.

For additional information regarding severance benefits to which our named executive officers are entitled, see “— Potential Payments Upon Termination of Employment or Change of Control.”

Change in Control

The Sprint Nextel Change in Control Severance Plan, which became effective January 1, 2007, provides severance benefits to a select group of senior management, including Messrs. Saleh, Kelly, West and LeFave, in the event of a qualified termination of employment in connection with a transaction that results in a change in control of us. The plan is designed to increase the willingness of participants to remain with us notwithstanding the employment uncertainties related to a possible change in control of us. Mr. Forsee was not named as a participant in the plan because the HC&CC believes that his employment agreement provides appropriate benefits in the event of a transaction that results in a change in control of us.

For additional information regarding benefits upon a change in control of us to which our named executive officers are entitled, see “— Potential Payments Upon Termination of Employment or Change of Control.”

Clawback Policy

In December 2006, our board adopted a “clawback” policy. The policy provides that, in addition to any other remedies available to us under applicable law, we may recover (in whole or in part) any bonus, incentive payment, commission, equity-based award or other compensation received by certain executives, including our named executive officers, if the board or any committee of the board determines that such bonus, incentive payment, commission, equity-based award or other compensation is or was based on any financial results or operating metrics that were impacted by the officer’s knowing or intentional fraudulent or illegal conduct, and our board or a committee of the board determines that recovery is appropriate. We intend to incorporate this policy into our short and long-term incentive plans, and awards granted under those plans, beginning in 2007.

Stock Ownership Guidelines

In August 2005, we adopted stock ownership guidelines for our executive officers, other members of our senior management team and our outside directors. The board believes ownership by executives of a meaningful financial stake in our company serves to align executives’ interests with those of our shareholders. Our guidelines require that Mr. Forsee hold shares of our common stock with a value equal to five times his base salary, and that the other named executive officers currently employed by us hold shares of our common stock with a value equal to three times their respective base salaries. Eligible shares and share equivalents counted toward ownership include:

•	common or preferred stock;

•	restricted stock and RSUs;

•	intrinsic value of vested, in-the-money stock options; and

•	share units held in various deferred compensation plans.

Persons subject to the stock ownership guidelines have five years to achieve the ownership requirement beginning on the later of January 1, 2006 and the date on which the person becomes subject to the ownership guidelines. As of December 31, 2006, each of our named executive officers had attained his respective ownership goal.

Summary Compensation Table

The table below summarizes the compensation of our named executive officers that is attributable to 2006. The named executive officers are our chairman, chief executive officer and president; our chief financial officer; and three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column). In addition, two additional executive officers whose employment ended in 2006 are included because their compensation exceeds that of other named executive officers.

Each of our named executive officers has an employment agreement with us. With respect to Messrs. Saleh, West, LeFave and Donahue, who were employed by Nextel prior to the Sprint-Nextel merger, we assumed the obligations under their respective employment agreements in connection with the merger.

For more information regarding our compensation philosophy and a discussion of the elements of our compensation program, see “— Compensation Discussion and Analysis.”

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation		All other
		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)		($)(6)	($)

Gary D. Forsee	2006	1,436,783	—	10,070,270	8,374,256	—	1,165,216	(5)	254,910	21,301,435
Chairman, Chief Executive Officer and President
Paul N. Saleh	2006	750,000	900,000	1,122,067	3,378,557	157,500	—		88,237	6,396,361
Chief Financial Officer
Timothy E. Kelly	2006	547,893	667,001	1,337,855	1,116,442	97,020	—		38,117	3,804,328
President — Customer Management
Barry J. West	2006	425,000	480,000	372,765	2,195,766	71,400	—		28,991	3,573,922
Chief Technology Officer
Richard T. C. LeFave	2006	400,000	421,875	573,564	1,690,030	67,200	—		42,246	3,194,915
Chief Information Officer
Former Executive Officers:
Timothy M. Donahue	2006	1,400,000	2,250,000	5,073,655	17,228,343	2,380,000	—		7,876,671	36,208,669
Former Chairman
Len J. Lauer	2006	665,093	—	6,696,856	6,034,420	212,154	—		3,042,508	16,651,031
Former Chief Operating Officer

(1)	Includes any portions of base salary earned in 2006 that the named executive officer elected to have deferred under our deferred compensation plan. See the Nonqualified Deferred Compensation table on page 49 for information regarding contributions to our deferred compensation plan.

(2)	Represents payments to Messrs. Saleh, Kelly, West, LeFave and Donahue under applicable retention plans in connection with the Sprint-Nextel merger. See “— Compensation Discussion A and Analysis — Elements of Compensation — Other Incentive Programs — Retention Programs” for information regarding these retention programs. Payments under our annual short-term incentive plan are reflected as Non-Equity Incentive Plan Compensation.

(3)	Represents the compensation costs of RSU, deferred share and stock option awards for financial reporting purposes for 2006, determined under FAS 123R, rather than an amount paid to or realized by the named executive officer, which is consistent with the approach by which we determine share-based compensation expense in our consolidated financial statements. Under FAS 123R, the fair market value of a stock award is determined as of the date of grant, and that amount is amortized over all periods during which the named executive officer is required to provide service to us in exchange for the award — that is, the vesting period. Because our equity-based awards are subject to vesting over a number of years, compensation cost for equity-based awards includes costs related to awards granted in previous years —

that is, costs related to grants made in 2003, 2004 and 2005 by us and Nextel prior to the Sprint-Nextel merger, as well as awards granted in 2006. See the Grants of Plan-Based Awards table on page 37 for the grant date fair value of stock and option awards granted in 2006. For a discussion of the assumptions used in determining the compensation costs associated with stock and option awards, see note 4 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2006.

(4)	Represents amounts paid under our 2006 STIC plan during 2007 in respect of service performed in 2006. Each named executive officer, other than Messrs. Forsee and Donahue, received a payout under the STIC plan equal to 16.8% of his targeted opportunity, based on our actual performance in 2006 compared to the financial and operating objectives under the plan. Mr. Forsee elected not to receive a STIC plan payout for 2006. Pursuant to Mr. Donahue’s employment agreement, he was entitled to receive payment with respect to our 2006 STIC plan in an amount equal to his target opportunity. For more information regarding our 2006 STIC plan, see “— Compensation Discussion and Analysis — Elements of Compensation — Annual Short-term Incentive Compensation Plan.”

(5)	Represents an estimate of the increase for 2006 in the actuarial present value of Mr. Forsee’s accrued benefit under retirement plans in which Mr. Forsee participates of $1,114,616 and above market nonqualified deferred compensation earnings for 2006 of $50,600. The change in pension value also reflects the increase in the assumed discount rate from 5.75% at December 31, 2005 to 6.2% at December 31, 2006. See the Pension Benefits table on page 47 for a discussion of pension-related assumptions.

(6)	Consists of: (a) amounts contributed by us under our 401(k) and deferred compensation plans, (b) amounts paid in reimbursement of relocation expenses and relocation-related allowances, (c) severance benefits in connection with the termination of the employment of Messrs. Donahue and Lauer, (d) perquisites and other personal benefits required to be disclosed, and (e) tax gross-up payments made in connection with the foregoing and other benefits, as follows:

	Company
	Contributions to
	401(k) and
	Deferred	Relocation		Perquisites and
	Compensation	-Related	Severance	Other Personal	Tax Gross-Up
	Plans	Expenses	Benefits(a)	Benefits(b)	Payments

Mr. Forsee	11,000	—	—	241,694	2,216
Mr. Saleh	66,635	—	—	21,602	—
Mr. Kelly	33,146	—	—	—	4,971
Mr. West	1,635	27,356	—	—	—
Mr. LeFave	31,385	10,085	—	—	776
Mr. Donahue	11,000	—	7,620,223	245,448	—
Mr. Lauer	11,000	—	3,002,336	26,810	2,362

(a)	Represents severance benefits that we accrued in 2006 related to Mr. Donahue retirement and the termination of Mr. Lauer’s employment described in “— Potential Payments Upon Termination of Employment or Change of Control.” The severance benefits column does not include the intrinsic value of $979,566 for Mr. Donahue and $10,287,324 for Mr. Lauer of options and RSUs vesting in connection with their terminations as reflected in the Potential Payments Upon Termination of Employment or Change of Control tables because the compensation cost of these awards is included in the stock awards and option awards columns of the Summary Compensation Table.

(b)	Prior to the completion of the Sprint-Nextel merger, we offered several of our named executive officers certain personal benefits and perquisites, including allowances for automobiles, country club dues and financial and tax services. The purpose of providing these perquisites and benefits was to provide a competitive compensation program relative to our peer group of companies. Following the Sprint-Nextel merger, the HC&CC determined that these types of perquisites and other personal benefits no longer were necessary from a competitive standpoint, and it eliminated them in early 2006 in order to increase the focus of our program on performance-based compensation.

The HC&CC of our board established an overall security program for Messrs. Forsee and Donahue for our benefit. Under the security program, in 2006, we provided Messrs. Forsee and Donahue with residential security systems and equipment, and they are required to use our aircraft for non-business as well as business travel. Messrs. Forsee and Donahue each are permitted to have their spouses accompany them on the corporate aircraft for business and non-business travel. Mr. Donahue’s rights under this program terminated effective as of his last day of employment with us.

The perquisites and other personal benefits received by Mr. Forsee in 2006 consist of: non-business use of our corporate aircraft by Mr. Forsee, which had an incremental cost to us of $192,530; costs for security equipment and services for Mr. Forsee’s residences, which had an incremental cost to us of $39,801; and other perquisites and personal benefits, which include allowances for automobiles, country club dues and financial and tax services (which were terminated in 2006), communications equipment and services, insurance, gifts related to his service on our board and other miscellaneous gifts and awards.

The perquisites and other personal benefits received by Mr. Saleh in 2006 consist of non-business use of our corporate aircraft by Mr. Saleh, communications equipment installed in his residence and other miscellaneous gifts.

The perquisites and other personal benefits received by Mr. Donahue in 2006 consist of: non-business use of our corporate aircraft by Mr. Donahue, which had an incremental cost to us of $241,303, costs for security services for Mr. Donahue’s residences, and gifts related to his service on our board.

The perquisites and other personal benefits received by Mr. Lauer in 2006 consist of non-business use of our corporate aircraft by Mr. Lauer, allowances for financial and tax services, communications services and other miscellaneous gifts and awards.

Family members of Messrs. Forsee, Saleh, Donahue and Lauer occasionally have accompanied them on our corporate aircraft, at no or de minimus incremental cost to us.

Grants of Plan-Based Awards

The table below summarizes awards under our short and long-term incentive plans, and other stock and option awards, to our named executive officers in 2006. These awards consisted of the following:

•	Awards made pursuant to our STIC plan, our annual cash incentive compensation plan;

•	Awards under our Integration Overachievement Plan, a two-year plan that includes both cash and equity-based awards;

•	Stock option and performance-based RSU awards granted pursuant to our LTIC plan, our long-term, equity-based incentive plan; and

•	A “reload” stock option granted to Mr. Forsee and retention RSU awards granted to Messrs. Kelly and LeFave.

														All Other		All Other
														Stock		Option
														Awards:		Awards:		Exercise		Grant Date
														Number of		Number of		or Base		Fair
		Estimated Future Payouts Under												Shares of		Securities		Price of		Value of
		Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards						Stock		Underlying		Option		Stock and
		Threshold		Target		Maximum		Threshold		Target		Maximum		or Units		Options		Awards		Option
Name	Grant Date	($)		($)		($)		(#)		($)		(#)		(#)		(#)		($/Sh)		Awards

Gary D. Forsee	02/06/2006													252,552	(3)					6,085,857

	02/07/2006	123,250	(1)	2,465,000	(1)	4,930,000	(1)									698,670	(4)	20.72	(4)	4,869,730

	02/21/2006	0	(2)	1,250,000	(2)	1,875,000	(2)	0	(2)	1,250,000	(2)	1,875,000	(2)

	03/28/2006															157,767	(6)	23.55	(6)	1,176,942

	05/16/2006							11,600	(5)	232,019	(5)	464,038	(5)							5,728,549	(7)

Paul N. Saleh	02/07/2006	46,875	(1)	937,500	(1)	1,875,000	(1)									349,335	(4)	20.72	(4)	2,434,865

	02/21/2006	0	(2)	500,000	(2)	750,000	(2)	0	(2)	500,000	(2)	750,000	(2)

	05/16/2006							5,800	(5)	116,009	(5)	232,018	(5)							2,864,262	(7)

Timothy E. Kelly	02/06/2006													44,572	(8)					1,083,768

	02/07/2006	28,875	(1)	577,500	(1)	1,155,000	(1)									211,348	(4)	20.72	(4)	1,473,096

	02/21/2006	0	(2)	275,000	(2)	412,500	(2)	0	(2)	275,000	(2)	412,500	(2)

	05/16/2006							3,509	(5)	70,186	(5)	140,372	(5)							1,732,892	(7)

	12/11/2006													134,409	(9)					2,604,846

Barry J. West	02/07/2006	21,250	(1)	425,000	(1)	850,000	(1)									111,787	(4)	20.72	(4)	779,155

	02/21/2006	0	(2)	212,500	(2)	318,750	(2)	0	(2)	212,500	(2)	318,750	(2)

	05/16/2006							1,856	(5)	37,123	(5)	74,246	(5)							916,567	(7)

Richard T. C. LeFave	02/07/2006	20,000	(1)	400,000	(1)	800,000	(1)									122,966	(4)	20.72	(4)	857,073

	02/21/2006	0	(2)	200,000	(2)	300,000	(2)	0	(2)	200,000	(2)	300,000	(2)

	05/16/2006							2,041	(5)	40,835	(5)	81,670	(5)							1,008,216	(7)

	07/24/2006													147,943	(10)					2,890,806

Timothy M. Donahue	02/07/2006	119,000	(1)	2,380,000	(1)	4,760,000	(1)									698,670	(4)	20.72	(4)	4,869,730

	02/21/2006	0	(2)	1,250,000	(2)	1,875,000	(2)	0	(2)	1,250,000	(2)	1,875,000	(2)

	05/16/2006							11,600	(5)	232,019	(5)	464,038	(2)							5,728,549	(7)

Len J. Lauer	02/06/2006													137,687	(11)					3,329,249

	02/07/2006	63,141	(1)	1,262,820	(1)	2,525,640	(1)									537,976	(4)	20.72	(4)	3,749,693

	02/21/2006	0	(2)	750,000	(1)	1,125,000	(2)	0	(2)	750,000	(2)	1,125,000	(2)

	05/16/2006							8,932	(5)	178,654	(5)	357,308	(2)							4,410,967	(7)

(1)	Represents the threshold, target and maximum payouts under our 2006 STIC plan. Payouts under the 2006 STIC plan, which were based on our 2006 actual performance compared to the financial and operating objectives of the plan, were made at 16.8% of each named executive officer’s target opportunity, and are reflected in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” Mr. Forsee elected not to receive a STIC plan payout for 2006. Pursuant to Mr. Donahue’s employment agreement, he was entitled to receive payment with respect to our 2006 STIC plan in an amount equal to his target opportunity. Each performance objective under the plan had a threshold achievement level, below which there would be no payout, a target achievement level, at which the target opportunity would be paid, and a maximum achievement level, at which 200% of the target would be paid, except with respect to the adjusted OIBDA performance objective, which was uncapped, except for Messrs. Forsee and Donahue, whose maximum payout was capped at 200%. The plan also provided for an individual performance factor that could adjust the final payout between 0 and 120% of the calculated payout based on performance versus the three objectives. For purposes of this table, the minimum estimated possible payout assumes that the threshold achievement level was satisfied only for the post-paid wireless churn objective, which had the lowest weighting of all of the objectives under the plan. For purposes of this table, the maximum estimated possible payout assumes a 200% payout for the adjusted OIBDA performance objective and no adjustment for individual performance. For more information on the 2006 STIC plan, see “— Compensation Discussion and Analysis — Elements of Compensation — Annual Short-term Incentive Compensation Plan.”

(2)	Represents the threshold, target and maximum payouts under our Integration Overachievement Plan. Actual payouts will range from 0 to 150% of the targeted opportunities based on a 2007 adjusted OIDBA margin performance objective and additional factors that the HC&CC may consider. The plan provides that one-half of any payout will be made in cash and the other half will be in the form of RSU awards, but the HC&CC has the authority to make all or a portion of this part of any payout in cash. The table reflects that one-half of any payout will be made in cash and the other half will be in the form of RSU awards. The RSU award amounts under the “Estimated Possible Payouts Under Equity Incentive Plan Awards” column have been denominated in dollars, and, therefore, the grant date fair value under FAS 123R cannot be computed at this time. Because Messrs. Donahue and Lauer are no longer employed with us, they no longer are eligible to participate in the Integration Overachievement Plan and, therefore, are not entitled to any payments under the plan. For more information on the Integration Overachievement Plan, see “— Compensation Discussion and Analysis — Elements of Compensation — Other Incentive Programs — Integration Overachievement Plan.”

(3)	Represents two RSU awards: 205,389 RSUs were granted as a performance adjustment in connection with our 2005 long-term incentive compensation plan and vest on February 8, 2008, and 47,163 RSUs were granted as a performance adjustment in connection with a retention award granted in 2005 and vest on March 15, 2008. In connection with our spin-off of Embarq, Mr. Forsee received one Embarq RSU with an identical vesting schedule for every twenty of these RSUs.

(4)	Represents stock option awards granted under our 2006 LTIC plan. In connection with our spin-off of Embarq, each option was adjusted by multiplying the number of shares subject to the option by 1.0955 and dividing the exercise price by the same number. Pursuant to the terms of Mr. Donahue’s Employment Agreement, the stock options granted to him vested as of his retirement date, December 29, 2006. Pursuant to Mr. Lauer’s employment agreement, 360,444 of the stock options granted to him will vest during his severance period and he will forfeit the remaining 177,532 stock options. For more information on the 2006 LTIC plan, see “— Compensation Discussion and Analysis — Elements of Compensation — Long-term Incentive Compensation Plan.”

(5)	Represents the threshold, target and maximum estimated possible payouts of performance-based RSU awards granted under our 2006 LTIC plan, which are denominated in shares of our common stock. The threshold and maximum figures were determined in the same manner as with respect to our 2006 STIC plan. See footnote 1 above. We granted the target opportunity level of RSU awards to each named executive officer on May 16, 2006. The number of RSUs retained under the LTIC plan, which were based on our 2006 actual performance compared to the financial and operating objectives of the plan, were 16.8% of each named executive officer’s target opportunity. Consequently, on February 26, 2007, each named executive officer forfeited all but 16.8% of RSU awards originally granted on May 16, 2006. The number of RSUs held by each named executive officer awarded under our 2006 LTIC plan, net of awards forfeited, are included in the Outstanding Equity Awards at Fiscal Year-End table on page 40 in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested.” Pursuant to the terms of Mr. Donahue’s Employment Agreement, RSUs granted to him, net of RSUs subsequently forfeited on February 26, 2007, vested as of his retirement date, December 29, 2006. Pursuant to Mr. Lauer’s employment agreement, he will not vest in any of these RSU awards and, therefore, will forfeit all of them. For more information on the 2006 LTIC plan, see “— Compensation Discussion and Analysis — Elements of Compensation — Long-term Incentive Compensation Plan.”

(6)	Pursuant to the terms of a stock option that Mr. Forsee exercised on March 28, 2006, because he paid for the exercise price and satisfied the tax withholding obligations with other shares of our common stock that he held, he was entitled to receive a stock option for an equal number of shares, with an exercise price equal to the market price on March 28, 2006, which options vest on the first anniversary of the grant date. In connection with our spin-off of Embarq, this option was adjusted by multiplying the number of shares subject to the option by 1.0955 and dividing the exercise price by the same number.

(7)	The grant date fair value is based on the number of RSU awards initially granted on May 16, 2006 under our 2006 LTIC plan, before the forfeiture of RSU awards described in footnote 5 above.

(8)	Represents a RSU award that was granted as a performance adjustment in connection with our 2005 long-term incentive compensation plan and will vest on February 8, 2008. In connection with our spin-off of Embarq, Mr. Kelly received one Embarq RSU with an identical vesting schedule for every twenty of these RSUs.

(9)	Represents a RSU award that was granted for retention purposes and will vest on December 11, 2009.

(10)	Represents a RSU award that was granted for retention purposes and will vest on July 24, 2008.

(11)	Represents two RSU awards, one of which was granted as a performance adjustment in connection with our 2005 long-term incentive compensation plan and vests on February 8, 2008, and the other of which was granted as a performance adjustment in connection with a retention award granted in 2005 and vests on March 15, 2008. Pursuant to Mr. Lauer’s employment agreement, 121,712 RSUs will vest during his severance period and he will forfeit the remaining 15,975 RSUs. In connection with our spin-off of Embarq, Mr. Lauer received one Embarq RSU with an identical vesting schedule for every twenty of these RSUs.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes option and stock awards outstanding as of December 31, 2006 held by each of our named executive officers. The table reflects the following actions taken in connection with the May 17, 2006 spin-off of Embarq:

•	Each outstanding stock option held by a named executive officer was adjusted by multiplying the number of shares subject to the option by 1.0955 and dividing the exercise price by the same number.

•	Each named executive officer who held a RSU award entitled to receive dividend equivalent payments, which includes substantially all RSU awards that were outstanding at the time of the spin-off, received one Embarq RSU award for every twenty Sprint Nextel RSU awards held. The vesting schedule for each Embarq RSU award is identical to the vesting schedule of the related Sprint Nextel RSU award.

•	Each outstanding deferred share award granted under the Nextel Incentive Equity Plan was adjusted by multiplying the number of deferred shares by 1.0955, and cash was paid to the named executive officer in lieu of any fractional share.

	Option Awards							Sprint Nextel Stock Awards						Embarq Stock Awards
													Equity
											Equity		Incentive
											Incentive		Plan Awards:
					Equity						Plan		Market or
					Incentive						Awards:		Payout«cf
					Plan						Number		Value of
					Awards:					Market	of Unearned		Unearned			Market
					Number			Number of		Value of	Shares,		Shares,	Number of		Value of
	Number of		Number of		of Securities			Shares		Shares or	Units or		Units or	Shares		Shares or
	Securities		Securities		Underlying			or Units		Units of	Other		Other Rights	or Units		Units of
	Underlying		Underlying		Unexercised	Option		of Stock		Stock	Rights		That	of Stock		Stock That
	Unexercised		Unexercised		Unearned	Exercise	Option	That Have		That Have	That Have		Have Not	That Have		Have Not
	Options (#)		Options (#)		Options	Price	Expiration	Not Vested		Not Vested	Not Vested		Vested	Not Vested		Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)		($)(1)	(#)		($)(2)

Gary D. Forsee			698,670	(3)		20.72	02/07/2016	1,751,355	(10)	33,083,096	38,979	(11)	736,313	88,160	(12)	4,633,690
	45,190	(4)	135,570	(4)		23.25	03/15/2015
	197,196	(5)	591,575	(5)		24.42	02/08/2015
	284,616	(6)	284,614	(6)		16.38	02/10/2014
	142,309	(6)	142,306	(6)		16.64	02/10/2014
			114,343	(7)		7.74	03/19/2013
	103,720	(7)	228,687	(7)		10.84	03/19/2013
			327,121	(8)		7.74	03/19/2013
			654,242	(8)		10.84	03/19/2013
			157,767	(9)		23.55	03/19/2013

	Option Awards							Sprint Nextel Stock Awards						Embarq Stock Awards
													Equity
											Equity		Incentive
											Incentive		Plan Awards:
					Equity						Plan		Market or
					Incentive						Awards:		Payout«cf
					Plan						Number		Value of
					Awards:					Market	of Unearned		Unearned			Market
					Number			Number of		Value of	Shares,		Shares,	Number of		Value of
	Number of		Number of		of Securities			Shares		Shares or	Units or		Units or	Shares		Shares or
	Securities		Securities		Underlying			or Units		Units of	Other		Other Rights	or Units		Units of
	Underlying		Underlying		Unexercised	Option		of Stock		Stock	Rights		That	of Stock		Stock That
	Unexercised		Unexercised		Unearned	Exercise	Option	That Have		That Have	That Have		Have Not	That Have		Have Not
	Options (#)		Options (#)		Options	Price	Expiration	Not Vested		Not Vested	Not Vested		Vested	Not Vested		Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)		($)(1)	(#)		($)(2)

Paul N. Saleh			349,335	(3)		20.72	02/07/2016	106,812	(22)	2,017,679	19,490	(11)	368,166
	65,273	(13)	77,144	(13)		20.65	02/24/2015
	11,125	(14)	10,237	(14)		19.99	12/01/2014
	12,460	(15)	8,902	(15)		16.29	08/31/2014
	13,796	(16)	7,566	(16)		16.24	05/28/2014
	176,534	(17)	72,695	(17)		19.20	02/11/2014
	16,466	(18)	4,896	(18)		17.79	11/28/2013
	17,801	(19)	3,561	(19)		13.58	08/29/2013
	19,136	(20)	2,226	(20)		10.53	05/30/2013
	81,888	(21)	3,562	(21)		8.65	02/13/2013
	356,042					3.77	04/23/2012
	142,417					3.53	02/13/2012
	21,362					7.53	11/30/2011
	712,085					7.15	09/05/2011
Timothy E. Kelly			211,348	(3)		20.72	02/07/2016	289,418	(24)	5,467,106	11,791	(11)	222,732	7,749	(25)	407,287
	42,563	(5)	127,677	(5)		24.42	02/08/2015
	26,513	(6)	26,509	(6)		16.38	02/10/2014
	13,257	(6)	13,254	(6)		16.64	02/10/2014
	12,051	(23)	12,049	(23)		7.90	03/27/2013
	72,304	(23)	24,101	(23)		10.76	03/27/2013
	71,407					11.84	02/19/2012
	35,704					16.25	02/19/2012
	21,171					13.18	02/11/2012
	8,110					22.64	02/11/2012
	25,611					20.02	05/11/2011
	8,537					44.89	05/11/2011
	57,514					24.22	01/10/2011
	16,980					48.73	01/10/2011
Barry J. West			111,787	(3)		20.72	02/07/2016	35,604	(22)	672,560	6,237	(11)	117,817
	52,218	(13)	61,715	(13)		20.65	02/24/2015
	11,125	(14)	10,237	(14)		19.99	12/01/2014
	12,460	(15)	8,902	(15)		16.29	08/31/2014
	13,796	(16)	7,566	(16)		16.24	05/28/2014
	95,833	(17)	39,463	(17)		19.20	02/11/2014
	16,466	(18)	4,896	(18)		17.79	11/28/2013
	17,801	(19)	3,561	(19)		13.58	08/29/2013
	19,136	(20)	2,226	(20)		10.53	05/30/2013
	81,888	(21)	3,562	(21)		8.65	02/13/2013
	32,048					3.77	04/23/2012
	11,366					3.53	02/13/2012
	21,362					7.53	11/30/2011
	298					6.08	09/28/2011
	14,241					12.19	07/27/2011
	4,557					11.98	07/02/2011
	121,054					15.67	02/20/2011
	1,703					16.24	01/02/2011
	1,954					42.97	06/30/2010
	199,383					43.49	02/17/2010
	128,175					10.73	02/18/2009
	71,209					9.33	02/11/2008

	Option Awards								Sprint Nextel Stock Awards						Embarq Stock Awards
														Equity
												Equity		Incentive
												Incentive		Plan Awards:
					Equity							Plan		Market or
					Incentive							Awards:		Payout«cf
					Plan							Number		Value of
					Awards:						Market	of Unearned		Unearned		Market
					Number				Number of		Value of	Shares,		Shares,	Number of	Value of
	Number of		Number of		of Securities				Shares		Shares or	Units or		Units or	Shares	Shares or
	Securities		Securities		Underlying				or Units		Units of	Other		Other Rights	or Units	Units of
	Underlying		Underlying		Unexercised	Option			of Stock		Stock	Rights		That	of Stock	Stock That
	Unexercised		Unexercised		Unearned	Exercise	Option		That Have		That Have	That Have		Have Not	That Have	Have Not
	Options (#)		Options (#)		Options	Price	Expiration		Not Vested		Not Vested	Not Vested		Vested	Not Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date		(#)		($)(1)	(#)		($)(1)	(#)	($)(2)

Richard T. C. LeFave			122,966	(3)		20.72	02/07/2016		165,033	(26)	3,117,473	6,860	(11)	129,585
	45,690	(13)	54,001	(13)		20.65	02/24/2015
	5,638	(14)	6,824	(14)		19.99	12/01/2014
	2,077	(15)	5,934	(15)		16.29	08/31/2014
	2,077	(16)	5,044	(16)		16.24	05/28/2014
	70,613	(17)	29,078	(17)		19.20	02/11/2014
	6,529	(18)	3,264	(18)		17.79	11/28/2013
	2,077	(19)	2,374	(19)		13.58	08/29/2013
	2,077	(20)	1,484	(20)		10.53	05/30/2013
	7,121	(21)	2,375	(21)		8.65	02/13/2013
	1					3.77	04/23/2012
	142,417					43.49	02/17/2010
Timothy M. Donahue	698,670	(27)				20.72	12/31/2009	(28)				38,979	(29)	736,313
	522,716					3.53	07/01/2008	(28)
	567,321					3.77	07/01/2008	(28)
	356,042					7.15	07/01/2008	(28)
	569,668	(27)				8.65	07/01/2008	(28)
	356,042					10.68	07/01/2008	(28)
	498,459					10.73	07/01/2008	(28)
	712,085					15.67	07/01/2008	(28)
	356,042					19.20	07/01/2008	(28)
	356,042					20.65	07/01/2008	(28)
	712,085					43.49	07/01/2008	(28)
	569,668					9.33	02/11/2008	(28)

	Option Awards								Sprint Nextel Stock Awards					Embarq Stock Awards
													Equity
												Equity	Incentive
												Incentive	Plan Awards:
					Equity							Plan	Market or
					Incentive							Awards:	Payout«cf
					Plan							Number	Value of
					Awards:						Market	of Unearned	Unearned			Market
					Number				Number of		Value of	Shares,	Shares,	Number of		Value of
	Number of		Number of		of Securities				Shares		Shares or	Units or	Units or	Shares		Shares or
	Securities		Securities		Underlying				or Units		Units of	Other	Other Rights	or Units		Units of
	Underlying		Underlying		Unexercised	Option			of Stock		Stock	Rights	That	of Stock		Stock That
	Unexercised		Unexercised		Unearned	Exercise	Option		That Have		That Have	That Have	Have Not	That Have		Have Not
	Options (#)		Options (#)		Options	Price	Expiration		Not Vested		Not Vested	Not Vested	Vested	Not Vested		Vested
Name	Exercisable		Unexercisable		(#)	($)	Date		(#)		($)(1)	(#)	($)(1)	(#)		($)(2)

Len J. Lauer	5,821					19.84	02/19/2012		492,872	(35)	9,310,352			24,642	(36)	1,295,184
	16,895					22.64	02/11/2012
	55,639					20.02	05/11/2011
	18,546					44.89	05/11/2011
	14,625					20.02	02/08/2010
	2,720					44.89	02/08/2010
	3,549					28.47	02/08/2009
	12,622					35.59	02/08/2009
	7,140					55.64	02/08/2009
	9,332					61.25	02/08/2009
	1,031					92.03	02/08/2009
	1,377					104.29	02/08/2009
			35,781	(23)		7.90	05/21/2008	(33)
			71,564	(23)		10.76	05/21/2008	(33)
	116,346	(6)	116,341	(6)		16.38	05/21/2008	(33)
	58,174	(6)	58,169	(6)		16.64	05/21/2008	(33)
	27,415					19.84	05/21/2008	(33)
	276,069					20.02	05/21/2008	(33)
			360,444	(30)		20.72	05/21/2008	(33)
	15,064	(31)	15,063	(31)		23.25	05/21/2008	(33)
	115,030	(32)	230,058	(32)		24.42	05/21/2008	(33)
	4,108					28.47	05/21/2008	(33)
	21,910					30.31	05/21/2008	(33)
	65,730					35.59	05/21/2008	(33)
	79,150					44.89	05/21/2008	(33)
	6,037					55.64	05/21/2008	(33)
	8,047					61.25	05/21/2008	(33)
	3,488					91.69	05/21/2008	(33)
	1,506					92.03	05/21/2008	(33)
	1,545					104.29	05/21/2008	(33)
	43,820					20.02	03/22/2008	(34)
	16,432					44.89	03/22/2008	(34)

(1)	Market value is based on the closing price of a share of our common stock of $18.89 on December 29, 2006.

(2)	Market value is based on the closing price of a share of Embarq common stock of $52.56 on December 29, 2006.

(3)	Stock options vest 33 1/3% on each of February 7, 2007, February 7, 2008 and February 7, 2009.

(4)	Stock options vest/vested 25% on each of March 15, 2006, March 15, 2007, March 15, 2008 and March 15, 2009.

(5)	Stock options vest/vested 25% on each of February 8, 2006, February 8, 2007, February 8, 2008 and February 8, 2009.

(6)	Stock options vest/vested 25% on each of February 10, 2005, February 10, 2006, February 10, 2007 and February 10, 2008.

(7)	Stock options vest/vested 25% on each of March 19, 2004, March 19, 2005, March 19, 2006 and March 19, 2007.

(8)	Stock options vest on December 31, 2007.

(9)	Stock options vest on March 28, 2007.

(10)	RSU awards vest as follows:

•	297,000 on February 10, 2007.

•	58,320 on each of March 19, 2007 and December 31, 2007.

•	753,163 on December 31, 2007.

•	475,389 on February 8, 2008.

•	109,163 on March 15, 2008.

(11)	RSU awards vest on February 7, 2009, and reflect forfeitures of RSU awards on February 26, 2007. Under the terms of our 2006 LTIC plan, RSU awards initially granted under the plan were subject to adjustment based on our actual performance compared to established performance objectives, which resulted in forfeiture on February 26, 2007 of all but 16.8% of the RSU awards initially granted on May 16, 2006. For more information on the LTIC plan, see “— Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Compensation Plan.” For information regarding the RSU awards initially granted under the 2006 LTIC plan, see the Grants of Plan-Based Awards table on page 37.

(12)	RSU awards vest as follows:

•	14,850 on February 10, 2007.

•	2,916 on each of March 19, 2007 and December 31, 2007.

•	38,251 on December 31, 2007.

•	23,769 on February 8, 2008.

•	5,458 on March 15, 2008.

(13)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on March 24, 2005.

(14)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on December 30, 2004.

(15)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on September 30, 2004.

(16)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on June 28, 2004.

(17)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on March 11, 2004.

(18)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on December 28, 2003.

(19)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on September 29, 2003.

(20)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on June 30, 2003.

(21)	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on March 13, 2003.

(22)	Deferred share awards vest on August 13, 2007.

(23)	Stock options vest/vested 25% on each of March 27, 2004, March 27, 2005, March 27, 2006 and March 27, 2007.

(24)	RSU awards vest as follows:

•	51,843 on February 10, 2007.

•	103,166 on February 8, 2008

•	134,409 on December 11, 2009.

(25)	RSU awards vest as follows:

•	2,592 on February 10, 2007.

•	5,157 on February 8, 2008

(26)	Deferred share and RSU awards vest as follows:

•	17,090 on August 13, 2007.

•	147,943 on July 24, 2008.

(27)	Pursuant to Mr. Donahue’s employment agreement, all unvested stock options vested on December 29, 2006, the date of his retirement.

(28)	Pursuant to Mr. Donahue’s employment agreement, all stock option grants with an expiration date subsequent to July 1, 2008 will expire on that date, except for a stock option grant of 698,670 shares that expires on December 31, 2009, and a stock option grant of 569,668 shares that expires on February 11, 2008.

(29)	Pursuant to Mr. Donahue’s employment agreement, this RSU award became fully vested and non-forfeitable as of the date of his retirement, but, as of December 31, 2006, remained outstanding and subject to the performance adjustment under our 2006 LTIC plan. The number of RSUs reflects the adjustment made on February 26, 2007, which resulted in forfeiture of all but 16.8% of the RSU awards initially granted on May 16, 2006.

(30)	Stock options vest 50% on each of February 7, 2007 and February 7, 2008.

(31)	Stock options vest/vested 50% on each of March 15, 2006 and March 15, 2007.

(32)	Stock options vest/vested 33 1/3% on each of February 8, 2006, February 8, 2007 and February 8, 2008.

(33)	Pursuant to the terms and conditions of our equity incentive plans, stock options grants with an original expiration date subsequent to May 21, 2008 will expire on that date.

(34)	Pursuant to the terms and conditions of our equity incentive plans, stock option grants with an original expiration date subsequent to March 22, 2008 will expire on that date.

(35)	RSU awards vest as follows and is net of awards that are scheduled to vest after February 21, 2008, which have been forfeited.

•	121,500 on February 10, 2007.

•	64,278 on March 27, 2007.

•	25,382 on September 10, 2007

•	281,712 on February 8, 2008.

(36)	RSU awards vest as follows and is net of awards that are scheduled to vest after February 21, 2008, which have been forfeited.

•	6,075 on February 10, 2007.

•	3,213 on March 27, 2007.

•	1,269 on September 10, 2007

•	14,085 on February 8, 2008.

Option Exercises and Stock Vested

The table below summarizes option awards that were exercised and stock awards that vested in 2006 with respect to each of our named executive officers. The table below reflects the following actions taken in connection with the May 17, 2006 spin-off of Embarq:

•	Each outstanding stock option held by a named executive officer was adjusted by multiplying the number of shares subject to the option by 1.0955 and dividing the exercise price by the same number.

•	Each named executive officer who held a RSU award entitled to receive dividend equivalent payments, which includes substantially all RSU awards that were outstanding at the time of the spin-off, received one Embarq RSU award for every twenty Sprint Nextel RSU awards held. The vesting schedule for each Embarq RSU award is identical to the vesting schedule of the related Sprint Nextel RSU award.

•	Each outstanding deferred share award granted under the Nextel Incentive Equity Plan was adjusted by multiplying the number of deferred shares by 1.0955, and cash was paid to the named executive officer in lieu of any fractional share.

	Option Awards			Sprint Nextel Stock Awards			Embarq Stock Awards
	Number of			Number of			Number of
	Shares		Value Realized	Shares		Value Realized	Shares		Value Realized
	Acquired on		on Exercise	Acquired on		on Vesting	Acquired on		on Vesting
Name	Exercise (#)		($)(1)	Vesting (#)		($)(2)	Vesting (#)		($)(2)

Gary D. Forsee	239,315	(3)	3,359,463	469,720	(4)	10,739,690
Paul N. Saleh	0		0	10	(5)	168
Timothy E. Kelly	0		0	22,891	(6)	504,351
Barry J. West	0		0	10	(7)	168
Richard T. C. LeFave	70,783		1,033,363	10	(8)	168
Timothy M. Donahue	761,383		14,218,965	474,733	(9)	8,279,337
Len J. Lauer	759,279		3,350,637	198,931	(10)	4,313,498	1,269	(10)	60,049

(1)	Amounts reflect the difference between the exercise price of the option and the market price of the underlying common stock at the time of exercise.

(2)	Amounts reflect the market price of our stock on the day the RSU award vested.

(3)	Mr. Forsee surrendered 164,878 shares of common stock to satisfy the exercise price of the stock options and related tax withholding obligations.

(4)	Mr. Forsee surrendered 198,130 shares of common stock receivable upon the vesting of these RSU awards to satisfy tax withholding obligations, resulting in Mr. Forsee receiving 271,590 shares of our common stock.

(5)	Mr. Saleh surrendered 4 shares of common stock receivable upon the vesting of this RSU award to satisfy tax withholding obligations, resulting in Mr. Saleh receiving 6 shares of our common stock.

(6)	Mr. Kelly surrendered 8,403 shares of common stock receivable upon the vesting of these RSU awards to satisfy tax withholding obligations, resulting in Mr. Kelly receiving 14,488 shares of our common stock.

(7)	Mr. West surrendered 4 shares of common stock receivable upon the vesting of this RSU award to satisfy tax withholding obligations, resulting in Mr. West receiving 6 shares of our common stock.

(8)	Mr. LeFave surrendered 5 shares of common stock receivable upon the vesting of this RSU award to satisfy tax withholding obligations, resulting in Mr. LeFave receiving 5 shares of our common stock.

(9)	With respect to 10 RSUs that vested, Mr. Donahue surrendered 5 shares of common stock receivable upon the vesting of this RSU award to satisfy tax withholding obligations, resulting in Mr. Donahue receiving 5 shares of our common stock. Mr. Donahue satisfied the tax withholding obligations related to 474,723 deferred shares that vested in cash, resulting in him receiving all 474,723 shares of our common stock related to that award.

(10)	Mr. Lauer surrendered 67,638 shares of Sprint Nextel common stock receivable upon the vesting of these RSU awards to satisfy tax withholding obligations, resulting in Mr. Lauer receiving 131,293 shares of our common stock. Mr. Lauer did not use any shares to satisfy the tax withholding obligations related to the vesting of the Embarq RSUs.

Pension Benefits

The table below summarizes, as of December 31, 2006, pension benefits to which our named executive officers are entitled, which include:

•	Sprint Retirement Pension Plan, or the Qualified Plan, designed to provide funded, tax-qualified defined benefits up to the limits on compensation and benefits under the IRC;

•	Sprint Supplemental Executive Retirement Plan, or SERP, which provides unfunded, non-qualified benefits in excess of the limits applicable to the Qualified Plan; and

•	Additional unfunded, non-qualified benefits to which Mr. Forsee is entitled under his employment agreement.

			Present	Payments
			Value of	During
		Number of Years	Accumulated	Last Fiscal
		Credited Service	Benefit	Year
Name	Plan Name(1)	(#)	($)(2)	($)

Gary Forsee	Sprint Retirement Pension Plan	13.3333	223,712	—
	Sprint Supplemental Executive Retirement Plan	13.3333	1,030,124	—
	Additional Retirement Benefits(3)	4.0000	6,039,410	—
Paul N. Saleh	—	—	—	—
Timothy Kelly	Sprint Retirement Pension Plan	11.1667	98,977	—
	Sprint Supplemental Executive Retirement Plan	11.1667	123,759	—
Barry J. West	—	—	—	—
Richard T. C. LeFave	—	—	—	—
Timothy M. Donahue	—	—	—	—
Len Lauer	Sprint Retirement Pension Plan	8.7500	87,332	—
	Sprint Supplemental Executive Retirement Plan	8.7500	342,685	—
	Mid Career Pension Enhancement under SERP (4)	10.0000	557,864	—

(1)	Because Messrs. Forsee, Kelly and Lauer were employed with us prior to the Sprint-Nextel merger, each is entitled to receive retirement benefits under our Qualified Plan and the SERP. Following the Sprint-Nextel merger, we froze benefits under both plans. Messrs. Forsee, Kelly and Lauer maintain their accrued benefit as of December 31, 2005 under these plans, but do not accrue additional benefits under either plan.

(2)	The Present Value of Accumulated Benefit amounts below have been measured as of December 31, 2006, and are based on a number of assumptions, including:

•	A discount rate of 6.2%;

•	Mortality rates based on standard actuarial tables;

•	No retirements prior to normal retirement age or withdrawals for disability or otherwise prior to retirement; and

•	A normal retirement age of 65 for all benefits, except with respect to Mr. Forsee’s additional retirement benefits, for which a January 1, 2008 retirement date is assumed.

Benefits are payable in the form of an annuity with monthly benefit payments.

(3) Under the terms of Mr. Forsee’s employment agreement, he is eligible to receive retirement benefits in addition to those provided under our Qualified Plan and SERP.

(4) Under the terms of Mr. Lauer’s employment agreement, his accumulated benefit under the SERP is based on an additional ten years of credited service.

Sprint Retirement Pension Plan

The Qualified Plan is a tax-qualified defined benefit pension plan. Only individuals who were employed with us prior to August 12, 2005, the date of the Sprint-Nextel merger, are eligible to participate in the Qualified Plan. Messrs. Forsee, Kelly and Lauer are the only named executive officers eligible to participate in the Qualified Plan.

Benefits under the Qualified Plan are based on each participant’s number of years of credited service and his or her eligible compensation. Benefit accruals under the plan were frozen on December 31, 2005 for all plan participants. Eligible compensation under the Qualified Plan is equal to the sum of base salary, certain annual short term incentive compensation, sales commissions and sales bonus compensation, including any amounts deferred under applicable deferred compensation plans, subject to annual compensation limits under the IRC.

The benefit amount, expressed as a single life annuity beginning at age 65, is equal to:

•	the product of 1.5% and the average annual compensation for the 60 months ending on December 31, 1993, multiplied by the number of years of credited service through December 31, 1993, plus

•	the product of 1.5% and eligible compensation earned from January 1, 1994 through December 31, 2005.

Benefits are limited by the IRC. The limit for 2006 is $175,000, expressed as a single life annuity beginning at normal retirement age. Benefits under the Qualified Plan are payable in the form of an annuity with monthly benefit payments. No lump sums are available for the named executive officers. Benefits under this plan are funded by an irrevocable tax-exempt trust.

Participants who are at least age 55 and have at least 10 years of service are eligible to elect a reduced early retirement benefit. The benefit is reduced by 5% for each year the benefit commences before age 65. Mr. Forsee is the only named executive officer who is eligible for early retirement benefits under the Qualified Plan as of December 31, 2006.

Sprint Supplemental Executive Retirement Plan

The SERP is an unfunded, non-qualified defined benefit pension plan designed to restore a participant’s overall retirement benefit to the level that would have been payable under the Qualified Plan absent certain IRC limitations. Messrs. Forsee, Kelly and Lauer are the only named executive officers eligible to participate in the SERP.

Benefits under the SERP are based on each participant’s number of years of credited service and the participant’s eligible compensation. Benefit accruals under the plan were frozen on December 31, 2005 for all plan participants. The years of credited service for eligible named executive officers are based only on their service while eligible for participation in the Qualified Plan, except with respect to Mr. Lauer. Under the mid-career pension enhancement provision, the board granted Mr. Lauer an additional ten years of service to recognize relevant employment prior to being employed with us. Accordingly, the accumulated benefit shown for Mr. Lauer is based on ten additional years of credited service awarded and average compensation paid to him during the period from his date of hire through 2005.

Eligible compensation under the SERP is equal to the sum of base salary, certain annual short term incentive compensation, sales commissions, and sales bonus compensation, inclusive of any amounts deferred under applicable deferred compensation plans. The amount of such compensation is not limited by the IRC annual compensation limits.

The benefit amount, expressed as a single life annuity beginning at age 65, is equal to:

•	the product of 1.5% and the average annual compensation for the 60 months ending on December 31, 1993, multiplied by the number of years of credited service through December 31, 1993, plus

•	the product of 1.5% and eligible compensation earned from January 1, 1994 through December 31, 2005.

This benefit amount is reduced by the benefit amount provided by the Qualified Plan.

Benefits under the SERP are payable in the form of an annuity with monthly benefit payments. No lump sums are available for the named executive officers. The SERP is unfunded; thus, participants are general creditors of ours with respect to their SERP benefit payments.

Participants who are at least age 55 and have at least 10 years of service are eligible to elect a reduced early retirement benefit. The benefit is reduced by 5% for each year the benefit commences before age 65. Mr. Forsee is the only named executive officer who is eligible for early retirement benefits under the SERP as of December 31, 2006.

Additional Retirement Benefits

Under the terms of Mr. Forsee’s employment agreement, he is eligible to receive an annual retirement benefit equal to five percent of his covered compensation (generally, annual base salary plus actual annual incentive pay earned) for each calendar year of service beginning with 2003, up to a maximum of 65% of his covered compensation. This benefit will be offset by pension benefits payable to him by any former employer and by us under the Qualified Plan and the SERP. Any retirement benefits earned pursuant to Mr. Forsee’s employment agreement will be payable, without reduction, on the later of January 1, 2008 or the date that his employment is terminated.

Nonqualifed Deferred Compensation

The table below summarizes the information with respect to our nonqualified deferred compensation plans, and the activity and balances with respect to the account of each named executive officers who participates in one of our deferred compensation plans.

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
Name	Contributions in	Contributions in	Earnings in	Distributions	Balance at Last
(a)	Last FY ($)(1)	Last FY ($)(2)	Last FY ($)	($)	FYE ($)(3)

Gary D. Forsee	932,896	—	189,606	—	2,685,031
Paul N. Saleh	66,635	66,635	5,639	—	138,908
Barry J. West	—	—	—	—	—
Timothy E. Kelly	22,126	22,126	1,286	—	45,539
Richard T. C. LeFave	40,000	22,031	3,472	—	65,502
Timothy M. Donahue	—	—	96,057	—	945,152
Len J. Lauer	53,595	—	4,287	—	57,881

(1)	Represents contributions by the named executive officers, the amounts of which are included in the Summary Compensation Table in the Salary column.

(2)	Represents contributions by us, the amounts of which are included in the Summary Compensation Table in the All Other Compensation column.

(3)	Represents the aggregate balance as of December 31, 2006, adjusted to include contributions by us earned in 2006, but not credited to the account of the applicable named executive officer until January 2007.

Each named executive officer is entitled to participate in the Sprint Nextel Deferred Compensation Plan, a nonqualified and unfunded plan under which they may defer to future years the receipt of certain compensation that would otherwise be paid to them in the year in which it was earned. Participants may defer up to 75% of base salary and 100% of STIC payments. Under the plan, for each of our named executive officers who participate in the plan, other than Mr. Forsee, we match contributions made by participants in an amount up to 5% of eligible earnings above the applicable annual limit, which for 2006 was $220,000, to compensate highly-compensated employees for limitations placed on our 401(k) plan by federal tax law. Mr. Forsee is not eligible to participate in the matching feature of this plan due to the retirement benefits to which he is eligible under his employment agreement. Compensation deferred by participants and any matching contributions made by us are credited to a bookkeeping account that represents our unsecured obligation to repay the participant in the future. Participants elect to allocate deferred and matching contributions among one or more hypothetical investment options, which include one option that tracks our common stock and other options that track broad bond and equity indices. Participants may change hypothetical investment elections only four times a year and at least three months must elapse between each change. Under the plan, the amount of our unfunded obligation is determined by tracking the value in the bookkeeping account according to the performance of the hypothetical investments. Messrs. Forsee, Saleh, Kelly, LeFave and Lauer participated in this plan during 2006. Prior to the merger, Mr. Donahue participated in the Nextel Communications, Inc. Cash Compensation Deferral Plan.

Prior to the Sprint-Nextel merger, Mr. Forsee participated in our Executive Deferred Compensation Plan, or EDCP. The EDCP provides for two hypothetical investment options — one that is interest bearing and one that tracks the performance of our stock — to which deferred contributions credited to bookkeeping accounts may be allocated. The interest bearing account accrues interest at a per annum rate equal to the greater of Citibank’s prime rate in effect at the beginning of each month or 6%.

Potential Payments Upon Termination of Employment or Change of Control

The amounts shown in the tables and discussed in the narratives below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees upon termination of employment, including accrued salary and vacation pay, distribution of balances under our 401(k) and deferred compensation plans and accrued pension benefits available for eligible employees. For more information on the pension and deferred compensation benefits available to our named executive officers, see the Pension Benefits table and related narrative disclosure beginning on page 47 and the Non-Qualified Deferred Compensation table and related narrative disclosure beginning on page 49 of this proxy statement.

Mr. Forsee

The following table and narrative describe the potential payments upon termination of employment for Gary D. Forsee, our Chairman, President and Chief Executive Officer, assuming the date of termination of employment was December 29, 2006.

Executive Benefits and Payments	Termination Without Cause or	Change of Control: Termination
Upon Termination	for Constructive Discharge	Without Cause or for Good Reason

Compensation:
Base Salary	$2,900,000	$4,350,000
Short Term Incentive — 2006	$414,120	$2,465,000
Short Term Incentive -Target	$4,930,000	$7,395,000
Long Term Incentive — Accelerated Vesting(1)	$43,240,921	$50,723,475
Integration Overachievement Plan(2)	$1,250,000	$1,250,000
Benefits:
Present Value of Additional Retirement Benefit	$2,702,699	$7,501,646
Health and Welfare Benefits	$34,205	$51,307
Outplacement Services	$45,000	$67,500
Security Equipment and Services, Communications Services and Insurance	$9,658	$14,487
Excise Tax Reimbursement	$0	$16,071,258

(1)	The value of accelerated options is based on the intrinsic value of the options, and the value of accelerated RSUs is based on the market value of our stock, on December 29, 2006.

(2)	Table gives effect to the Integration Overachievement Plan. This plan provides for a pro-rata payout only for involuntary terminations without cause, or in the case of death or disability, that occur on or after December 31, 2006.

Termination Without Cause or for Constructive Discharge

Had Mr. Forsee’s employment been terminated on December 29, 2006, either by us without cause or by Mr. Forsee in connection with an event deemed a constructive termination (as defined in Mr. Forsee’s employment agreement), other than during the 24-month period following a change of control (as defined in Mr. Forsee’s employment agreement), he would have been entitled to receive the following severance benefits:

•	his annual short-term incentive payment for the year of termination, based on our actual performance for the year, with payment being made after the HC&CC determined whether targets were achieved;

•	compensation through the second anniversary of the termination of his employment, paid in monthly installments, at an annual rate equal to his base salary at the time of termination and his target short-term incentive opportunity for the year in which his employment was terminated;

•	only in the case of an involuntary termination without cause occurring on or after December 31, 2006, a pro-rata portion of his Integration Overachievement Plan target award, paid on the same schedule as other participants;

•	two years of outplacement services;

•	continued participation in our medical and welfare plans for a period of two years;

•	continued receipt for two years of perquisites that he was receiving, or entitled to receive, at the time his employment was terminated (other than use of company aircraft), which perquisites currently include security equipment and services, communications services and an umbrella liability insurance policy;

•	a 10% increase in his additional retirement benefit; and

•	acceleration of certain options granted and RSUs awarded to Mr. Forsee pursuant to his employment agreement, the number of which is determined based on the number of whole months Mr. Forsee has been employed by us divided by the number of months in the vesting period for each award, and all other option grants and RSU awards will continue to vest according to their terms during a two-year severance period.

Termination Without Cause or For Good Reason Following a Change of Control

Had Mr. Forsee’s employment been terminated on December 29, 2006, either by us without cause or by Mr. Forsee for good reason, and the termination date was within a 24-month period following a change of control, Mr. Forsee would have been entitled to receive, as soon as practicable:

•	his pro-rata annual short-term incentive payment for the year of termination, based on the greater of his target opportunity for the year in which the change of control occurred and the year in which his employment was terminated;

•	a lump sum equal to three times the sum of (i) the highest rate of his base salary during the period beginning immediately prior to the change of control and ending at the time that his employment was terminated, and (ii) the greater of his target opportunity for the year in which the change in control occurred and the year in which his employment was terminated;

•	only in the case of an involuntary termination without cause occurring on or after December 31, 2006, a pro-rata portion of his Integration Overachievement Plan target award, paid on the same schedule as other participants;

•	three years of outplacement services;

•	continued participation in our medical and welfare plans for a period of three years;

•	continued receipt for three years of perquisites that he was receiving, or entitled to receive, at the time that his employment was terminated (other than use of company aircraft), which perquisites currently include security equipment and services, communications services and an umbrella liability insurance policy;

•	a 15% increase in additional retirement benefits; and

•	immediate vesting of all options granted and RSUs awarded to Mr. Forsee that, as of the date of the change of control, had been outstanding for one year, pursuant to our 1997 Long-Term Stock Incentive Program.

Upon a change of control, Mr. Forsee may be subject to certain excise taxes pursuant to section 4999 of the IRC. We have agreed to reimburse Mr. Forsee for all excise taxes that are imposed on him under section 4999 and any income and excise taxes that are payable by Mr. Forsee as a result of any reimbursements for section 4999 excise taxes. The total section 4999 tax gross-up amount in the above table assumes that Mr. Forsee is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon Mr. Forsee as a result of parachute payments received in connection with a change of control and (ii) any additional income and excise taxes that are imposed upon Mr. Forsee as a result of our reimbursement of Mr. Forsee for any excise taxes. Mr. Forsee is not entitled to reimbursement for income taxes attributable to payments or benefits related to a change of control except those payments for reimbursement of excise taxes imposed under section 4999. The calculation of the section 4999 gross-up amount in the above table is based upon a section 4999 excise tax rate of 20%, a 35% federal income tax rate, and applicable Medicare, Social Security and state income tax rates. For purposes of the section 4999 excise tax reimbursement calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Forsee executing a non-competition agreement.

Additional Retirement Benefit

For a description of assumptions regarding the additional retirement benefit, see “— Pension Benefits.”

Voluntary Termination of Employment or Termination for Cause

Had Mr. Forsee voluntarily terminated his employment with us without good reason (as defined in Mr. Forsee’s employment agreement) or been terminated by us for cause (as defined in Mr. Forsee’s employment agreement) on December 29, 2006, he would have been entitled to a $414,120 short-term incentive payment for the fiscal year based on our actual performance, with payment being made after the HC&CC determined whether targets were achieved.

Normal (Age 65) Retirement

At Mr. Forsee’s normal (age 65) retirement, he will be entitled to receive:

•	a pro-rata portion of his annual short-term incentive payment for the year of termination, based on our actual performance for the year, with payment being made after the HC&CC has determined whether targets have been achieved;

•	life-long participation in our medical plans; and

•	acceleration of options granted and RSUs awarded to Mr. Forsee that have been outstanding for at least one year as of the date of retirement, pursuant to our 1997 Long-Term Stock Incentive Program.

Termination as a Result of Death or Disability

Had Mr. Forsee’s employment been terminated by reason of death or disability on December 29, 2006, he would have been entitled to receive:

•	a $414,120 short-term incentive payment based on our actual performance for the year, with payment being made after the HC&CC determined whether targets were achieved;

•	for death or defined disabilities occurring on or after December 31, 2006, $1,250,000 representing a pro-rata portion of his Integration Overachievement Plan target award, paid on the same schedule as other participants; and

•	acceleration of $55,106,314 of options granted and RSUs awarded and outstanding as of the date of death or disability, pursuant to our 1997 Long-Term Stock Incentive Program, with the value of accelerated options based on the intrinsic value of the options, and the value of accelerated RSUs based on the market value of our stock, on December 29, 2006.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Forsee’s entitlement to receive the amounts referenced in the above table, except for the Integration Overachievement Plan award, Mr. Forsee will:

•	be required to execute a release in favor of us;

•	be subject to confidentiality and non-disparagement provisions on a permanent basis following the termination of his employment;

•	for the 24-month period following the termination of his employment, be prohibited from:

•	engaging in certain employment activities with a competitor of ours;

•	soliciting our employees and certain other parties doing business with us to terminate their relationships with us; and

•	soliciting or assisting any party to undertake any action that would be reasonably likely to, or is intended to, result in a change of control or seek to control our board of directors.

If Mr. Forsee breaches any of these obligations, he will have no rights in, and we will have no obligation to provide, any pension benefits; he will have no right to any severance benefits yet to be paid or provided under his employment agreement; and any outstanding equity-based award granted under his employment agreement will terminate immediately.

Mr. Saleh

The following table and narrative describe the potential payments upon termination of employment for Paul N. Saleh, our Chief Financial Officer, assuming the date of termination of employment was December 29, 2006. Mr. Saleh’s employment agreement does not provide for different benefits if Mr. Saleh is terminated as a result of a change in control.

	Termination Without	Termination for
Executive Benefits and	Cause or for Good	Good Reason
Payments Upon Termination	Reason	Due to Relocation	Disability	Death

Compensation:
Base Salary	$1,500,000	$750,000	$750,000	$750,000
Short Term Incentive — 2006	$937,500	$937,500	$157,500	$157,500
Short Term Incentive Plan — Target	$1,875,000	$937,500	$0	$0
Long Term Incentive — Accelerated Vesting(1)	$4,331,663	$4,331,663	$4,331,663	$4,331,663
Integration Overachievement Plan(2)	$500,000	$0	$500,000	$500,000
Benefits:
Health and Welfare Benefits	$29,751	$14,876	$14,876	$0
Outplacement Services	$50,000	$0	$0	$0

(1)	The value of accelerated options is based on the intrinsic value of the options, and the value of accelerated RSUs is based on the market value of our stock, on December 29, 2006.

(2)	Table gives effect to the Integration Overachievement Plan. This plan provides for a pro-rata payout only for involuntary terminations without cause, or in the case of death or disability, that occur on or after December 31, 2006.

Termination Without Cause or For Good Reason (Other than Relocation)

Had Mr. Saleh’s employment been terminated on December 29, 2006, whether or not in connection with a change in control, either by us without cause or by Mr. Saleh for good reason, other than for relocation (as these terms are defined in Mr. Saleh’s employment agreement), Mr. Saleh would have been entitled to receive:

•	an amount equal to his then-current base salary and benefits for a two-year period, through periodic payments with the same frequency as our payroll schedule;

•	payment of the short-term incentive award for (i) the fiscal year in which the termination occurred, (ii) the next fiscal year, and (iii) a portion of the short-term incentive award for the second fiscal year following his termination (based on the length of time served in the year that his employment was terminated), in each case at the greater of the target amount or actual performance, with each annual payment being made after the HC&CC has determined whether targets have been achieved;

•	only in the case of an involuntary termination without cause occurring on or after December 31, 2006, Mr. Saleh will receive a pro-rata portion of his Integration Overachievement Plan target award, paid on the same schedule as other participants;

•	accelerated vesting of options and RSUs, and any vested stock options will remain outstanding and exercisable for twelve months;

•	continued participation in the medical and welfare plans that Mr. Saleh was participating in on his termination date for a period of two years; and

•	outplacement services in an amount not to exceed $50,000.

Although not reflected in the table above, in the event Mr. Saleh is terminated without cause or resigns for good reason in connection with a change of control of our company, he is eligible under our new Change of Control Severance Plan, effective January 1, 2007, to receive a lump sum payment of two years of base salary (instead of periodic payments) and a lump sum payment of two years of his target incentive bonus plus the prorated portion of his target bonus for the year in which he was terminated. In addition, he would be eligible to receive up to $35,000 of outplacement services.

Termination for Good Reason due to Relocation

Had Mr. Saleh terminated his employment with us on December 29, 2006 for good reason based on the relocation of his principal place of work more than 30 miles without his consent, he would have been entitled to receive:

•	an amount equal to his existing annual base salary and benefits for a one-year period, through periodic payments with the same frequency as our payroll schedule;

•	payment of the short-term incentive award for the fiscal year in which the termination occurred, at the greater of the target amount or actual performance, with this payment being made after the HC&CC determined whether targets have been achieved;

•	accelerated vesting of options and RSUs, and any vested stock options will remain outstanding and exercisable for twelve months; and

•	continued participation in the medical and welfare plans that Mr. Saleh was participating in on his termination date for one year.

Although not reflected in the table above, in the event Mr. Saleh resigns for good reason due to his place of work being relocated more than 50 miles in connection with a change of control of our company, he is eligible under our new Change of Control Severance Plan, effective January 1, 2007, to receive a lump sum payment of two years of his base salary and two years of short-term incentive target bonus, along with a pro-rated short-term incentive target payment for the year in which the termination occurs.

Benefits Upon Disability

Had Mr. Saleh’s employment been terminated by reason of disability on December 29, 2006, he would have been entitled to receive:

•	an amount equal to his existing annual base salary for a one-year period, through periodic payments with the same frequency as our payroll schedule;

•	a short-term incentive payment based on our actual performance for the year, with payment being made after the HC&CC determined whether targets were achieved;

•	for defined disabilities occurring on or after December 31, 2006, a pro-rata portion of his Integration Overachievement Plan target award, paid on the same schedule as other participants;

•	accelerated vesting of options and RSUs, and any vested stock options will remain outstanding and exercisable for twelve months; and

•	continued participation in the medical and welfare plans that Mr. Saleh was participating in on his termination date for one year.

If Mr. Saleh becomes entitled to receive benefits under a long-term disability plan paid for by us, then his benefits will be reduced by the amount of the benefits paid under the disability plan.

Benefits Upon Death

Had Mr. Saleh’s employment been terminated by reason of death on December 29, 2006, his estate would have been entitled to receive:

•	an amount equal to his existing annual salary, payable in a lump sum;

•	a short-term incentive payment based on our actual performance for the year, with payment as soon as practicable;

•	for death occurring on or after December 31, 2006, a pro-rata portion of his Integration Overachievement Plan target award paid on the same schedule as other participants; and

•	accelerated vesting of options and RSUs, and any vested stock options will remain outstanding and exercisable for twelve months.

Voluntary Termination of Employment or Termination for Cause

Had Mr. Saleh voluntarily terminated his employment with us without good reason (as defined in Mr. Saleh’s employment agreement) or been terminated by us for cause (as defined in Mr. Saleh’s employment agreement) on December 29, 2006, he would have been entitled to a $157,500 short-term incentive award for the fiscal year.

Normal (Age 65) Retirement

At Mr. Saleh’s normal (age 65) retirement, he will be entitled to:

•	a pro-rata portion of his annual short-term incentive payment, based on our actual performance for the year, with payment being made after the HC&CC has determined whether targets have been achieved; and

•	acceleration of options granted and RSUs awarded to Mr. Saleh that have been outstanding for at least one year as of the date of retirement, pursuant to our 1997 Long-Term Stock Incentive Program.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Saleh’s entitlement to receive the benefits discussed above, except for the Integration Overachievement Plan award and benefits provided at normal retirement or death, he will be required to execute a release in favor of us. In addition, the continued payment of the above amounts, except for the Integration Overachievement Plan award and benefits provided at normal retirement, is based on Mr. Saleh’s compliance with confidentiality and non-disparagement provisions on a permanent basis following the termination of his employment and, for the 24-month period following the termination of his employment, with non-competition and non-solicitation provisions.

Mr. Kelly

The following table and narrative describe the potential payments upon termination of employment for Timothy E. Kelly, our President, Customer Management, assuming the date of termination of employment was December 29, 2006.

	Termination Without Cause or
Executive Benefits and Payments Upon Termination	for Constructive Discharge

Compensation:
Base Salary	$825,000
Short Term Incentive — 2006	$97,020
Short Term Incentive Plan — Target	$866,250
Long Term Incentive — Accelerated Vesting/Continued Vesting	$3,760,142	(1)
Integration Overachievement Plan(2)	$275,000
Benefits:
Health and Welfare Benefits	$15,855
Outplacement Services	$22,500/year

(1)	The value of accelerated options is based on the intrinsic value of the options, and the value of accelerated RSUs is based on the market value of our stock, on December 29, 2006. Acceleration pursuant to the 1997 Long-Term Stock Incentive Program occurs only for involuntary terminations in connection with a change in control. Continued vesting in a non-change in control situation pursuant to Mr. Kelly’s employment agreement would result in the vesting of options and RSUs with the same value during his 18-month severance period.

(2)	Table gives effect to the Integration Overachievement Plan. This plan provides for a pro-rata payout only for involuntary terminations without cause, or in the case of death or disability, that occur on or after December 31, 2006.

Termination Without Cause or for Constructive Discharge

Had Mr. Kelly’s employment been terminated on December 29, 2006 either by us for any reason other than for cause or total disability or by Mr. Kelly for constructive discharge (as these terms are defined in Mr. Kelly’s employment agreement), whether or not in connection with a change in control, Mr. Kelly would have been entitled to receive:

•	compensation at the same rate as his then-current base salary for a period of eighteen months, through periodic payments with the same frequency as our payroll schedule;

•	payment of the short-term incentive award for (i) the fiscal year in which the termination occurred based on the actual performance level for the period before the beginning of his termination and (ii) the next eighteen months based on the lesser of the actual performance levels during this period or 100% of targeted performance during this period, with payment for the post-termination amounts being made after the HC&CC determined whether targets were achieved;

•	only in the case of an involuntary termination without cause occurring on or after December 31, 2006, Mr. Kelly will receive a pro-rata portion of his Integration Overachievement Plan target award, paid on the same schedule as other participants;

•	continued vesting of options and RSUs during the eighteen month severance period;

•	if the termination is following a change in control, accelerated vesting of options and RSUs if outstanding at least one year prior to the date of the change in control, pursuant to our 1997 Long-Term Stock Incentive Program;

•	continued participation in all group health plans that Mr. Kelly was participating in on his termination date for a period of eighteen months, unless Mr. Kelly becomes employed full-time during this period;

•	continued participation in all group life insurance and other retirement plans that Mr. Kelly was participating in on his termination date for a period of eighteen months; and

•	outplacement services until Mr. Kelly becomes employed.

Voluntary Termination of Employment or Termination for Cause

Had Mr. Kelly voluntarily terminated his employment with us without constructive discharge or been terminated by us for cause on December 29, 2006, he would have been entitled to a $97,020 short-term incentive award for fiscal year 2006.

Benefits Upon Normal (Age 65) Retirement

At Mr. Kelly’s normal (age 65) retirement, he will be entitled to:

•	a pro-rata portion of his annual short-term incentive payment based on our actual performance for the year, with payment being made after the HC&CC has determined whether targets have been achieved; and

•	acceleration of options granted and RSUs awarded to Mr. Kelly that have been outstanding at least one year as of the date of retirement, pursuant to our 1997 Long-Term Stock Incentive Program.

Termination as a Result of Death or Disability

Had Mr. Kelly’s employment been terminated by reason of death or disability on December 29, 2006, he would have been entitled to:

•	a short-term incentive award of $97,020 based on our actual performance for the year, with payment being made after the HC&CC determined whether targets were achieved;

•	for death or disability occurring on or after December 31, 2006, $275,000 representing a pro-rata portion of his Integration Overachievement Plan target award, paid on the same schedule as other participants; and

•	acceleration of $7,624,941 of options granted and RSUs awarded and outstanding as of the date of death or disability, pursuant to our 1997 Long-Term Stock Incentive Program, with the value of accelerated options based on the intrinsic value of the options, and the value of accelerated RSUs based on the market value of our stock, on December 29, 2006.

Conditions Applicable to the Receipt of Severance Payments and Benefits

The continued payment of the above amounts, except for the Integration Overachievement Plan award, accrued pension benefits and benefits provided at normal retirement or death, is based on Mr. Kelly’s compliance with a confidentiality provision on a permanent basis following the termination of his employment and, for the 18-month period following the termination of his employment, with non-competition and non-solicitation provisions.

Mr. West

The following table and narrative describe the potential payments upon termination of employment for Barry West, our Chief Technology Officer and President, 4G Mobile Broadband, assuming the date of termination of employment was December 29, 2006.

	Termination Without	Termination for
	Cause or for	Good Reason
Executive Benefits and Payments Upon Termination	Good Reason	Due to Relocation	Disability	Death

Compensation:
Base Salary	$850,000	$425,000	$425,000	$425,000
Short Term Incentive — 2006	$425,000	$425,000	$71,400	$71,400
Short Term Incentive Plan — Target	$850,000	$425,000	$0	$0
Long Term Incentive — Accelerated Vesting(1)	$1,496,387	$1,496,387	$1,496,387	$1,496,387
Integration Overachievement Plan(2)	$212,500	$0	$212,500	$212,500
Benefits:
Health and Welfare Benefits	$28,167	$14,083	$14,083	$0
Outplacement Services	$50,000	$0	$0	$0

(1)	The value of accelerated options is based on the intrinsic value of the options, and the value of accelerated RSUs is based on the market value of our stock, on December 29, 2006.

(2)	Table gives effect to the Integration Overachievement Plan. This plan provides for a pro-rata payout only for involuntary terminations without cause, or in the case of death or disability, that occur on or after December 31, 2006.

Mr. West’s employment agreement provides for the same termination benefits as Mr. Saleh’s agreement. For a description of the manner in which the amounts set forth in the table above are determined, and for a description of benefits in other termination scenarios, please see the description under Mr. Saleh.

Had Mr. West voluntarily terminated his employment with us without good reason (as defined in Mr. West’s employment agreement) or been terminated by us for cause (as defined in Mr. West’s employment agreement) on December 29, 2006, he would have been entitled to a $71,400 short-term incentive award for the fiscal year.

Amendments to Employment Agreement

On July 25, 2006, in connection with the Sprint-Nextel merger, Mr. West entered into an amendment to his employment agreement and, on February 28, 2007, a further amendment, providing for:

•	a lump sum payment of $1,900,000, which represents two times base salary and short-term incentive target, paid six months after his date of termination if Mr. West resigns (with or without good reason) or if he is involuntarily terminated without cause before July 1, 2007, or, if Mr. West remains employed through June 30, 2007, paid on January 2, 2008;

•	a lump sum payment of $250,000 on June 30, 2007 if Mr. West is employed through that date, or a pro-rata payment of $250,000 based on the number of days employed up until June 30, 2007 if Mr. West resigns or is terminated without cause prior to June 30, 2007, payable as soon as practicable after his termination;

•	a lump sum payment of $250,000 on December 31, 2007 if Mr. West is employed through that date, or a pro-rata payment of $250,000 based on the number days employed after June 30, 2007 if Mr. West resigns or is involuntarily terminated without cause prior to December 31, 2007, payable as soon as practicable after his termination date;

•	if Mr. West resigns during 2007, a pro-rata payment of his short-term incentive award at the greater of target or actual, with payment being made after the HC&CC has determined whether targets have been achieved;

•	accelerated vesting on February 28, 2007 of all unvested options, deferred shares and RSU awards;

•	a termination of his non-competition agreement on February 28, 2008;

•	continued participation in our medical and welfare plans for a period of two years after his termination; and

•	waiver by Mr. West of participation in our 2007 long-term incentive compensation programs.

Mr. LeFave

The following table and narrative describe the potential payments upon termination of employment for Richard T. C. LeFave, our Chief Information Officer, assuming the date of termination of employment was December 29, 2006.

	Termination	Termination for
	Without Cause or	Good Reason
Executive Benefits and Payments Upon Termination	for Good Reason	Due to Relocation	Disability	Death

Compensation:
Base Salary	$800,000	$400,000	$400,000	$400,000
Short Term Incentive — 2006	$400,000	$400,000	$67,200	$67,200
Short Term Incentive Plan — Target	$800,000	$400,000	$0	$0
Long Term Incentive — Accelerated Vesting(1)	$3,970,564	$3,970,564	$3,970,564	$3,970,564
Integration Overachievement Plan(2)	$200,000	$0	$200,000	$200,000
Benefits:
Health and Welfare Benefits	$27,228	$13,614	$13,614	$0
Outplacement Services	$50,000	$0	$0	$0

(1)	The value of accelerated options is based on the intrinsic value of the options, and the value of accelerated RSUs is based on the market value of our stock, on December 29, 2006.

(2)	Table gives effect to the Integration Overachievement Plan. This plan provides for a pro-rata payout only for involuntary terminations without cause, or in the case of death or disability, that occur on or after December 31, 2006.

Mr. LeFave’s employment agreement provides for the same termination benefits as Mr. Saleh’s agreement. For a description of the manner in which the amounts set forth in the table above are determined, and for a description of benefits in other termination scenarios, please see the description under Mr. Saleh.

Had Mr. LeFave voluntarily terminated his employment with us without good reason (as defined in Mr. LeFave’s employment agreement) or been terminated by us for cause (as defined in Mr. LeFave’s employment agreement) on December 29, 2006, he would have been entitled to a $67,200 short-term incentive award for the fiscal year.

Mr. Donahue

On December 29, 2006, Timothy M. Donahue, our former Executive Chairman, terminated his employment with us for good reason after a change in control.

The following table describes the payments Mr. Donahue is entitled to receive due to his termination.

Termination for Good Reason
After Change in Control

Compensation
Base Salary Continuation	$2,800,000
Short Term Incentive Award	$7,140,000
Long Term Incentive (Accelerated/Continued Equity Vesting)(1)	$979,566
Benefits
Company Contributions for Health and Welfare Benefits	$36,224
Communication Services	$23,999

(1)	The value of accelerated options is based on the intrinsic value of the options, and the value of accelerated RSUs is based on the market value of our stock, on December 29, 2006.

Below is a description of the manner in which the amounts set forth in the table above are determined.

On December 29, 2006, Mr. Donahue terminated his employment with us for good reason after a change in control. Pursuant to his employment agreement and our benefit and compensation plans and programs, Mr. Donahue is entitled to receive the following severance benefits:

•	two years of base salary, paid in equal installments on the same schedule as paid prior to his termination, at an annual rate equal to his base salary at the time of termination;

•	a short-term incentive payout for 2006, 2007 and 2008 at the greater of his annual target opportunity or actual performance under the then-applicable short-term incentive plan, with each annual payment being made after the HC&CC has determined whether targets have been achieved;

•	accelerated vesting of any unvested RSUs and stock options, with stock options granted prior to our merger with Nextel remaining outstanding and exercisable through July 1, 2008 and stock options granted after the merger remaining exercisable until December 31, 2009;

•	two years of communication services; and

•	two years of continued participation in the medical and welfare plans that Mr. Donahue was participating in on his termination date.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Donahue’s entitlement to receive the amounts referenced in the above table, he executed a release in favor of us. In addition, the continued payment of the above amounts is based on Mr. Donahue’s compliance with confidentiality and non-disparagement provisions on a permanent basis following the termination of his employment and, for the two year period following the termination of his employment, with non-competition and non-solicitation provisions.

One Year Extension of Severance Benefits

Pursuant to his employment agreement, Mr. Donahue may elect to extend the non-competition and non-solicitation provisions of his employment agreement for an additional year by giving us written notice of his election no later than 90 days prior to the end of his initial two year severance period. Should Mr. Donahue elect to extend the non-competition and non-solicitation provisions of his employment agreement for an additional year, Mr. Donahue is entitled to receive the following benefits:

•	one year of base salary of $1,400,000, paid in equal installments on the same schedule as paid prior to his termination;

•	a short-term incentive payout for 2009 at the greater of his annual target opportunity or actual performance, with the payment being made after the HC&CC has determined whether targets have been achieved;

•	one year of communication services, with a current value of $18,112; and

•	one year of continued participation in our medical and welfare plans that Mr. Donahue was participating in on his termination date, with a current value of $11,999.

Mr. Lauer

The following table describes the payments Len J. Lauer, our former Chief Operating Officer, is entitled to receive due to his termination on August 21, 2006. Mr. Lauer is also entitled to pension benefits, as described in “— Pension Benefits.”

Benefit	Amount

Base Salary Continuation	$1,457,100
Short Term Incentive Payment for 2006	$212,154
Short Term Incentive Payment for Remaining Severance Period(1)	$1,473,290
Equity Vesting During Severance(2)	$10,287,324
Company Contributions for Health and Welfare Benefits	$20,796
Outplacement Services	$45,000
Communication Services	$6,150

(1)	This amount assumes payout at Mr. Lauer’s 2007 short-term incentive target.

(2)	The value of accelerated options is based on the intrinsic value of the options, and the value of accelerated RSUs is based on the market value of our stock, on August 18, 2006.

Below is a description of the manner in which the amounts set forth in the table above are determined.

Mr. Lauer was terminated by us without cause on August 21, 2006. Pursuant to his employment agreement and our benefit and compensation plans and programs, Mr. Lauer is entitled to receive the following severance benefits:

•	18 months of base salary, paid in equal installments on the same schedule as paid prior to his termination, at an annual rate equal to his base salary at the time of his termination;

•	a short-term incentive payout equal to the actual incentive payout for 2006 and a short-term incentive payout for 2007 equal to the lesser of (i) the actual payout Mr. Lauer would have received if he had been employed with us or (ii) Mr. Lauer’s 2007 short-term incentive target, each made when payouts are made under the plans for the respective years and, in addition, an amount equal to 2/12ths of the 2007 payout amount, paid at the same time as the 2007 short-term incentive payout;

•	eighteen months of continued participation in our medical and welfare plans that Mr. Lauer was participating in on his termination date, unless Mr. Lauer becomes employed full-time during this period;

•	a $45,000 cash payment in lieu of outplacement counseling services;

•	eighteen months of continued communications services that he was receiving at the time that his employment was terminated; and

•	eighteen months of continued vesting of RSUs and options, with vested options exercisable for three months after the eighteen month period has elapsed.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Lauer’s entitlement to receive the amounts referenced in the above table, he executed a release in favor of us. In addition, the continued payment of the above amounts is based on Mr. Lauer’s compliance with confidentiality and non-disparagement provisions on a permanent basis following the termination of his employment and, for the 18-month period following the termination of his employment, with non-competition, non-solicitation and no adverse actions provisions.

Certain Relationships and Related Transactions

Glenn Grella, the brother-in-law of Mr. Donahue, our former Chairman, owns two companies, North American Wireless and The Customer Center, each of which is an authorized dealer of ours. In 2006, we paid commissions to these companies of about $15 million in the aggregate, and received payments from them of about $12 million in the aggregate for equipment purchases.

Subsequent to year end, our board of directors adopted a written policy regarding the review and approval or ratification of transactions involving our company and our directors, nominees for directors, executive officers, immediate family members of these individuals, and shareholders owning five percent or more of our outstanding voting stock, each of whom is referred to as a related party. Our policy covers any related party transaction, arrangement or relationship where a related party has a direct or indirect material interest and the amount involved exceeds $120,000, except for approved compensation-related arrangements. Our corporate governance and legal staff are primarily responsible for the development and implementation of processes and procedures to obtain information from our directors and executive officers with respect to related party transactions.

We have a related party transaction committee that is comprised of members of management that reviews related party transactions to determine, based on the facts and circumstances, the potential amount involved and whether a related party has a direct or indirect material interest in the transaction. The related party transaction committee then makes a recommendation to the Audit Committee of our board of directors on the appropriateness of the related party transaction. The Audit Committee approves or ratifies the related party transaction only if it determines the transaction is in the best interests of our company and our stockholders.

Proposal 2. Ratification of Independent Registered Public Accounting Firm

(Item 2 on Proxy Card)

Our Audit Committee has voted to appoint KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting for our company and our subsidiaries for the year ending December 31, 2007. Our shareholders are asked to ratify that appointment at the annual meeting. In keeping with good corporate governance, the Audit Committee will periodically assess the suitability of our incumbent independent registered public accounting firm taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms.

Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of KPMG is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

The following paragraphs describe the fees billed for professional services rendered by our independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2005.

Audit Fees

For professional services rendered for the audit of our 2006 consolidated financial statements, the reports on management’s assessment regarding the effectiveness of our internal control over financial reporting and the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, the review of the consolidated financial statements included in our 2006 Form 10-Qs and the statutory audits of our international subsidiaries, KPMG billed us a total of $15.1 million.

For professional services rendered for the audit of our 2005 consolidated financial statements, the reports on management’s assessment regarding the effectiveness of our internal control over financial reporting and the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, the review of the consolidated financial statements included in our 2005 Form 10-Qs and the statutory audits of our international subsidiaries, KPMG billed us a total of $11.7 million.

These amounts also include reviews of documents filed with the SEC, accounting consultations related to the annual audit and preparation of letters for underwriters and other requesting parties.

Audit-Related Fees

For professional audit-related services rendered to us, KPMG billed us a total of $2.0 million in 2006. Audit-related services in 2006 generally included support related to the spin-off of our local communications business, the acquisition of former affiliates, the audits of our employee benefit plans and other attestation services.

For professional audit-related services rendered to us, KPMG billed us a total of $5.0 million in 2005. Audit-related services in 2005 generally included support related to our merger with Nextel, the proposed spin-off of our local communications business, the acquisition of former affiliates, the audits of our employee benefit plans and other attestation services.

Tax Fees

For professional tax services rendered to us, KPMG billed us a total of $1.3 million in 2006. Tax services in 2006 primarily included tax consultation related to the spin-off of our local communications business, the acquisition of former affiliates and domestic corporate tax compliance and advice.

For professional tax services rendered to us, KPMG billed us a total of $4.3 million in 2005. Tax services in 2005 primarily included tax consultation related to our merger with Nextel, the proposed spin-off of our local telecommunications business, the acquisition of former affiliates and domestic corporate tax compliance and advice.

All Other Fees

In 2006 and 2005, KPMG did not bill any fees in addition to the fees described above.

The Audit Committee considered whether the non-audit services rendered by KPMG in 2006 and 2005 were compatible with maintaining its independence as auditors of our consolidated financial statements and determined that the services provided were compatible.

The Audit Committee has adopted policies and procedures concerning our independent registered public accounting firm, including the pre-approval of services to be provided. Our Audit Committee pre-approved all of the services described above. The Audit Committee is responsible for the pre-approval of all audit, audit-related, tax and non-audit services; however, pre-approval authority may be delegated to one or more members of the Audit Committee. The details of any services approved under this delegation must be reported to the full Audit Committee at its next regular meeting. Our independent registered public accounting firm is generally prohibited from providing certain non-audit services under our policy, which is more restrictive than the SEC rules. Any permissible non-audit service engagement must be specifically approved in advance by the Audit Committee. We provide quarterly reporting to the Audit Committee regarding all audit, audit-related, tax and non-audit services provided by our independent registered public accounting firm.

Our board of directors recommends that you vote for the ratification of the appointment of KPMG in this Proposal 2.

Proposal 3. Management Proposal Concerning 2007 Omnibus Incentive Plan

(Item 3 on Proxy Card)

On April 3, 2007, our board unanimously approved the 2007 Omnibus Incentive Plan, or the 2007 Plan, subject to your approval at the annual meeting. The 2007 Plan will replace the 1997 Long-Term Stock Incentive Program, or the 1997 Plan, which originally was approved by our shareholders on April 15, 1997 and under which no new awards may be made after April 15, 2007.

The 2007 Plan will allow us to continue to offer our employees performance-based compensation and equity awards, which the board believes is necessary for us to retain, motivate and attract experienced and highly qualified employees who will contribute to our financial success.

The 2007 Plan provides for the grant of stock options, stock appreciation rights, or SARs, restricted stock, RSUs, performance shares, performance units, and other equity-based and cash awards (collectively referred to as awards) to our employees, outside directors and certain other service providers.

Your approval of the 2007 Plan not only will allow us to grant these awards, it will also permit us to structure incentive compensation that preserves our tax deductions under Section 162(m) of the IRC. We refer to these awards as qualified performance-based awards. Section 162(m) denies a corporation’s tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer. Section 162(m) provides an exception to this limitation for performance-based compensation the material terms of which have been approved by a corporation’s shareholders. To that end, in connection with approval of the 2007 Plan, you are also being asked to approve the management objectives upon which qualified performance-based awards may be based, the annual maximum limits per individual, and eligible employees, as further described below.

The principal features of the 2007 Plan are summarized below. The full text of the 2007 Plan is attached as Annex A to this proxy statement, and the following summary is qualified in its entirety by reference to the 2007 Plan itself.

Shares Available Under the 2007 Plan

As of December 31, 2006, 97,294,764 shares remained available for grant under the 1997 Plan and 43,445,426 shares became available under the 1997 Plan’s evergreen feature on January 1, 2007. On December 31, 2006, 49,382,450 shares remained available under the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan, or the Nextel Plan. No new grants may be made under the 1997 Plan after April 15, 2007 and, if the 2007 Plan is approved by the shareholders, no additional grants will be made under the Nextel Plan. There are also stock options outstanding under the 1995 Management Incentive Stock Option Plan, or the MISOP, but no new options may be granted under the MISOP. We refer to the 1997 Plan, the Nextel Plan and the MISOP as “predecessor plans.”

Subject to adjustment as described below, the maximum number of shares as to which awards may be granted under the 2007 Plan is 34,500,000 shares, plus

•	The number of shares that remain available for grant under the 1997 Plan as of the close of business on April 15, 2007;

•	The number of shares that remain available for grant under the Nextel Plan as of the close of business on the date of the 2007 annual meeting; and

•	Any shares under awards outstanding under the predecessor plans if the awards are forfeited, expire, are settled for cash, or otherwise terminate, as described below.

The 2007 Plan provides that “full-value awards,” meaning all awards other than stock options and SARs, will be counted against the 2007 Plan maximum in a 2.5-to-1 ratio. For example, if we grant 100 RSUs, we would reduce the 2007 Plan maximum by 250 shares. Stock options and SARs will be counted against the 2007 Plan maximum in a 1-to-1 ratio.

If the 2007 Plan is approved by the shareholders, the share counting of one share for every share granted under stock options or SARs, and 2.5 shares for every share granted under any full-value award, will be applied retroactively to January 1, 2007 for awards under the 1997 Plan or the Nextel Plan.

As of December 31, 2006, we had 170,681,696 shares underlying options outstanding under the predecessor plans with a weighted average exercise price of $23.33 and a weighted average term of 5.09 years. Also there were outstanding as of December 31, 2006 under the predecessor plans 8,667,079 RSUs granted to employees and outside directors and 504,152 deferred share units issued to employees.

If any stock option or SAR granted under the 2007 Plan or the predecessor plans expires or is forfeited without being fully exercised, or is settled in cash, the shares subject to those awards will again be available for grant under the 2007 Plan. If any full-value award granted under the 2007 Plan or the predecessor plans is forfeited or settled in cash, the shares subject to those awards will again be available for grant under the 2007 Plan on a 2.5-to-1 ratio. For example, if 100 RSUs are forfeited, 250 shares will become available under the 2007 Plan.

Shares surrendered for the payment of the exercise price under stock options or SARs, or withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the 2007 Plan. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the 2007 Plan limit regardless of the number of shares used to settle the SAR.

Administration and Term of the 2007 Plan

The selection of employee participants in the 2007 Plan and the level of participation of each participant will be determined by the HC&CC, except that our full board will make these determinations as to outside directors. To comply with applicable securities and tax laws and rules of the NYSE, the HC&CC must be comprised of two or more individuals, each of whom must be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” within the meaning of Section 162(m) of the IRC, and an “independent director” within the meaning of the rules of the NYSE. Currently, the HC&CC is comprised of three directors who satisfy each of these rules and requirements.

The HC&CC will have the authority to, among other things, interpret the 2007 Plan, to establish and revise rules and regulations relating to the 2007 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2007 Plan. The HC&CC may delegate any or all of its authority to administer the 2007 Plan as it deems appropriate, except that no delegation may be made in the case of awards intended to be qualified under section 162(m) of the IRC.

No new awards may be granted under the 2007 Plan after May 8, 2017. The 2007 Plan may be terminated earlier by our board.

Eligibility

From time to time, the HC&CC, or as to outside directors the full board, will determine who will be granted awards, the number of shares or performance units subject to such grants, and the terms of awards. Under the 2007 Plan, awards may be granted to our employees, our outside directors and other individuals providing services to us, including but not limited to consultants, advisors, and independent contractors. As of December 31, 2006, there were about 65,000 people who would have been eligible to receive awards under the 2007 Plan.

Stock Options and Stock Appreciation Rights

The HC&CC determines the terms of each stock option grant at the time of the grant. Stock options granted under the 2007 Plan may be either non-qualified stock options or incentive stock options, or ISOs, qualifying under section 422 of the IRC. The exercise price of any stock option granted may not be less than the market value of our common stock (i.e., the closing price on the NYSE) on the date the option is granted. The exercise price is payable in cash, by delivery of shares of our common stock, or other methods approved by the HC&CC. No stock option will authorize the payment of dividend equivalents or be exercisable for a period of more than ten years from the date of grant.

SARs may be granted in tandem with stock options or may be freestanding. The HC&CC determines the terms of each SAR at the time of the grant. No freestanding SAR may be granted at less than the market value of our common stock on the date that the SAR is granted nor have a term of longer than ten years. Distributions to a holder of a SAR may be made in shares of our common stock, in cash or in a combination of both. No SAR will authorize the payment of dividend equivalents.

Subject to adjustment as described under “Adjustment” below, the 2007 Plan does not permit, without the approval of our shareholders, what is commonly known as the “repricing” of stock options or SARs, including:

•	An amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	The cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	The cancellation of an outstanding stock option or SAR and replacement with another award under the 2007 Plan.

Restricted Stock

Restricted stock may not be disposed of by the participant until certain restrictions established by the HC&CC lapse. Restricted stock may be issued for such consideration as the HC&CC determines, including no consideration other than the rendering of services. The holder of restricted stock has all of the rights of a shareholder, including the right to vote shares and the right to receive cash dividends.

Restricted Stock Units

An RSU represents the right for the participant to receive one share of our common stock from us at a particular date in the future. Unlike the holder of restricted stock, the holder of an RSU will have none of the rights of a holder of any shares of our common stock underlying the RSU until the shares are delivered, but the HC&CC may authorize the payment of dividend equivalents on RSUs.

Performance Shares and Performance Units

A performance share is the equivalent of one share of our common stock, and a performance unit is the equivalent of $1.00. Performance shares and performance units may be paid in cash, shares of our common stock, restricted stock, RSUs, or any combination thereof. Performance shares and performance units will be subject to terms and conditions that the HC&CC deems advisable or appropriate, consistent with the provisions of the 2007 Plan. The management objectives and performance levels to be achieved for each performance period and the amount of the award to be distributed will be determined by the HC&CC.

Other Awards

The 2007 Plan also permits grants of awards valued in whole or in part by reference to, or otherwise based on, (i) shares of our common stock or factors that may influence the value of such shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, awards with value and payment contingent upon performance of our company or specified subsidiaries, affiliates or other business units or any other factors designated by the HC&CC, and awards valued by reference to the book value of shares of our common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of, ours, (ii) cash, or (iii) any combination of the foregoing. The HC&CC will determine the terms and conditions of such awards, which may include the achievement of management objectives.

Payment of Outside Directors’ Fees in Common Stock

The 2007 Plan provides that, in lieu of cash payments, outside directors may elect to receive all or part of their annual retainer and their meeting and committee meeting fees in shares of our common stock. The price at which outside directors may acquire shares of stock is the market value of our common stock on the last trading day of the quarter in which the fees are earned.

In addition, outside directors may elect annually to defer receipt of such common stock. Shares deferred under this election will be transferred by us to a trust, which will hold the shares until the outside director’s termination of board service. The outside directors also may elect annually to receive payment out of the trust in a lump sum or installments and in shares of our common stock or cash. During the period the shares are held in trust, the outside director will have voting rights with respect to the shares and the trustee will reinvest the dividends on the shares in additional shares of our common stock. The trust will be subject to the claims of creditors of our company.

Adjustment

In the event of any change in the number or kind of outstanding shares of our common stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in our corporate structure or shares of our common stock, an appropriate adjustment will be made consistent with applicable provisions of the IRC and applicable Treasury Department rulings and regulations:

•	In the number and kind of shares for which awards may be granted, both in the aggregate and the individual limitations each calendar year;

•	In the number and kind of shares subject to outstanding awards;

•	In the exercise price of a stock option or base price of a SAR; and

•	Other adjustments as the board deems appropriate.

Change in Control

Unless otherwise provided in an award agreement, if there is a change in control of us (as defined in the 2007 Plan) and the resulting entity assumes, converts or replaces the outstanding awards under the 2007 Plan, the awards will become fully vested only upon the participant’s involuntary termination of employment without cause, or resignation with good reason for certain executives, in connection with the change in control. On the other hand, if the resulting entity does not assume, convert or replace awards outstanding under the 2007 Plan, the awards will become fully vested and no longer be subject to any restrictions, and any management objectives will be deemed to have been satisfied at target.

If the acceleration of vesting of outstanding awards, together with all other payments or benefits contingent on the change in control within the meaning of section 280G of the IRC, results in any portion of the payment or benefits not being deductible by us as a result of the application of section 280G, the benefits will be reduced until the entire amount of the benefits is deductible, unless a participant’s employment agreement or other arrangement with us provides otherwise.

Transferability

Awards made under the 2007 Plan are generally not transferable by our employees except by will or the laws of descent and distribution. Our board or the HC&CC may permit transfers of awards to any one or more family members.

Plan Benefits

Future benefits under the 2007 Plan are not currently determinable. However, current benefits granted to our outside directors, named executive officers and all other employees would not have been increased if they had been made under the proposed 2007 Plan. Grants of stock options and RSUs in 2006 to our named executive officers are shown in the Grants of Plan-Based Awards table in this proxy statement.

Tax Aspects of the 2007 Plan

Under present law, the following are the federal income tax consequences generally arising with respect to awards to be granted under the 2007 Plan.

Tax Consequences to Participants

The grant of an option or SAR will create no tax consequences for a participant at the time of grant. The participant will have no taxable income upon exercising an ISO (unless the alternative minimum tax is applicable). Except where the stock received in the exercise is non-transferable and subject to forfeiture (as described below), upon exercising an option (other than an ISO) or a SAR, the participant must recognize ordinary income equal to the difference between the exercise price (or base price in the case of a SAR) and the market value of the stock on the date of the exercise. The treatment of a disposition of shares acquired through the exercise of an option or SAR depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a SAR or a non-qualified option (i.e., an option other than an ISO).

With respect to other awards granted under the 2007 Plan that are settled either in cash or in our common stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the market value of shares or other property received. With respect to awards that are settled in shares of our common stock or other property that are restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the market value of the shares or other property received at the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier. Before the time the shares become transferable or not subject to substantial risk of forfeiture, any dividends received by the participant are treated as additional compensation.

Tax Consequences to Us

To the extent that a participant recognizes ordinary income in the circumstances described above, we are entitled to a corresponding deduction provided that, among other things, the income:

•	Meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of section 280G of the IRC; and

•	Is not disallowed by the $1 million limitation on certain executive compensation under section 162(m) of the IRC.

Section 162(m) provides an exception to this limitation for performance-based compensation the material terms of which have been approved by a corporation’s shareholders. To that end, in connection with approval of the 2007 Plan, you are also being asked to approve the management objectives upon which qualified performance-based awards may be based, the annual maximum limits, and eligible employees. The annual maximum limits are as follows:

•	No individual may be granted stock options or SARs for more than 5,000,000 shares of our common stock in any calendar year; and

•	For qualified performance-based awards that are full-value awards, no individual may be granted such awards of more than 2,500,000 shares of our common stock in any calendar year.

These limits are subject to adjustment as described under “Adjustment” above.

There is also a maximum amount for performance units that are qualified performance-based awards. For these awards, no participant may be granted performance units, in the aggregate, for more than $7,500,000 during any calendar year.

The management objectives applicable to any qualified performance-based award may be based on specified levels of or growth in one or more of the following criteria:

•	net sales;

•	revenue;

•	revenue growth or product revenue growth;

•	operating income (before or after taxes, including operating income before depreciation and amortization);

•	income (before or after taxes and before or after allocation of corporate overhead and bonus);

•	net earnings;

•	earnings per share;

•	net income (before or after taxes);

•	return on equity;

•	total shareholder return;

•	return on assets or net assets;

•	appreciation in and/or maintenance of share price;

•	market share;

•	gross profits;

•	earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

•	economic value-added models or equivalent metrics;

•	reductions in costs;

•	cash flow or cash flow per share (before or after dividends);

•	return on capital (including return on total capital or return on invested capital);

•	cash flow return on investment;

•	improvement in or attainment of expense levels or working capital levels;

•	operating, gross, or cash margins;

•	year-end cash;

•	debt reductions;

•	shareholder equity;

•	regulatory achievements;

•	operating performance;

•	market expansion;

•	customer acquisition;

•	customer satisfaction;

•	employee satisfaction;

•	implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or

•	a published or a special index deemed applicable by the HC&CC or any of the above criteria as compared to the performance of any such index, including, but not limited to, the Dow Jones U.S. Telecom Index.

Amendment and Termination

Our board may amend or terminate the 2007 Plan, but may not, without prior approval of our shareholders:

•	Increase the number of shares of our common stock that may be issued under the 2007 Plan, except as described under “Adjustment” above; or

•	Otherwise modify the 2007 Plan in circumstances in which such approval is required under rules of the NYSE or, if the shares of our common stock are not traded on the NYSE, the principal national securities exchange upon which the shares are traded.

Existing Equity Compensation Plan Information

We have several equity compensation plans under which we may issue awards of shares of our common stock, or grant securities exercisable for or convertible into shares of our common stock, to employees and directors. These plans consist of the 1997 Plan, the Employees Stock Purchase Plan, or ESPP, and the Nextel Plan. The 1997 Plan and the ESPP were approved by our shareholders, and the Nextel Plan had been approved by Nextel’s shareholders. Before April 18, 2005, options could also be granted pursuant to the terms of the MISOP, which was also approved by our shareholders. Options remain outstanding under the MISOP.

The following table provides information about the shares of common stock, Series 1, that may be issued upon exercise of awards as of December 31, 2006.

					Number of Securities
	Number of Securities				Remaining Available for
	to be Issued		Weighted-Average		Future Issuance Under
	Upon Exercise of		Exercise Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by shareholders	116,870,231	(1)	$25.43	(2)	119,666,415	(3)(4)(5)(6)
Equity compensation plans not approved by shareholders	63,743,620	(7)	$20.20	(8)	49,382,450	(9)

Total	180,613,851				169,048,865

(1)	Includes 74,248,536 options and 8,667,079 RSUs outstanding under the 1997 Plan and 33,193,692 options outstanding under the MISOP. Also includes 4,147 shares of common stock issuable under the 1997 Plan as a result of the purchase of those shares by directors with fourth quarter 2006 fees and purchase rights to acquire 756,777 shares of common stock accrued at December 31, 2006 under the ESPP. Under the ESPP, each eligible employee may purchase common stock at quarterly intervals at a purchase price per share equal to 90% of the market value on the last business day of the offering period.

(2)	The weighted average exercise price does not take into account the shares of common stock issuable upon vesting of RSUs issued under the 1997 Plan. These RSUs have no exercise price. The weighted average price also does not take into account the 4,147 shares of common stock issuable as a result of the purchase of those shares by directors with fourth quarter 2006 fees; the purchase price of these shares was $19.05 for each share. The weighted average purchase price also does not take into account the 756,777 shares of common stock issuable as a result of the purchase rights accrued under the ESPP; the purchase price of these shares was $17.14 for each share.

(3)	Of these shares, 97,294,764 shares of common stock were available under the 1997 Plan. Although it is not our intention to do so, all of the shares, plus any shares that become available due to forfeiture of outstanding awards, could be issued in a form other than options, warrants or rights.

(4)	Includes 22,371,651 shares of common stock available for issuance under the ESPP after issuance of the 756,777 shares purchased in the fourth quarter 2006 offering. See note 1 above.

(5)	Under the 1997 Plan, the number of shares increases on January 1 of each year by 1.5% of the common stock outstanding on that date. No awards may be granted after April 15, 2007.

(6)	No new options may be granted under the MISOP and therefore this figure does not include any shares of our common stock that may be issued under the MISOP. Most options outstanding under the MISOP, however, grant the holder the right to receive additional options to purchase our common stock if the holder, when exercising a MISOP option, makes payment of the purchase price using shares of previously owned stock. The additional option gives the holder the right to purchase the number of shares of our common stock utilized in payment of the purchase price and tax withholding. The exercise price for this option is equal to the market price of the stock on the date the option is granted, and this option becomes exercisable one year from the date the original option is exercised. This option does not include a right to receive additional options.

(7)	Consists of 63,239,468 options and 504,152 deferred shares outstanding under the Nextel Plan.

(8)	The weighted average exercise price does not take into account the shares of common stock issuable upon vesting of deferred shares issued under the Nextel Plan. These deferred shares have no exercise price.

(9)	Under NYSE rules, awards of these shares may not be granted to employees who were employed by Sprint before the Sprint-Nextel merger. Although it is not our intention to do so, all of the shares, plus any shares that become available due to forfeiture of outstanding awards, could be issued in a form other than options, warrants or rights. No awards may be granted pursuant to the Nextel Plan after July 13, 2015.

On March 20, 2007, the closing price of our common stock traded on the NYSE, as published in the Wall Street Journal, was $19.15 per share.

Adoption of this proposal requires the affirmative vote of the majority of the votes cast in person or by proxy by holders of our common stock entitled to vote at the annual meeting.

Our board of directors recommends that you vote for this Proposal 3.

Proposal 4. Shareholder Proposal Concerning Advisory Vote on
Compensation of Named Executive Officers

(Item 4 on Proxy Card)

The SEIU Master Trust, 1313 L Street NW, Washington, DC 20005, owner of 55,900 shares of our series 1 common stock, has given notice of its intention to introduce the following resolution at the Annual Meeting. The shareholder proposal and supporting statement appears as received by us. Following the shareholder proposal is our response.

RESOLVED, that shareholders of Sprint Nextel Corporation (“Sprint”) urge the board of directors to adopt a policy that Sprint shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Sprint’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

In our view, senior executive compensation at Sprint, prior to the merger with Nextel, has not always been structured in ways that best serve shareholders’ interests. When CEO Gary Forsee was hired in 2003, the “golden hello” package of restricted stock units and guaranteed bonus was valued at over $14 million. Former CEO William Esrey, forced to resign that year as a result of a tax shelter scandal, was retained as a “consultant” for ten years; this agreement had a total value of $3,250,000 and was paid on top of a severance package valued at over $4 million.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004)).

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Sprint’s board to allow shareholders to express their opinion about senior executive compensation at Sprint by establishing an annual referendum process. The results of such a vote would, we think, provide Sprint with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

Our Response to the Shareholder Proposal

Our board of directors believes that this proposal is not in the best interests of our company and recommends that shareholders vote “against” this proposal for the following reasons:

Our compensation program is designed to:

•	retain and attract qualified and experienced executives;

•	motivate our executives to achieve critical operating and financial objectives;

•	align the interests of our executives with those of our shareholders;

•	promote our tax, accounting and financial objectives; and

•	adhere to corporate governance best practices.

Our compensation program is designed and administered by the HC&CC of our board of directors, which is comprised solely of independent directors, with input from an independent compensation consultant.

As stated in “Executive Compensation — Compensation Discussion and Analysis-Overview of Compensation Philosophy and Program” beginning on page 23 of this proxy statement, in order to determine the appropriate levels of compensation with respect to each element of our compensation program, we periodically review and benchmark the compensation levels of our named executive officers and other key personnel against those of a peer group of companies that we believe represents the types of companies with which we compete for personnel. This peer group includes other communications and high technology companies, as well as other companies with business models we believe are similar to ours.

We target our executives’ salaries and incentive pay opportunities with levels competitive with other companies in our peer group. In order to motivate our executives to achieve our objectives, a significant portion of their compensation is derived from plans and programs that tie their remuneration to our performance, striking a balance between our short- and long-term performance, and between remuneration for achieving operating and financial objectives and producing a return for our shareholders. Our executives generally realize remuneration from stock option awards only if they remain employed with us during the vesting period and the price of our common stock appreciates after the date of grant, which supports our goal of tying remuneration to shareholder return. In addition, because the number of RSUs initially awarded under our long-term stock incentive plan is subject to a performance adjustment, our executive officers may only retain a portion of the RSUs initially awarded to them that resulted from our actual performance having exceeded a minimum financial objective under the plan. For example, under our 2006 LTIC plan, we exceeded the minimum threshold level with respect to our adjusted OIBDA objective, but failed to meet the minimum threshold levels with respect to our net subscriber additions and post-paid wireless churn objectives. Consequently, each named executive officer has retained only 16.8% of the RSUs initially granted to him and has forfeited the remaining 83.2% of his initial RSU award.

The shareholder proponent urges adoption of the proposal based on the fact that the practice is required for all U.K. companies. The proposal would subject us to an advisory vote requirement without any assurance that the compensation committees of many other U.S. public companies, particularly our industry peers, would be subject to similar shareholder scrutiny. We are concerned that adopting this practice could put us at a competitive disadvantage and negatively affect shareholder value by creating the impression among our senior executives that our compensation opportunities may be limited or negatively affected by this practice when compared with opportunities at our competitors. Adoption of this proposal may constrain the HC&CC’s efforts to recruit and retain qualified and experienced executives and to motivate those executives to accomplish goals and objectives that serve our interests and those of our shareholders.

As discussed on pages 32-34 of the “Executive Compensation-Compensation Discussion and Analysis — Elements of Compensation-Other Incentive Programs” section of this proxy statement, our company has also implemented several executive compensation-related policies that serve the interests of our shareholders and demonstrate our responsiveness to shareholder concerns. Those of our named executive officers who were employed with us prior to our merger with Nextel are entitled to receive retirement benefits under our traditional defined benefit pension plan and our supplemental executive retirement plan, or SERP. Following the Sprint-Nextel merger, we froze benefits under the pension plan and SERP. Plan participants who meet vesting requirements maintain their accrued benefit as of December 31, 2005 under the pension plan and SERP, but do not accrue additional benefits under either plan. In August 2003, our board adopted an executive severance policy that limits the amount of severance benefits to be paid to a senior executive following his or her termination. Our executive severance policy also requires shareholder approval of any future severance agreement that provides for the reimbursement of excise taxes imposed under IRC sections 280G and 4999 to a senior executive. In December 2006, our board adopted an executive compensation clawback policy enabling us to recover any compensation received by officers at the vice president level or above to the extent that such compensation was based on any financial results or operating metrics that were impacted by the officer’s knowing or intentional fraudulent or illegal conduct. We also value the views of our stakeholders and, as described on page 15 of the “Election of Directors — Corporate Governance Matters” section of this proxy statement, our board has established a system by which our shareholders and stakeholders may provide our board or our outside directors with feedback on our executive compensation programs.

For the reasons described above, our board of directors recommends that you vote against this Proposal 4.

Other Matters to Come Before the Meeting

We do not intend to bring any other matters before the meeting, and we do not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

Future Shareholder Proposals

The deadline for submitting shareholder proposals to be included in the proxy statement for our 2008 annual meeting of shareholders is December 11, 2007. If you intend to submit a proposal, it must be received by our Corporate Secretary at 2001 Edmund Halley Drive, Reston, Virginia 20191, no later than that date.

If you intend to submit a matter for consideration at next year’s meeting, other than by submitting a proposal to be included in our proxy statement, you must give timely notice according to our bylaws. Those bylaws provide that, to be timely, your notice must be received by our Corporate Secretary at 2001 Edmund Halley Drive, Reston, Virginia 20191, between December 10, 2007 and January 9, 2008. For each matter you intend to bring before the meeting, your notice must include a brief description of the business you wish to be considered, the reasons for conducting that business at the meeting, and any material interest you have in that business. The notice must also include your name, address, and the class and number of shares of our stock that you own.

ANNEX A

SPRINT NEXTEL CORPORATION

2007 OMNIBUS INCENTIVE PLAN

(EFFECTIVE          , 2007)

SPRINT NEXTEL CORPORATION
2007 OMNIBUS INCENTIVE PLAN

1.  Purpose.  The purpose of this 2007 Omnibus Incentive Plan is to attract and retain directors, officers, other employees and consultants of Sprint Nextel Corporation and its Subsidiaries and to motivate and provide to such persons incentives and rewards for superior performance.

2.  Definitions.  As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b) “Authorized Officer” has the meaning specified in Section 11(d) of the Plan.

(c) “Award” means a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units, or a grant or sale of Restricted Stock, Restricted Stock Units or other awards contemplated by Section 10 of the Plan.

(d) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(e) “Board” means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 11 of this Plan, such committee (or subcommittee).

(f) “Business Transaction” has the meaning set forth in Section 2(h)(ii).

(g) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in (i) the employment agreement, if any, between the Participant and an Employer, or (ii) during the CIC Severance Protection Period (as defined in the CIC Severance Plan), the CIC Severance Plan, if the Participant is a participant in such plan. If the Participant is not a party to an employment agreement with an Employer in which such term is defined, or if during the CIC Severance Protection Period, the Participant is not a participant in the CIC Severance Plan, then unless otherwise defined in the applicable Evidence of Award, “Cause” shall mean:

(i) the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment with an Employer;

(ii) the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude or theft;

(iii) the intentional and wrongful damaging of property, contractual interests or business relationships of an Employer;

(iv) the intentional and wrongful disclosure of secret processes or confidential information of an Employer in violation of an agreement with or a policy of an Employer;

(v) the continued failure to substantially perform the Participant’s duties for an Employer;

(vi) current alcohol or prescription drug abuse affecting work performance;

(vii) current illegal use of drugs; or

(viii) any intentional conduct contrary to an Employer’s announced policies or practices (including, but not limited to, those contained in the Corporation’s Code of Conduct).

(h) For purposes of this Plan, except as may be otherwise prescribed by the Compensation Committee in an Evidence of Award, a “Change in Control” of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the then-outstanding Voting Stock of the Corporation; except, that:

(A) for purposes of this Section 2(h)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of Voting Stock of the Corporation directly from the Corporation that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock of the Corporation by the Corporation or any Subsidiary, (3) any acquisition of Voting Stock of the Corporation by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, and (4) any acquisition of Voting Stock of the Corporation by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(h)(ii);

(B) if any Person becomes the beneficial owner of thirty percent (30%) or more of combined voting power of the then-outstanding Voting Stock of the Corporation as a result of a transaction or series of transactions described in clause (1) of Section 2(h)(i)(A) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Corporation representing one percent (1%) or more of the then-outstanding Voting Stock of the Corporation, other than as a result of (x) a transaction described in clause (1) of Section 2(h)(i)(A) above, or (y) a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Voting Stock are treated equally, then such subsequent acquisition shall be treated as a Change in Control;

(C) a Change in Control will not be deemed to have occurred if a Person becomes the beneficial owner of thirty percent (30%) or more of the Voting Stock of the Corporation as a result of a reduction in the number of shares of Voting Stock of the Corporation outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of additional shares of Voting Stock of the Corporation representing one percent (1%) or more of the then-outstanding Voting Stock of the Corporation, other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all holders of Voting Stock are treated equally; and

(D) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of thirty percent (30%) or more of the Voting Stock of the Corporation inadvertently, and such Person divests as promptly as practicable, but no later than the date, if any, set by the Incumbent Directors, a sufficient number of shares so that such Person beneficially owns less than thirty percent (30%) of the Voting Stock of the Corporation, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii) the consummation of a reorganization, merger or consolidation of the Corporation with, or the acquisition of the stock or assets of the Corporation by, another Person, or similar transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Corporation outstanding immediately prior to such Business Transaction continues to represent, directly or indirectly, (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than fifty percent (50%) of the combined voting power of the then outstanding shares of Voting Stock or comparable equity interests of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Corporation, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iii) during any consecutive 18-month period, more than thirty percent (30%) of the Board ceases to be comprised of Incumbent Directors; or

(iv) consummation of a transaction that implements in whole or in part a resolution of the stockholders of the Corporation authorizing a sale of all or substantially all of Corporation’s assets or a complete liquidation or dissolution of the Corporation, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(h)(ii).

(i) “CIC Severance Plan” means the Sprint Nextel Corporation Change in Control Severance Plan, as it may be amended from time to time or any successor plan, program, agreement or arrangement.

(j) “CIC Severance Protection Period” means, except as otherwise provided in a Participant’s Evidence of Award, the time period commencing on the date of the first occurrence of a Change in Control and continuing until the earlier of: (i) the 18-month anniversary of such date, and (ii) the Participant’s death. To the extent provided in a Participant’s Evidence of Award, a CIC Severance Protection Period also shall include the time period before the occurrence of a Change in Control for a Participant who is subject to a Pre-CIC Termination.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations promulgated thereunder, along with Treasury and IRS interpretations thereof. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

(l) “Common Stock” means the Series 1 common stock, par value $2.00 per share, of the Corporation or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(m) “Compensation Committee” means the Human Capital and Compensation Committee of the Board, or any other committee of the Board or subcommittee thereof authorized to administer this Plan in accordance with Section 11 of the Plan.

(n) “Corporation” means Sprint Nextel Corporation, a Kansas corporation, and its successors.

(o) “Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Compensation Committee or an Authorized Officer and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Compensation Committee or an Authorized Officer. In no event shall the Date of Grant be earlier than the Effective Date.

(p) “Detrimental Activity,” except as may be otherwise specified in a Participant’s Evidence of Award, means:

(i) engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Corporation or a Subsidiary, including, but not limited to, the Participant’s Evidence of Award, during the period of restriction specified in the agreement prohibiting the Participant from engaging in such activity;

(ii) engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Corporation or a Subsidiary, including, but not limited to, the Participant’s Evidence of Award, during the period of restriction specified in the agreement prohibiting the Participant from engaging in such activity;

(iii) the disclosure to anyone outside the Corporation or a Subsidiary, or the use in other than the Corporation’s or a Subsidiary’s business, (A) without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Participant during his or her service with the Corporation or any of its Subsidiaries, or (B) in violation of any covenant not to disclose set forth in any agreement between a Participant and the Corporation or a Subsidiary, including, but not limited to, the Participant’s Evidence of Award, during the period of restriction specified in the agreement prohibiting the Participant from engaging in such activity;

(iv) the (A) failure or refusal to disclose promptly and to assign to the Corporation or a Subsidiary upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during his or her service with the Corporation or any of its Subsidiaries, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries, or (B) violation of any development and inventions provision set forth in any agreement between a Participant and the Corporation or a Subsidiary, including, but not limited to, the Participant’s Evidence of Award;

(v) if the Participant is or was an officer, activity that the Board determines entitles the Corporation to seek recovery from an officer under any policy promulgated by the Board as in effect when an Award was made or vested under this Plan; or

(vi) activity that results in termination of the Participant’s employment for Cause.

(q) “Director” means a member of the Board.

(r) “Disability” shall mean, in the case of an Employee, termination of employment under circumstances that would make the Employee eligible to receive benefits under the Sprint Nextel Basic Long-Term Disability Plan, as it may be amended from time to time, or any successor plan, program, agreement or arrangement, and in the case of a Participant who is a Non-Employee Director, termination of service as a Non-Employee Director under circumstances that would make the Non-Employee Director eligible to receive Social Security disability benefits.

(s) “Effective Date” means the date that this Plan is approved by the stockholders of the Corporation.

(t) “Employee” means any employee of the Corporation or of any Subsidiary.

(u) “Employer” means the Corporation or any successor thereto or a Subsidiary.

(v) “Evidence of Award” means an agreement, certificate, resolution or other written evidence, whether or not in electronic form, that sets forth the terms and conditions of an Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, unless determined otherwise by the Compensation Committee, need not be signed by a representative of the Corporation or a Participant. If an Evidence of Award is limited to notation on the books and records of the Corporation, in the event of any inconsistency between a Participant’s records and the records of the Corporation, the records of the Corporation will control.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

(x) “Executive Officer” means an officer of the Corporation that is subject to the liability provisions of Section 16 of the Exchange Act.

(y) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(z) “Full-Value Awards” means Awards granted pursuant to the terms of this Plan that result in the Corporation transferring the full value of any underlying share of Common Stock granted pursuant to an Award. Full-Value Awards include all Awards other than Option Rights, Appreciation Rights or other awards granted pursuant to Section 10 of this Plan with rights which are substantially similar to an Option Right or Appreciation Right.

(aa) “Good Reason,” except as may be otherwise specified in a Participant’s Evidence of Award, shall have the meaning assigned such term in (i) the employment agreement, if any, between a Participant and an Employer, or (ii) during the CIC Severance Protection Period (as defined in the CIC Severance Plan), the CIC Severance Plan, if a Participant is a participant in such plan.

(bb) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code.

(cc) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Corporation, and any individual becoming a Director after the Effective Date whose election, nomination for election by the Corporation’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if the individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(dd) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Compensation Committee or an Authorized Officer, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, other awards contemplated by Section 10 of this Plan or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of a joint venture, Subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual Participant. The Management Objectives may be made relative to the performance of other companies or an index covering multiple companies. The Management Objectives applicable to any Qualified Performance-Based Award will be based on specified levels of or growth in one or more of the following criteria:

(i) net sales;

(ii) revenue;

(iii) revenue growth or product revenue growth;

(iv) operating income (before or after taxes, including operating income before depreciation and amortization);

(v) income (before or after taxes and before or after allocation of corporate overhead and bonus);

(vi) net earnings;

(vii) earnings per share;

(viii) net income (before or after taxes);

(ix) return on equity;

(x) total stockholder return;

(xi) return on assets or net assets;

(xii) appreciation in and/or maintenance of share price;

(xiii) market share;

(xiv) gross profits;

(xv) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

(xvi) economic value-added models or equivalent metrics;

(xvii) reductions in costs;

(xviii) cash flow or cash flow per share (before or after dividends);

(xix) return on capital (including return on total capital or return on invested capital);

(xx) cash flow return on investment;

(xxi) improvement in or attainment of expense levels or working capital levels;

(xxii) operating, gross, or cash margins;

(xxiii) year-end cash;

(xxiv) debt reductions;

(xxv) stockholder equity;

(xxvi) regulatory achievements;

(xxvii) operating performance;

(xxviii) market expansion;

(xxix) customer acquisition;

(xxx) customer satisfaction;

(xxxi) employee satisfaction;

(xxxii) implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or

(xxxiii) a published or a special index deemed applicable by the Compensation Committee or any of the above criteria as compared to the performance of any such index, including, but not limited to, the Dow Jones U.S. Telecom Index.

On or before the Date of Grant, in connection with the establishment of Management Objectives, the Compensation Committee may exclude the impact on performance of charges for restructuring, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission and as identified in the Corporation’s audited financial statements, notes to such financial statements or management’s discussion and analysis in the Corporation’s annual report or other filings with the Securities and Exchange Commission. With respect to any grant under the Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award when such action would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the Management Objectives or the minimum acceptable level or levels of achievement with respect to such Qualified Performance-Based Award.

(ee) “Market Value Per Share” means, as of any particular date the closing sale price of the Common Stock as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If the Common Stock is not traded as of any given date, the Market Value Per Share means the closing price for the Common Stock on the principal exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock was traded. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be the fair market value of the Common Stock as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(ff) “Nextel Plan” means the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan (as Amended and Restated Effective July 13, 2005).

(gg) “Non-Employee Director” means a member of the Board who is not an Employee.

(hh) “Non-Qualified Options” means Option Rights that are not intended to qualify as “incentive stock options” under Section 422 of the Code.

(ii) “Normal Retirement” means, with respect to any Employee, termination of employment (other than termination for Cause or due to death or Disability) at or after age 65.

(jj) “Optionee” means the Participant named in an Evidence of Award evidencing an outstanding Option Right.

(kk) “Option Price” means the purchase price payable on exercise of an Option Right.

(ll) “Option Right” means the right to purchase shares of Common Stock upon exercise of a Non-Qualified Option or an Incentive Stock Option granted pursuant to Section 4 of this Plan.

(mm) “Participant” means a person who is selected by the Board, the Compensation Committee or an Authorized Officer to receive benefits under this Plan and who is at the time (i) an Employee or a Non-Employee Director, or (ii) providing services to the Corporation or a Subsidiary, including but not limited to, a consultant, an advisor, independent contractor, or other non-employee of the Corporation or any one or more of its Subsidiaries.

(nn) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(oo) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(pp) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Compensation Committee.

(qq) “Person” has the meaning set forth in Section 2(h)(i).

(rr) “Plan” means this Sprint Nextel Corporation 2007 Omnibus Incentive Plan, as it may be amended from time to time.

(ss) “Plan Year” has the meaning set forth in Section 9(h).

(tt) “Pre-CIC Termination” means the termination of a Participant’s employment without Cause, provided that both (i) the termination was made in the six (6) month period prior to a Change in Control at the request of a third party in contemplation of a Change in Control, and (ii) the Change in Control occurs.

(uu) “Predecessor Plans” means (i) the Management Incentive Stock Option Plan, effective February 18, 1995, (ii) the Sprint 1997 Plan, and (iii) the Nextel Plan.

(vv) “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(ww) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(xx) “Restricted Stock Unit” means an award granted or sold pursuant to Section 7 of this Plan of the right to receive shares of Common Stock or cash at the end of the Restriction Period.

(yy) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(zz) “Spread” means the excess of the Market Value Per Share on the date when an (i) Option Right is exercised over the Option Price, or (ii) Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(aaa) “Sprint 1997 Plan” means the 1997 Long-Term Stock Incentive Program, effective April 15, 1997.

(bbb) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Corporation owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of grant.

(ccc) “Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Corporation or with which the Corporation directly or indirectly combines.

(ddd) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(eee) “Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Corporation, within the meaning of Section 422 of the Code.

(fff) “Termination Date,” for purposes of this Plan, except as may be otherwise prescribed by the Compensation Committee or an Authorized Officer in an Evidence of Award, shall mean (i) with respect to any Employee, the date on which the Employee ceases to be employed by an Employer, or (ii) with respect to any Participant who is not an Employee, the date on which such Participant’s provision of services to the Corporation or any one or more of its Subsidiaries ends.

(ggg) “Voting Stock” means securities entitled to vote generally in the election of Directors.

3.	Shares Subject to this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 12 of this Plan, the maximum aggregate number of shares of Common Stock that may be issued or delivered under the Plan is 34,500,000 shares of Common Stock plus the shares of Common Stock available under the Sprint 1997 Plan as of April 15, 2007 and the Nextel Plan as of the Effective Date. Any shares of Common Stock underlying Full-Value Awards that are issued or delivered under the Plan or that are granted under any Predecessor Plan after December 31, 2006 shall be counted against the share limit described above as 2.50 shares of Common Stock for every one share of Common Stock issued or delivered in connection with such Full-Value Award, and any shares of Common Stock covered by an Award, other than a Full-Value Award, shall reduce such share limit by one share for every one share of Common Stock covered by such Award. To the extent that a share of Common Stock that was subject to a Full-Value Award that counted as 2.50 shares of Common Stock against the Plan reserve pursuant to the preceding sentence again becomes available for grant under the Plan, as set forth in Section 3(a)(ii)(A), the Plan reserve shall be credited with 2.50 shares of Common Stock, and to the extent that a share of Common Stock that underlies an Award, other than a Full-Value Award, again becomes available for grant under the Plan, as set forth in Section 3(a)(ii)(A), the Plan reserve shall be credited with one share of Common Stock. Common Stock to be issued or delivered pursuant to the Plan may be authorized and unissued shares of Common Stock, treasury shares or a combination of the foregoing.

(ii) In addition to the shares of Common Stock authorized in Section 3(a)(i):

(A) any (1) Option Right, Appreciation Right or other Award (that is not a Full-Value Award) granted pursuant to this Plan that terminates or is forfeited without having been exercised in full, (2) Full-Value Award granted pursuant to this Plan that terminates or is forfeited, or (3) Award granted pursuant to this Plan is settled (or can be paid only) in cash, then the underlying shares of Common Stock, to the extent of any such forfeiture, termination or cash settlement, again shall be available for grant under this Plan and credited toward the Plan limit as set forth in Section 3(a)(i).

(B) any (1) option or stock appreciation right granted pursuant to the Predecessor Plans that terminates, is forfeited without having been exercised in full or is settled in cash, then the underlying shares of Common Stock, to the extent of any such forfeiture, termination or cash settlement, shall be available for grant under this Plan and credited toward the Plan limit as one share of Common Stock for every one share of Common Stock allocable to any such award, or (2) award other than an option or a stock appreciation right granted pursuant to the Predecessor Plans that terminates, is forfeited or is settled in cash, then the underlying shares of Common Stock, to the extent of any such forfeiture, termination or cash settlement, shall be available for grant under this Plan and credited toward the Plan limit as 2.50 shares of Common Stock for every one share of Common Stock allocable to any such award.

(iii) Shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Corporation by a Participant or withheld from the Award by the Corporation as full or partial payment of the exercise or purchase price of any Award or in payment of any applicable withholding for Federal, state, city, local or foreign taxes incurred in connection with the exercise, vesting or earning of any Award under the Plan or under the Predecessor Plans will not become available for future grants under the Plan. With respect to an Appreciation Right, when such Appreciation Right is exercised and settled in shares of Common Stock, the shares of Common Stock subject to such Appreciation Right shall be counted against the shares of Common Stock available for issuance under the Plan as one share of Common Stock for every one share of Common Stock subject thereto, regardless of the number of shares of Common Stock used to settle the Appreciation Right upon exercise.

(b) Life-of-Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 12 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 150,000,000.

(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 12 of this Plan:

(i) No Participant shall be granted Option Rights or Appreciation Rights or other awards granted pursuant to Section 10 of this Plan with rights which are substantially similar to Option Rights or Appreciation Rights, in the aggregate, for more than 5,000,000 shares of Common Stock during any calendar year.

(ii) For grants of Qualified Performance-Based Awards, no Participant shall be granted Restricted Stock, Restricted Stock Units, Performance Shares or other awards granted pursuant to Section 10 of this Plan with rights which are substantially similar to Performance Shares, in the aggregate, for more than 2,500,000 shares of Common Stock during any calendar year.

(iii) For grants of Qualified Performance-Based Awards, no Participant shall be granted Performance Units or other awards granted pursuant to Section 10 of this Plan with rights which are substantially similar to Performance Units, in the aggregate, for more than $7,500,000 during any calendar year.

(d) Substitute Awards. Any Substitute Awards granted by the Corporation shall not reduce the shares of Common Stock available for Awards under the Plan and will not count against the limits specified in Section 3(c) above.

4.  Option Rights.  The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may, from time to time and upon such terms and conditions as it or the Authorized Officer may determine, grant Option Rights to Participants. Each such grant will utilize any or all of the authorizations as specified in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b) Each Option Right will specify an Option Price per share of Common Stock, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Each Option Right will specify whether the Option Price will be payable (i) in cash or by check or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Corporation of shares of Common Stock owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment and may either grant to the Participant or retain in the Compensation Committee the right to elect among the foregoing alternatives, or (iv) by such other methods as may be approved by the Compensation Committee. No fractional shares of Common Stock will be issued or accepted.

(d) To the extent permitted by law, any grant may permit deferred payment of the Option Price from the proceeds of sale through a bank or broker designated by, and on a date satisfactory to, the Corporation of some or all of the shares of Common Stock to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Corporation or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. Each grant may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Option Rights that will become exercisable if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant will specify that, before the exercise of such Option Rights become exercisable, the Compensation Committee must certify that the Management Objectives have been satisfied.

(h) Any grant of Option Rights may provide for the earlier exercise of such Option Rights or other modifications in the event of, termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control or the grant of a Substitute Award.

(i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, (ii) Non-Qualified Options, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who meet the definition of “employee” under Section 3401(c) of the Code.

(j) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any related Tandem Appreciation Right authorized under Section 5 of this Plan.

(k) No Option Right will be exercisable more than ten (10) years from the Date of Grant.

(l) An Option Right granted hereunder may be exercisable, in whole or in part, by written notice delivered in person, by mail or by approved electronic medium to the Treasurer of the Corporation at its principal office, or by such other means as the Treasurer or other authorized representative of the Corporation shall designate, specifying the number of shares of Common Stock to be purchased and accompanied by payment thereof and otherwise in accordance with the Evidence of Award pursuant to which the Option Right was granted.

(m) No grant of Option Rights will authorize the payment of dividend equivalents on the Option Right.

(n) Each grant of Option Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Option Rights, and contain such other terms as the Compensation Committee or Authorized Officer may approve.

(o) Except as provided in an Evidence of Award, in the event of an Optionee’s termination of employment or service, any Option Rights that have not vested as of the Optionee’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Optionee will have no further rights in respect of such Option Rights.

5.  Appreciation Rights.

(a) The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may grant (i) to any Optionee, Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, Free-Standing Appreciation Rights.

(b) A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer, which will be expressed as a percentage of the Spread on the related Option Right (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(c) A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer, which will be expressed as a percentage of the Spread (not exceeding one hundred percent (100%)) at the time of exercise.

(d) No grant of Appreciation Rights will authorize the payment of dividend equivalents on the Appreciation Right.

(e) Each grant of Appreciation Rights will utilize any or all of the authorizations as specified in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Corporation in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Compensation Committee the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Compensation Committee or an Authorized Officer at the Date of Grant.

(iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights. Each grant may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Appreciation Rights that will become exercisable if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant of such Appreciation Rights will specify that, before the exercise of such Appreciation Rights, the Compensation Committee must certify that the Management Objectives have been satisfied.

(v) Any grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights or other modifications in the event of, termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control or the grant of a Substitute Award.

(vi) Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve.

(vii) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any of the Participant’s Appreciation Rights that have not vested as of the Participant’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Appreciation Rights.

(f) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised. In the case of a Tandem Appreciation Right granted in relation to an Incentive Stock Option to an employee who is a Ten Percent Stockholder on the Date of Grant, the amount payable with respect to each Tandem Appreciation Right shall be equal in value to the applicable percentage of the excess, if any, of the Market Value Per Share on the exercise date over the Base Price of the Tandem Appreciation Right, which Base Price shall not be less than 110 percent of the Market Value Per Share on the date the Tandem Appreciation Right is granted.

(g) Regarding Free-Standing Appreciation Rights only:

(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value Per Share on the Date of Grant;

(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Date of Grant.

6.  Restricted Stock.  The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may grant or sell Restricted Stock to Participants. Each such grant or sale will utilize any or all of the authorizations as specified in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant, as determined by the Compensation Committee or an Authorized Officer at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, as determined by the Compensation Committee or an Authorized Officer at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 6(e) below. In the case of grants that are a form of payment for earned Performance Shares or Performance Units or other awards, such grant may provide for no minimum vesting period.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner set forth in this Plan, and to the extent prescribed by the Compensation Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant or sale of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Compensation Committee must certify that the Management Objectives have been satisfied.

(f) Any grant of Restricted Stock may provide for the earlier lapse or other modification in the event of, termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, Change in Control or the grant of a Substitute Award.

(g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock (which may be subject to the same restrictions as the underlying Award) or be paid in cash on a deferred or contingent basis.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve. Unless otherwise directed by the Compensation Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Corporation until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Corporation’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.  Restricted Stock Units.  The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may grant or sell Restricted Stock Units to Participants. Each such grant or sale will utilize any or all of the authorizations as specified in the following provisions:

(a) Each such grant or sale of Restricted Stock Units will constitute the agreement by the Corporation to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Compensation Committee or an Authorized Officer may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant or sale of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Compensation Committee must certify that the Management Objectives have been satisfied.

(b) Each such grant or sale of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time, each such grant or sale will be subject to a Restriction Period (which may include pro-rata, graded or cliff vesting over such period), as determined by the Compensation Committee or an Authorized Officer at the Date of Grant. In the case of grants that are a form of payment for earned Performance Shares or Performance Units or other awards, such grant may provide for no Restriction Period.

(d) Each such grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of such Restriction Period in the event of, termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control or the grant of a Substitute Award.

(e) During the Restriction Period, the Participant will have none of the rights of a stockholder of any shares of Common Stock with respect to such Restricted Stock Units, but the Compensation Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(f) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Compensation Committee the right to elect among those alternatives.

(g) Each such grant or sale of Restricted Stock Units will provide that during the period for which such Restriction Period is to continue, the transferability of the Restricted Stock Units will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Stock Units to a continuing substantial risk of forfeiture in the hands of any transferee).

(h) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve.

(i) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any of the Participant’s Restricted Stock that remain subject to the Restriction Period on the Participant’s Termination Date will be cancelled and immediately forfeited without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Restricted Stock Units.

8.  Performance Shares and Performance Units.  The Compensation Committee or, in accordance with Section 11(d), an Authorized Officer may grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will utilize any or all of the authorizations as specified in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time, as determined by the Compensation Committee or an Authorized Officer at the Date of Grant.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives, which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Compensation Committee must certify that the Management Objectives have been satisfied.

(d) Any grant of Performance Shares or Performance Units may provide for the earlier lapse or other modification in the event of, termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control or the grant of a Substitute Award.

(e) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Corporation in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof and may either grant to the Participant or retain in the Compensation Committee the right to elect among those alternatives; provided, however, that as applicable, the amount payable may not exceed the maximum amount payable, as may be specified by the Compensation Committee or an Authorized Officer on the Date of Grant.

(f) The Compensation Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Compensation Committee or an Authorized Officer may approve.

(h) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any of the Participant’s Performance Shares and Performance Units that remain subject to a Performance Period on the Participant’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Performance Shares or Performance Units.

9.  Awards to Non-Employee Directors.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors, Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of shares of Common Stock, Restricted Stock or Restricted Stock Units to Non-Employee Directors.

(a) Each grant of Option Rights awarded pursuant to this Section 9 will be upon terms and conditions consistent with Section 4 of this Plan.

(b) Each grant of Appreciation Rights pursuant to this Section 9 will be upon terms and conditions consistent with Section 5 of this Plan.

(c) Each grant or sale of Restricted Stock pursuant to this Section 9 will be upon terms and conditions consistent with Section 6 of this Plan.

(d) Each grant or sale of Restricted Stock Units pursuant to this Section 9 will be upon terms and conditions consistent with Section 7 of this Plan.

(e) Non-Employee Directors may be granted, sold, or awarded other awards contemplated by Section 10 of this Plan.

(f) If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.

(g) Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board or a committee of the Board, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock, Restricted Stock, Restricted Stock Units or other Awards contemplated by Section 10 of this Plan in lieu of cash.

(h) Non-Employee Directors may under policies approved from time to time by the Board or a committee of the Board, elect to defer their annual retainer, meeting fees or other fees and, in which case, the shares of Common Stock purchased under Section 9(g) will be payable to a trust. The election: (i) shall be irrevocable with respect of the annual retainer and fees earned during the period to which it pertains (the “Plan Year”) and shall specify the applicable percentage of such annual retainer and fees that such Non-Employee Director wishes to direct to the trust, (ii) must be received in writing by the administrator of the Plan by the established enrollment deadline of any Plan Year which must be no later than the last business day of the calendar year immediately preceding the calendar year in which that Plan Year commences, in order to cause that Plan Year’s annual retainer and fees to be subject to the provisions of this Plan, and (iii) must specify the time and manner of the distribution of the shares of Common Stock to the Non-Employee Director. The shares of Common Stock covered by this election will be issued in the name of the trustee of the trust for the benefit of the Non-Employee Director; provided, however, that each Non-Employee Director shall be entitled to vote the shares of Common Stock. The trustee shall retain all dividends (which shall be reinvested in shares of Common Stock) and other distributions paid or made with respect thereto in the trust. The shares of Common Stock credited to the account of an Non-Employee Director shall remain subject to the claims of the Corporation’s creditors, and the interests of the Non-Employee Director in the trust may not be sold, hypothecated or transferred (including, without limitation, transferred by gift or donation) while such shares of Common Stock are held in the trust.

(i) Notwithstanding anything in Section 5, 6 or 7 to the contrary, each grant pursuant to this Section 9 may specify the period or periods of continuous service, if any, by the Non-Employee Director with the Corporation that are necessary before such awards or installments thereof shall become fully exercisable or restrictions thereon will lapse, which shall be determined on the Date of Grant.

10.  Other Awards.

(a) The Compensation Committee or an Authorized Officer may, subject to limitations under applicable law, authorize grants or sales to any Participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, (i) shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Corporation or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Corporation, (ii) cash, or (iii) any combination of the foregoing. The Compensation Committee or an Authorized Officer shall determine the terms and conditions of such awards, which may include the achievement of Management Objectives, which may specify in respect of such Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the portion or all of the award on which restrictions will terminate if performance is at or above the minimum level(s), but falls short of full achievement of the specified Management Objectives. The grant or sale of such award will specify that, before the termination or early termination of the restrictions applicable to such award, the Compensation Committee must certify that the Management Objectives have been satisfied. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Compensation Committee shall determine.

(b) Each grant may specify the period or periods of continuous service, if any, by the Participant with the Corporation or any Subsidiary that are necessary before such awards or installments thereof shall become fully transferable, which shall be determined by the Compensation Committee or an Authorized Officer on the Date of Grant.

(c) Each grant may provide for the earlier termination of the period or periods of continuous service or other modifications in the event of, termination without Cause, resignation for Good Reason, Normal Retirement, termination due to death or Disability of the Participant, a Change in Control or the grant of a Substitute Award.

(d) The Compensation Committee may authorize grants or sales of shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Compensation Committee.

(e) Each grant or sale pursuant to this Section 10 may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value Per Share on the Date of Grant; provided, however, that with respect to a payment of an award that is substantially similar to an Option Right, no such payment shall be less than Market Value Per Share on the Date of Grant.

11.  Administration of this Plan.

(a) This Plan will be administered by the Compensation Committee. The Board or the Compensation Committee, as applicable, may from time to time delegate all or any part of its authority under this Plan to any other committee of the Board or subcommittee thereof consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of the rules of the New York Stock Exchange, as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board or the

Compensation Committee, as applicable, will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Compensation Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award, and any determination by the Compensation Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) To the extent permitted by applicable law, the Board or the Compensation Committee, as applicable, may, from time to time, delegate to one or more of its members or to one or more officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the Compensation Committee, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board or the Compensation Committee, the committee or such person may have under this Plan.

(d) To the extent permitted by applicable law, the Compensation Committee may, by resolution, authorize one or more Executive Officers of the Corporation (each, an “Authorized Officer”), including the Chief Executive Officer of the Corporation, to do one or both of the following on the same basis as the Compensation Committee: (i) designate Participants to be recipients of Awards under this Plan, (ii) determine the size of any such Awards; provided, however, that (A) the Compensation Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to a Participant who is an Executive Officer, a Director, or a more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock the Authorized Officer(s) may grant, and (iii) the Authorized Officer(s) shall report periodically to the Compensation Committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated. In no event shall any such delegation of authority be permitted with respect to Awards to any Executive Officer or any person subject to Section 162(m) of the Code.

12.  Adjustments.  The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares, Performance Units and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Such adjustments shall be made automatically, without the necessity of Board action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of Common Stock. Moreover, in the event of any such transaction or event specified in this Section 12, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Board also shall make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

13.  Change in Control.

(a) Except as otherwise provided in an Evidence of Award or by the Compensation Committee at the Date of Grant, to the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in the event of a Change in Control, all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Management Objectives with respect to outstanding Awards shall be deemed to be satisfied at target.

(b) Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control, any outstanding Awards that are subject to Management Objectives shall be converted by the resulting entity, as if target performance had been achieved as of the date of the Change in Control, and each award of: (i) Performance Shares or Performance Units shall continue to vest during the remaining Performance Period, (ii) Restricted Stock shall continue to be subject to a “substantial risk of forfeiture” for the remaining applicable period, (iii) Restricted Stock Units shall continue to vest during the Restriction Period, and (iv) all other Awards shall continue to vest during the applicable vesting period, if any.

(c) Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are either assumed, converted or replaced by the resulting entity in the event of a Change in Control, if a Participant’s service is terminated without Cause by the Corporation, any of its Subsidiaries or the resulting entity or a Participant resigns his or her employment with an Employer for Good Reason, in either case, during the CIC Severance Protection Period, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Board in its discretion, may provide for the cancellation of each outstanding and unexercised Option Right or Appreciation Right in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the highest price per share of Common Stock paid for a share of Common Stock in the Change in Control exceeds the Option Price or Base Price, as applicable, multiplied by the number of shares of Common Stock granted under the Option Right or Appreciation Right.

(e) Notwithstanding any provision of this Plan to the contrary, to the extent an Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (i) the Participant’s “separation from service” with the Corporation (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six (6) months after the date of the Participant’s separation from service with the Employer, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

(f) Unless otherwise provided in a Participant’s employment agreement, if any, between the Participant and an Employer or any other arrangement with the Corporation or any of its Subsidiaries to which the Participant is a party or participant, if the acceleration of exercisability under this Section 13, together with all other payments or benefits contingent on the Change in Control within the meaning of Section 280G of the Code, results in any portion of such payment or benefits not being deductible by the

Corporation as a result of the application of Section 280G of the Code, the benefits shall be reduced until the entire amount of the benefits is deductible. The reduction shall be effected by the exclusion of grants of Awards, or portions thereof, in the order elected by Participant until no portion of such benefits is rendered non-deductible by application of Section 280G of the Code.

14.  Detrimental Activity.

(a) Any Evidence of Award may provide that if the Board or the Compensation Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Corporation or a Subsidiary or within a specified period after termination of such service, then, promptly upon receiving notice of the Board’s finding, the Participant shall:

(i) forfeit that Award to the extent then held by the Participant;

(ii) in exchange for payment by the Corporation or the Subsidiary of any amount actually paid therefor by the Participant, return to the Corporation or the Subsidiary, all shares of Common Stock that the Participant has not disposed of that had been acquired pursuant to that Award;

(iii) with respect to any shares of Common Stock acquired pursuant to that Award that were disposed of, pay to the Corporation or the Subsidiary, in cash, the difference between:

(A) any amount actually paid by the Participant, and

(B) the Market Value Per Share of the shares of Common Stock on the date acquired; and

(iv) pay to the Corporation or the Subsidiary in cash the Spread, with respect to any Option Rights or Appreciation Rights exercised where no shares of Common Stock were retained by the Participant upon such exercise.

(b) To the extent that such amounts are not paid to the Corporation or the Subsidiary, the Corporation may seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Participant for any reason, including, without limitation, wages, deferred compensation or vacation pay.

15.  Non-U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board or the Compensation Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation or any Subsidiary under an agreement with a foreign nation or agency, as the Board or the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary of the Board or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

16.  Transferability.

(a) Except as otherwise determined by the Board or the Compensation Committee pursuant to the provisions of Section 16(c), no Award or dividend equivalents paid with respect to Awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Corporation as the Board or the Compensation Committee may determine; provided, that if so determined by the Compensation Committee, each Participant may, in a manner established by the Board or the Compensation Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive shares of Common Stock or other property issued upon such exercise.

(b) The Compensation Committee or an Authorized Officer may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

(c) Notwithstanding Section 16(a), the Board or the Compensation Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Compensation Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

17.  Withholding Taxes.  To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Corporation shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Corporation an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Corporation other shares of Common Stock held by such Participant. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld pursuant to this section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Participants shall also make such arrangements as the Corporation may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

18.  Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder are exempt from Section 409A of the Code or are structured in a manner that would not cause a Participant to be subject to taxes and interest pursuant to Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to become subject to taxation under Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of Participants).

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Corporation’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Corporation under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Corporation’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3); and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Corporation for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

19.  Effective Date and Term of Plan.

(a) This Plan will be effective as of the Effective Date. No grant will be made under this Plan more than ten (10) years after the date on which this Plan is first approved by the stockholders of the Corporation, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

(b) Upon the Effective Date, no further grants of awards are permitted under the Predecessor Plans. All awards under the Predecessor Plans that remain outstanding shall be administered and paid in accordance with the provisions of the applicable Predecessor Plan and award agreement.

20.  Amendments and Termination.

(a) The Board may at any time and from time to time, to the extent permitted by Section 409A, amend, suspend or terminate this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the stockholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

(c) The Board or the Compensation Committee will not, without the further approval of the stockholders of the Corporation, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price, respectively. No Option Right or Appreciation Right will be cancelled and replaced with awards having a lower Option Price or Base Price, respectively, or for another award, or for cash without further approval of the stockholders of the Corporation, except as provided in Section 12. Furthermore, no Option Right or Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, or grant or sale of Restricted Stock, Restricted Stock Units or other awards pursuant to Section 10 of this Plan, without further approval of the stockholders of the Corporation. This Section 20(c) is intended to prohibit the repricing of “underwater” Option Rights or Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(d) If permitted by Section 409A of the Code, in case of termination of service by reason of death, Disability or Normal Retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the

Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 16 of this Plan, the Compensation Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(e) Subject to Section 20(c) hereof, the Compensation Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of such Award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 12 above, no amendment shall materially impair the rights of any Participant without his or her consent.

21.  Substitute Awards for Awards Granted by Other Entities.  Substitute Awards may be granted under this Plan for grants or awards held by employees of a company or entity who become employees of the Corporation or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Corporation or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Compensation Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

22.  Governing Law.  This Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Kansas.

23.  Miscellaneous Provisions.

(a) The Corporation will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board or the Compensation Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) The Compensation Committee or an Authorized Officer may provide for termination of an Award in the case of termination of employment or service of a Participant or any other reason; provided, however, that all Awards of a Participant will be immediately forfeited and cancelled to the extent the Participant’s employment or service has been terminated for Cause, and the Participant will have no further rights in respect of such Awards.

(e) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Compensation

Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(f) Absence on leave approved by a duly constituted officer of the Corporation or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

(g) No Participant shall have any rights as a stockholder with respect to any shares of Common Stock subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Corporation.

(h) The Compensation Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

(i) Except with respect to Option Rights and Appreciation Rights, the Compensation Committee may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(j) Any Award granted under the terms of this Plan may specify in the Evidence of Award that the Participant is subject to restrictive covenants including, but not limited to, covenants not to compete and covenants not to solicit, unless otherwise determined by the Compensation Committee.

(k) Participants shall provide the Corporation with a completed, written election form setting forth the name and contact information of the person who will have beneficial ownership rights of Awards made to the Participant under this Plan upon the death of the Participant.

(l) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Board or the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board or the Compensation Committee, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

ANNEX B

2007 Sprint Nextel Annual Meeting

B-1

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER 2001 EDMUND HALLEY DRIVE COMMUNICATIONS RESTON, VIRGINIA 20191 If you would like to reduce the costs incurred by Sprint Nextel Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sprint Nextel Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SPLJR1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SPRINT NEXTEL CORPORATION The Board of Directors recommends a vote FOR Items 1, 2 and 3 and AGAINST 4. Vote on Items 1. Election of Directors For Against Abstain For Against Abstain 1a) Keith J. Bane 0 0 0 1f) James H. Hance, Jr. 0 0 0 1b) Robert R. Bennett 0 0 0 1g) V. Janet Hill 0 0 0 1c) Gordon M. Bethune 0 0 0 1h) Irvine O. Hockaday, Jr. 0 0 0 1d) Frank M. Drendel 0 0 0 1i) Linda Koch Lorimer 0 0 0 1e) Gary D. Forsee 0 0 0 1j) William H. Swanson 0 0 0 2. To ratify appointment of KPMG LLP as For address changes and/or comments, please check this box 0 independent registered public accounting firm 0 0 0 and write them on the back where indicated. of Sprint Nextel for 2007. Please sign exactly as your name(s) appear(s) above. If shares are held 3. To approve the 2007 Omnibus Incentive Plan. 0 0 0 jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporate officers should indicate the capacity in which they are signing. PLEASE VOTE THIS PROXY PROMPTLY 4. Shareholder proposal concerning advisory vote whether or not you expect to attend the meeting. on compensation of named executive officers. 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Sprint
Together with NEXTEL

ADMISSION TICKET

2007 ANNUAL MEETING OF SHAREHOLDERS

I-270
ROCKVILLE
POTOMAC RIVER
LEESBURG
LOUDOUN CO.
RESTON TOWN CENTER
MONTGOMERY CO.
I-95
I-495
GREENWAY
HERNDON
HYATT REGENCY RESTON
BETHESDA
COLLEGE PARK
DULLES AIRPORT
DULLES ACCESS ROAD
ARLINGTON CO.
WASHINGTON D.C.
RT. 28
RESTON PKWY.
VIENNA
I-66
FAIRFAX COUNTY PKWY.
RT.7
I-295
I-66
FAIRFAX CITY
I-395
ALEXANDRIA
I-495
MANASSAS
I-95
PRINCE WILLIAM CO.

Sprint
Together with NEXTEL

Address Changes/Comments: ____

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ADMISSION TICKET 2007 ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 8, 2007 10:00 a.m. local time The Hyatt Regency Reston 1800 Presidents Street Reston, Virginia 20190 THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER, THEIR GUESTS AND PERSONS HOLDING PROXIES FROM SHAREHOLDERS. SPRINT NEXTEL CORPORATION 2001 Edmund Halley Drive Reston, Virginia 20191 This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 8, 2007. The undersigned hereby appoints Leonard J. Kennedy and Christie A. Hill, and each of them, with full power of substitution, as proxies, to vote all the shares of common and preferred stock of Sprint Nextel Corporation (“Sprint Nextel”) that the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders to be held May 8, 2007, and any adjournment thereof, upon the matters set forth, and in their discretion upon such other matters as may properly come before the meeting. This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR items 1, 2 and 3 and AGAINST item 4. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder. Address Changes/Comments: ___(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)